                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            TEAM AMERICA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of Securities to which transaction applies:

       Common stock, without par value
       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       4,332,999
       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       $ 7.75
       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction: $ 33,947,180(1)
                                                       -------------------------

    5) Total fee paid: $ 6,790.00
                      ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed


    Notes:

    (1) Includes $366,438 cash consideration payable in connection with the cancellation of in-the-money stock options.

                            TEAM AMERICA CORPORATION
                           110 EAST WILSON BRIDGE ROAD
                              COLUMBUS, OHIO 43085
                                 (614) 848-3995

Dear Fellow Shareholders:

         You are cordially invited to attend a special meeting of the shareholders of TEAM America Corporation, to be held on _____________, 2000, at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio.

         The purpose of the special meeting is for you to vote upon a merger of TEAM Acquisition, Inc., an Ohio corporation newly-formed and organized by Global Employment Solutions, Inc., with and into TEAM America. In the merger, each outstanding share of TEAM America common stock will be canceled and converted automatically into the right to receive $7.75 in cash, other than: (1) 750,000 shares currently held by certain of our shareholders (the "Continuing Shareholders") and (2) any dissenting shares. Shares retained by the Continuing Shareholders will be exchanged for shares of preferred stock of Global Employment Holdings, Inc. immediately after the effective time of the merger.

         Completion of the merger is subject to a number of conditions, including obtaining the necessary financing. Therefore, even if you approve the merger, we cannot assure you that the merger will be completed.

         The proposed merger is the result of extensive consideration of alternatives to maximize shareholder values which began in June 1999. In the course of your board's consideration of alternatives, TEAM America's management and financial advisor contacted numerous parties concerning the possibility of a sale, leveraged recapitalization or similar transaction. As it became apparent that such a transaction could involve a continuing investment, and other potentially conflicting interests, on the part of management, a special committee of four disinterested directors began to oversee the process.

         Following extensive consideration of potential alternatives, the independent directors concluded that the merger is in the best interests of TEAM America and its shareholders. Holders of 51.6% of TEAM America's stock (excluding the 750,000 shares held by the continuing shareholders), have agreed to vote in favor of the merger. Raymond James & Associates, Inc. rendered an opinion on January 21, 2000 that, as of that date, and based upon the considerations set forth in the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of TEAM America other than the Continuing Shareholders and dissenting holders who exercise their dissenter's rights. This opinion is attached as Appendix B to the enclosed proxy statement and you should read the entire opinion carefully. You should keep in mind, however, that Raymond James' opinion is not a recommendation as to how you should vote with respect to the merger.

         TEAM America's board of directors believe that the terms of the merger are fair to, and in the best interest of, TEAM America and its shareholders. The board unanimously recommends that you approve the merger. The enclosed proxy statement provides you with a summary of the proposed merger and additional information. Please give this information your careful attention.

         Approval of the merger requires the affirmative vote of holders of a majority of the outstanding shares of TEAM America common stock (excluding the 750,000 shares held by Continuing Shareholders). Under Ohio law, the Continuing Shareholders are required to vote as a separate class. The Continuing Shareholders have agreed to vote for the merger.

         Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card.


                                            Very truly yours,

                                            Kevin T. Costello
                                            President and CEO
______________, 2000

                            TEAM AMERICA CORPORATION
                           110 EAST WILSON BRIDGE ROAD
                              COLUMBUS, OHIO 43085
                                 (614) 848-3995

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ____________, 2000

                               -------------------


To Our Shareholders:

         We are holding a special meeting of TEAM America Corporation's shareholders on ___________, 2000, at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio for the following purposes:

         (1) To consider and vote on a proposal to approve a merger agreement pursuant to which TEAM Acquisition, Inc., a newly-formed company, will merge with and into TEAM America. Each TEAM America shareholder will be entitled to receive $7.75 in cash for each outstanding share of common stock that the shareholder owns immediately prior to the effective time of the merger, other than:
             (1) 750,000 shares currently held by certain of our shareholders; and (2) dissenting shareholders who are entitled to and have perfected their dissenter's rights. A copy of the merger agreement is attached as Appendix A and is described in the accompanying proxy statement.

         (2) To consider and act upon such other matters as may properly come before the special meeting or any adjournment of the meeting.

         Only holders of TEAM America's common stock at the close of business on the record date, _______________, 2000, will be entitled to notice of, and to vote at, the special meeting or any adjournment of the meeting.

                                   By Order of the Board of Directors

                                   Charles F. Dugan
                                   Secretary

_____________, 2000

                            TEAM AMERICA CORPORATION

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                                  INTRODUCTION

         We are sending this proxy statement to you in connection with the solicitation of proxies by our board of directors. The board will vote the proxies at the special meeting of shareholders to be held on ________________, 2000 at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio, and at any adjournment of the meeting. This proxy statement, the notice of special meeting of shareholders and the enclosed form of proxy are first being mailed to you on or about ____________, 2000.

         We have called the special meeting of shareholders to consider and vote on a proposal to approve a merger agreement, which is attached to this proxy statement as Appendix A. According to the merger agreement, TEAM Acquisition, Inc., a newly-formed company, will be merged with and into TEAM America Corporation. Each TEAM America shareholder will be entitled to receive $7.75 in cash for each outstanding share of common stock that the shareholder owns immediately prior to the effective time of the merger, other than: (1) 750,000 shares currently held by certain of our shareholders, including Kevin T. Costello, our President and Chief Executive Officer and S. Cash Nickerson (the "Continuing Shareholders"); and (2) dissenting shareholders who are entitled to and have perfected their dissenter's rights. Following the merger, TEAM America will become a subsidiary of Global Employment Solutions, Inc.

         Completion of the merger is subject to a number of conditions, including TEAM Acquisition, Inc. and its parent company, Global Employment Solutions, obtaining the necessary financing. Therefore, even if you approve the merger and any related transactions, we cannot assure you that the merger will be completed.

                             -----------------------

         THE SECURITIES AND EXCHANGE COMMISSION HAS NEITHER APPROVED OR DISAPPROVED OF THIS TRANSACTION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

         The board of directors fixed the close of business on _____________, 2000, as the record date to determine which shareholders are entitled to notice of, and to vote at, the special meeting and any adjournment of the meeting. If you are a holder of record of TEAM America common stock at the close of business on the record date, you are entitled to one vote for each share that you hold on each matter submitted to a vote of shareholders. At the record date, there were _____________ shares of TEAM America common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the special meeting to meet the requirement to transact business according to TEAM America's articles of incorporation and Ohio law. We will count abstentions and broker non-votes for the purpose of determining whether we have the required number of shares to transact business.

         According to our articles of incorporation and Ohio law, the affirmative vote of the holders of a majority of our outstanding shares (excluding the 750,000 shares held by the Continuing Shareholders) entitled to vote at the meeting is required to approve the principal terms of the merger agreement. Your failure to vote or your vote to abstain will have the same legal effect as a vote cast against approval.

         Brokers and, in many cases, nominees will not have discretionary power to vote on proposals to be presented at the special meeting. Therefore, if your shares are held of record by a broker or nominee, you should instruct your broker or nominee as to how you would like them to vote.

         You have the power to revoke your proxy at any time before it is exercised by filing an instrument with the Secretary of TEAM America instructing him to revoke your proxy, or by submitting a duly executed proxy bearing a later date, or by voting in person at the special meeting. Subject to your power to revoke, we will vote all shares represented by each properly executed proxy according to the instructions indicated on the proxy. If you do not include voting instructions on your signed proxy, we will vote your proxy to approve the merger.

         If you are a dissenting shareholder that has perfected your dissenter's rights under Ohio law, you are entitled to require us to purchase your shares of common stock for cash at the fair cash value of the shares as of ___________, 2000, which is the day that we will hold the special meeting of our shareholders, excluding any appreciation or depreciation as a consequence of the merger. The obligation of TEAM Acquisition and its parent, Global Employment Solutions, to effect the merger is subject to the condition, which these parties may waive, that holders of no more than 10% of TEAM America's common stock exercise their dissenter's rights. See the section of this proxy statement entitled "Rights Of Dissenting Shareholders" for additional information.

         The Board recommends that you vote "FOR" approval of the merger agreement. You should note that certain directors have conflicts of interest in connection with this recommendation. For additional information, you should refer to the section of this proxy statement entitled "Special Factors - Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interest."

                                TABLE OF CONTENTS



                                                                                                                  PAGE
                                                                                                                  ----

Questions And Answers About The Merger............................................................................. 1
Summary............................................................................................................ 2
      Date, Time And Place Of The Special Meeting ................................................................. 2
      Purpose Of The Special Meeting .............................................................................. 2
      Record Date And Quorum....................................................................................... 2
      Vote Required................................................................................................ 2
      Parties To The Merger Transaction ........................................................................... 2
      The Proposal ................................................................................................ 3
      Effective Time Of The Merger; Payment For Shares ............................................................ 3
      The Independent Directors' And Board of Directors' Recommendation............................................ 3
      Opinion Of TEAM America's Financial Advisor ................................................................. 4
      Purpose And Reasons Of GES And The Management Group For The Merger Transaction .............................. 4
      Position Of The Management Group As To Fairness Of The Merger Transaction ................................... 5
      Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or
           Which May Present Conflicts Of Interest ................................................................ 5
      Certain Effects Of The Merger ............................................................................... 5
      Conditions To The Merger; Termination; Expenses ............................................................. 6
      Federal Income Tax Considerations ........................................................................... 7
      Accounting Treatment ........................................................................................ 7
      Financing Of The Merger ..................................................................................... 7
      Shareholder Voting Agreement ................................................................................ 8
      Market Prices For Common Stock And Dividends ................................................................ 8
      Rights Of Dissenting Shareholders ........................................................................... 8
      Summary Of Selected Consolidated Financial Data ............................................................. 9
Recent Developments................................................................................................ 10
Special Factors ................................................................................................... 11
      Background Of The Merger Transaction ........................................................................ 11
      The Independent Directors' And The Board Of Directors' Recommendation ....................................... 11
      Opinion Of TEAM America's Financial Advisor ................................................................. 13
      Purpose And Reasons Of GES And The Continuing Shareholders For The Merger Transaction........................ 13
      Position Of The Management Group As To Fairness Of The Merger Transaction ................................... 13
      Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or
           Which May Present Conflicts Of Interest ................................................................ 14
      Certain Effects Of The Merger ............................................................................... 15
      Conduct Of TEAM America's Business After The Merger ......................................................... 16
The Proposal ...................................................................................................... 17
      Vote Required; Record Date .................................................................................. 17
      Effective Time .............................................................................................. 17
The Merger ........................................................................................................ 18
      Conversion Of Securities .................................................................................... 18
      Treatment Of Stock Options .................................................................................. 18
      Payment For Shares .......................................................................................... 18
      Transfer Of Shares .......................................................................................... 19
      Conditions .................................................................................................. 19
      Representations And Warranties .............................................................................. 20
      Covenants ................................................................................................... 21
      Nonsolicitation Covenant .................................................................................... 21
      Indemnification And Insurance ............................................................................... 22
      Expenses .................................................................................................... 22



      Termination, Amendment And Waiver ........................................................................... 23
      Termination Fee ............................................................................................. 23
      Financing ................................................................................................... 23
      Shareholder Voting Agreement ................................................................................ 25
      Regulatory Approvals ........................................................................................ 25
      Accounting Treatment ........................................................................................ 25
      Dissenters' Rights........................................................................................... 25
Federal Income Tax Considerations.................................................................................. 28
Pending Litigation Related To The Merger........................................................................... 29
Business Of TEAM America .......................................................................................... 30
      General ..................................................................................................... 30
      Growth Strategy ............................................................................................. 30
      Client Services ............................................................................................. 31
      Clients...................................................................................................... 33
      Sales and Marketing.......................................................................................... 34
      Information Technology....................................................................................... 35
      Corporate Employees.......................................................................................... 35
Management's Discussion And Analysis Of Financial Condition And Results Of Operations.............................. 36
Market Prices Of Common Stock And Dividends........................................................................ 46
Forward-Looking Information........................................................................................ 47
Principal Shareholders And Share Ownership Of Management........................................................... 48
Certain Information Concerning GES................................................................................. 50
Certain Information Concerning TEAM Acquisition.................................................................... 50
Proxy Solicitation ................................................................................................ 50
Shareholder Proposals ............................................................................................. 50
Independent Public Accountants..................................................................................... 50
Other Matters ..................................................................................................... 50
Incorporation By Reference ........................................................................................ 51


Appendix A - Agreement And Plan Of Merger.......................................................................A-1
Appendix B - Opinion Of Financial Advisor To The Board Of Directors Of
             TEAM America Corporation ..........................................................................B-1
Appendix C - Shareholder Voting Agreement.......................................................................C-1
Appendix D - Ohio Revised Code Section 1701.85..................................................................D-1



                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the merger. You should still carefully read this proxy statement in its entirety, including the attached appendices.

Q.  WHAT AM I BEING ASKED TO VOTE UPON?

A. You are being asked to approve a merger agreement which provides that TEAM Acquisition, a corporation organized by Global Employment Solutions, be merged with and into TEAM America. Holders of about 51.6% of our common stock (excluding the 750,000 shares held by the Continuing Shareholders) have already agreed to vote in favor of this merger. If the merger agreement is approved, TEAM America will no longer be a publicly-held corporation.

Q. WHAT WILL I RECEIVE IF THE MERGER AGREEMENT IS APPROVED?

A. You will receive $7.75 in cash, without interest, for each share of TEAM America common stock that you own as of the record date, _________, 2000. After the merger is completed, you will no longer own any shares of TEAM America common stock.

Q. WHAT WILL HAPPEN TO PRESENT MEMBERS OF TEAM AMERICA'S MANAGEMENT?

A. Some members of management will continue as officers and employees of TEAM America after the merger. Immediately following the merger, the Continuing Shareholders, including some members of management, will exchange 750,000 shares of our common stock for shares of preferred stock of Global Employment Holdings, Inc. For the remaining portion of the TEAM America shares the Continuing Shareholders own, they will receive $7.75 in cash per share.

Q. WHY IS TEAM AMERICA PROPOSING THE MERGER?

A. We believe that the merger is in your best interests, in light of the value to be paid to you if the merger is approved. In general, the market for Professional Employment Organizations such as TEAM America has been depressed. The merger will allow you to realize liquidity for your investment at a substantial premium to market value.

Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please fill out and sign your proxy card. Then mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the TEAM America special meeting.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q. HOW DO I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. At any time before the TEAM America special meeting, you may change your vote by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new, later dated proxy card to the Corporate Secretary of TEAM America. You also can attend the TEAM America special meeting and vote in person.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, you will receive written instructions for exchanging your stock certificates for cash.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We intend to complete the merger as soon as possible after the TEAM America special meeting. We expect to close the transaction in _____ this year.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. After reading through this proxy statement, if you have more questions about the merger, you should contact:

TEAM America Corporation
110 East Wilson Bridge Road
Worthington, Ohio  43085
(614) 848-3995
Attention: Kevin T. Costello, President and CEO

                                     SUMMARY

         This summary highlights selected information contained elsewhere in this proxy statement. It may not contain all of the information that may be important to you. Before voting, you should carefully read the entire proxy statement, the appendices and other documents to which this proxy statement refers in their entirety to fully understand the merger agreement and the transactions contemplated by the merger agreement. Unless the context indicates otherwise, all references to "TEAM America," "we," "our" and "us" refer to TEAM America Corporation and our wholly-owned subsidiaries. All references to "Acquisition" refer to TEAM Acquisition, Inc., the newly-formed company which will merge with and into TEAM America. All references to "GES" refer to Global Employment Solutions, Inc., the parent company of Acquisition.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         We will hold a special meeting of shareholders on ______________, 2000, at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, you will consider and vote on a proposal to approve a merger agreement which is attached to this proxy statement as Appendix
A. According to the merger agreement, Acquisition will merge with and into TEAM America. Further, each outstanding share of our common stock will be canceled and converted automatically into the right to receive $7.75 in cash, payable to the holder, without interest, except for: (1) 750,000 shares, called the continuing shares, held by the Continuing Shareholders; and (2) any dissenting shares. The continuing shares, which represent approximately 17.3% of our outstanding common stock, will be exchanged for shares of preferred stock of Global Employment Holdings, Inc. immediately following the effective time of the merger. The Continuing Shareholders will receive $7.75 per share for any other shares they own. See "The Proposal" and "The Merger."

RECORD DATE AND QUORUM

         If you are a beneficial owner of our common stock at the close of business on ___________, 2000, which our board of directors has established as the record date, you are entitled to one vote for each share you hold of record on each matter submitted to a vote of shareholders. The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy in order for us to transact business. See "The Proposal --Vote Required; Record Date."

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (excluding the 750,000 shares held by the Continuing Shareholders) is required to approve the principal terms of the merger agreement. Under Ohio law, the Continuing Shareholders are required to vote as a separate class. The Continuing Shareholders have agreed to vote for the merger.

         At the record date, there were [___________] shares of our common stock outstanding. Shareholders, who collectively owned approximately 51.6% of the outstanding shares of our common stock (excluding the 750,000 shares held by the Continuing Shareholders) as of February 7, 2000, have agreed to vote their shares to approve the merger. We have been advised that all of our other directors and executive officers intend to vote all of their shares to approve the merger. See "The Proposals --Vote Required; Record Date."

PARTIES TO THE MERGER TRANSACTION

         TEAM AMERICA CORPORATION. We are a Professional Employer Organization that provides outsourcing to small and medium sized businesses in the areas of human resource administration, regulatory compliance management, employee benefits administration, risk management services and employer liability protection, payroll and payroll tax administration and placement services. As a result, we relieve clients from these administrative responsibilities and liabilities so they can focus on their core business strategies. Our principal executive offices are located at 110 E. Wilson Bridge Road, Worthington, OH 43085. Our phone number is 614-848-3995. See "Business of TEAM America."

         TEAM Acquisition, Inc. GES recently formed Acquisition for the sole purpose of effecting the merger. Acquisition has not conducted any prior business. Acquisition's principal executive offices are located at 14142 Denver West Parkway, Suite 350, Golden, Colorado, 80401. Acquisition's telephone number is (303) 216-9500. See "Certain Information Concerning Acquisition."

         Global Employment Solutions, Inc.; Global Employment Holdings, Inc. GES, the parent corporation of Acquisition, is a full-service provider of human resource outsourcing services, including temporary employees, contract employees, and permanent placement of full-time employees. GES also has a division that is a Professional Employer Organization providing services similar to TEAM America. Global Employment Holdings, Inc. is the newly formed parent company of GES. GES is controlled by KRG Capital Partners,LLC, a private equity investment firm. GES's and Global Employment Holdings Inc.'s principal executive offices are located at 14142 Denver West Parkway, Suite 350, Golden, Colorado, 80401. GES's telephone number is (303) 216-9500. See "Certain Information Concerning GES."

THE PROPOSAL

         The merger agreement provides that Acquisition will merge with and into TEAM America. After the merger, Acquisition will cease to exist as a separate entity and TEAM America will continue as the surviving corporation. At the effective time of the merger, each share of our issued and outstanding common stock will convert into the right to receive $7.75 in cash, without interest, other than: (1) 750,000 shares held by the Continuing Shareholders which will be exchanged for shares of preferred stock of Global Employment Holdings immediately following the effective time of the merger; and (2) any dissenting shares. This right to receive $7.75 in cash is referred to in this proxy statement as the merger consideration. As a result of the merger, our common stock will no longer be publicly traded and will be privately owned by GES. See "The Merger."

EFFECTIVE TIME OF THE MERGER; PAYMENT FOR SHARES

         The merger will become effective when we file a certificate of merger with the Secretary of State of Ohio. We expect to file the certificate as soon as practicable after the special meeting, subject to approval of the principal terms of the merger agreement at the special meeting and satisfaction or waiver of the terms and conditions of the merger agreement. See "The Proposal -- Effective Time" and "The Merger -- Conditions." National City Bank will act as a disbursing agent and will forward detailed instructions to you regarding the surrender of your share certificates, together with a letter of transmittal, promptly after the effective time. You should not submit your certificates to National City Bank until you have received these materials. National City Bank will pay you as promptly as practicable following its receipt of your certificates and other required documents. You will not receive accrued interest on the cash payable to you upon the surrender of your certificates. See "The Merger -- Payment for Shares." YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

THE INDEPENDENT DIRECTORS' AND THE BOARD OF DIRECTORS' RECOMMENDATION

         The Independent Directors and the Board of Directors recommend that you vote for the merger. The independent directors have recommended to the board of directors, and the board has approved, the merger agreement. The board and the independent directors believe that the merger agreement is in the best interests of TEAM America and its shareholders and therefore recommends that you vote "FOR" adoption and approval of the principal terms of the merger agreement. The board and the independent directors based their recommendation on the following factors:

         - The terms and conditions of the merger agreement;

         - Our assets, obligations, operations, earnings and prospects and those of the industry in which we compete;

         - Recent market prices of our common stock, recent trading activity and the fact that the merger consideration to be paid to the shareholders represents a premium of $1.44 over the per share closing sale price of our common stock on September 30, 1999, the day prior to the board's approval of the merger, and a premium of $1.15 over the per share book value of TEAM America on September 30, 1999;

         - An analysis of the Professional Employer Organization industry generally;

         - The results of the board's market solicitation to determine whether there were other buyers for our business;

         - A review of possible alternatives to the sale of our business, including continuing to operate our business as a publicly-owned entity; and

         - The written opinion of Raymond James & Associates, Inc., TEAM America's financial advisor, dated January 21, 2000, that, as of that date, and based an the considerations set forth in the opinion, the payment of $7.75 per share to the holders of our common stock is fair from a financial point of view to TEAM America's shareholders, other than the Continuing Shareholders and holders of dissenting shares.

         The board and the independent directors did not specifically adopt the conclusions of the opinion of its financial advisors. The fairness opinion was only one of many factors considered by the board and independent directors in their evaluation of the merger. In light of the variety of factors considered by the board and by the independent directors, neither the board nor the independent directors quantified or otherwise attempted to assign relative weights to the specific factors considered in making its determination. However, in the view of the board and the independent directors, the potentially negative factors they considered were not sufficient, either individually or collectively, to outweigh the positive factors relating to the merger.

OPINION OF TEAM AMERICA'S FINANCIAL ADVISOR

         On January 21, 2000, Raymond James, TEAM America's financial advisor, delivered its written opinion to the TEAM America board that, as of such date and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration was fair, from a financial point of view, to TEAM America's shareholders, other than the Continuing Shareholders and the dissenting shareholders. The opinion of Raymond James was provided for the information of the TEAM America board in connection with the merger and does not constitute a recommendation as to how you should vote with respect to the merger. The full text of the written opinion of Raymond James is attached as Appendix B. You should read this opinion in its entirety to understand the assumptions made, matters considered and limitations of the review undertaken by Raymond James in connection with the opinion. See "Special Factors -- Opinion Of TEAM America's Financial Advisor."

PURPOSE AND REASONS OF GES AND THE CONTINUING SHAREHOLDERS FOR THE MERGER TRANSACTION

         GES and the Continuing Shareholders entered into the transactions contemplated by the merger agreement in order to acquire 100% ownership of TEAM America. When the merger is completed, the Continuing Shareholders will receive preferred stock in Global Employment Holdings. Continuing Shareholders will be entitled to receive cash proceeds from the merger for the rest of their investment in TEAM America after the merger on the same terms as other shareholders.

         As a result of the merger and the transactions contemplated thereby, GES will acquire 100% of our common stock outstanding, for an investment of approximately $33,947,180. The planned exchange of 750,000 shares of our common stock held by the Continuing Shareholders for shares of preferred stock of Global

Employment Holdings will occur under the terms of a Transfer and Exchange Agreement dated as of February 7, 2000, among GES and the Continuing Shareholders. See "Special Factors -- Purpose And Reasons Of The Management Group For The Merger Transaction."

         As a private company, we will have greater flexibility to undergo fluctuations in short-term earnings and to focus on our long-term value by pursuing our growth strategy, including making capital expenditure and acquisition decisions, without the constraint of the public market's emphasis on quarterly results.

POSITION OF THE MANAGEMENT GROUP AS TO FAIRNESS OF THE MERGER TRANSACTION

         The members of the management group have considered the factors examined by the independent directors, and the board described in detail in "Special Factors -- The Independent Directors' And Board Of Directors' Recommendation." The members of the management group believe that these factors, when considered together, provide a reasonable basis for them to believe that the merger is fair to you. See "Special Factors -- Position Of The Management Group As To Fairness Of The Merger Transaction." Some of the Continuing Shareholders are directors and executive officers of TEAM America and have an interest in the contemplated merger transaction. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS OR WHICH MAY PRESENT CONFLICTS OF INTEREST

         As you consider the recommendation of our board of directors with respect to the merger, you should be aware that some officers and directors of TEAM America and its affiliates, and persons related to these officers and directors, have interests in connection with the merger which may be different from, or in addition to, your interests, as well as actual or potential conflicts of interest described in more detail under "Special Factors -- Interests Of Directors And Officers in The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interest." These interests include those described below.

         After the merger, the Continuing Shareholders, including certain members of management, will receive shares of preferred stock of Global Employment Holdings. As a condition to the merger agreement, GES will require Kevin T. Costello, our President and Chief Executive Officer, to enter into a modification of his employment agreement with us effective as of the date of the merger.

         After completion of the merger, TEAM America, GES, and the Continuing Shareholders, in their capacity as shareholders of TEAM America and GES, will be parties to one or more shareholder's agreements that will provide each party with specific rights and obligations. Among other things, the shareholder's agreements restrict the ability of each shareholder who is a party to these agreements to freely transfer his or her securities. See "The Merger -- Financing."

         Members of our management group and the independent directors beneficially own our common stock and options to purchase our common stock which options will be cancelled as part of the merger and, if the exercise price is less than $7.75 per share, the optionholders will receive the difference between $7.75 and the exercise price of the option paid in cash. See "The Merger -- Treatment Of Stock Options."

         The merger agreement provides that the indemnification and exculpation rights existing in favor of our directors or officers, as provided in our articles of incorporation or code of regulations that are in effect on the date of the merger agreement, shall survive the merger with respect to matters occurring at or prior to the effective time. In addition, we will provide our directors and executive officers with continuing directors' and officers' liability insurance coverage following the merger, subject to some limitations. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest."

CERTAIN EFFECTS OF THE MERGER

         As a result of the merger and the transactions contemplated thereby, GES will own all of TEAM America's equity. Our current shareholders will no longer have any interest in TEAM America, and therefore will not participate in our future earnings and growth. Instead, shareholders will have the right to receive $7.75 in cash, without interest, for each share of our common stock they currently hold, except for: (1) the Continuing Shareholders who will exchange 750,000 shares representing approximately 17.3% of TEAM America's outstanding common stock which will be exchanged for preferred stock of Global Employment Holdings immediately after the effective time; and (2) any dissenting shareholders who are entitled to and have perfected their dissenter's rights. See "Rights of Dissenting Shareholders." Because the Continuing Shareholders will own shares of preferred stock of Global Employment Holdings which will own all of the equity of TEAM America through GES, the Continuing Shareholders will indirectly participate in the future earnings and growth of TEAM America. Although an equity investment in TEAM America following the merger involves substantial risk, if we and GES realize our projections, the value of such an equity investment could be considerably greater than its original cost. Further, even if the projections are not met, GES and the Continuing Shareholders may earn a substantial return on their investment following the merger. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts of Interest" and "Forward-Looking Information." In addition, as a result of the merger, our common stock will no longer be traded on the Nasdaq SmallCap Market, price quotations will no longer be available and the registration of our common stock under the Securities Exchange Act of 1934 will terminate. See "Special Factors -- Certain Effects Of The Merger."

CONDITIONS TO THE MERGER; TERMINATION; EXPENSES

         In order for the parties to effect the merger, a number of conditions must be met, the most significant of which are:

         - Shareholders who hold a majority of our outstanding common stock (excluding the 750,000 shares held by the Continuing Shareholders) must approve the merger agreement;

         - A majority of the Continuing Shareholders, voting as a separate class must vote to approve the merger agreement;

         - Any applicable waiting period under the Hart-Scott-Rodino Antitrust Act shall have expired or been terminated;

         - The representations and warranties of both parties must be true in all material respects at the merger's effective time;

         - The financing for the merger must be completed;

         - No provision of any applicable law and no judgment, order, decree or injunction must be in effect that would prohibit or restrain the completion of the merger (provided that we, GES and Acquisition use our reasonable best efforts to have such judgment, order, decree or injunction vacated);

         - Shareholders holding less than 10% of our outstanding common stock will have exercised their dissenters' rights under Ohio law;

         - Since September 30, 1999, there shall not have been any material change in our business or prospects; and

         - Each party to the Transfer and Exchange Agreement shall have fulfilled its obligations under that agreement.

See "The Merger -- Conditions" and "-- Financing of the Merger." Even if you approve the merger, we cannot assure you that it will be completed.

         At any time before the effective time of the merger, the board of directors of TEAM America and GES may mutually terminate the merger agreement. The parties may also terminate the merger agreement if:

         - The merger has not become effective on or before April 30, 2000, except that this date shall be extended to June 30, 2000, if necessary clearance from the Commission for this proxy statement exceeds 30 days;

         - Any court or other governmental entity has prohibited or enjoined the merger in a final and nonappealable decision; or

         - The parties fail to obtain the requisite shareholder approval for the merger.

         GES may terminate the merger agreement prior to the effective time if:

         - TEAM America's board of directors withdraws or adversely modifies its recommendation of the merger transaction;

         - TEAM America's board of directors approves a third party acquisition, as described under "The Merger -- Nonsolicitation Covenant;"

         - We breach in any material respect our obligations under the merger agreement, including our representations and warranties;

         - A third party acquisition occurs;

         - TEAM America, or any of our officers, directors, employees, representatives or agents, takes any of the prohibited actions described under "The Merger -- Nonsolicitation Covenant;" or

         - The stockholders of GES fail to approve the transactions contemplated by the Transfer and Exchange Agreement.

         We may terminate the merger agreement before the effective time of the merger by: (1) providing written notice to GES that we have approved a superior proposal for a third party acquisition; and (2) paying GES a $2,178,000 termination fee. See "The Merger -- Nonsolicitation Covenant."

         Each of the parties will pay its own costs and expenses in connection with the merger, but if the merger is not completed as a result of a material adverse change, we will pay or reimburse GES and Acquisition for all reasonable out-of-pocket expenses that GES and Acquisition incur in connection with the merger up to $250,000, except in some instances described under "The Merger -- Expenses." The fees and expenses of this proxy statement will be paid by GES.

FEDERAL INCOME TAX CONSIDERATIONS

         If the merger becomes effective, the receipt of the merger consideration by holders of our common stock will be a taxable transaction for federal income tax purposes. For a more detailed discussion of the federal income tax considerations in connection with the merger, see "Federal Income Tax Considerations." We urge you to consult your tax advisor to determine the effect of the merger under federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT

         We will treat the merger as a purchase for accounting purposes. See "Accounting Treatment."

FINANCING OF THE MERGER

         Acquisition expects to finance the merger through a combination of committed capital from its investors and commitments from financial institutions.

         We expect financing for the merger to be provided to GES by a combination of debt and equity as follows:

                  Revolving Credit Facility(1)................  $   398,000
                  Senior Debt.................................   17,190,000
                  Subordinated Debt...........................    8,000,000
                  Preferred Stock Issued to Continuing
                      Shareholders Instead of Cash............    5,812,000
                      Sale of Preferred Stock.................    5,200,000
                                                                -----------
                      TOTAL...................................  $36,600,000

         (1) The revolving credit facility will provide for additional borrowings.

SHAREHOLDER VOTING AGREEMENT

         Pursuant to a voting agreement, dated as of February 7, 2000, members of management, directors and principal shareholders, who currently hold 51.6% of the fully-diluted shares of our common stock (excluding the 750,000 shares held by the Continuing Shareholders), will vote their shares in favor of the merger. In connection with the voting agreement, these individuals have executed an irrevocable proxy to vote their shares in favor of the merger. The voting agreement is attached to this proxy statement as Appendix C.

MARKET PRICES FOR COMMON STOCK AND DIVIDENDS

         Our common stock is traded on the Nasdaq SmallCap Market (symbol:
TMAM). See "Market Prices Of Common Stock And Dividends" for details about the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the first quarter of 2000.

         On September 30, 2000, the last trading day prior to the announcement of the approval of the merger, the closing price per share of our common stock as reported by Nasdaq was $6.31. On ___________, 2000, the last trading day prior to printing the proxy statement, the closing price per share of our common stock as reported by Nasdaq was $_____. As of December 31, 1999, there were approximately 158 holders of record of our common stock.

RIGHTS OF DISSENTING SHAREHOLDERS

         If you do not wish to accept the merger consideration, you have the right under Ohio law to receive the fair cash value of your shares of common stock, to be determined by an Ohio court. This appraisal right is subject to a number of restrictions and technical requirements. Generally, if you wish to exercise this right:

         - You must not vote in favor of adopting and approving the merger; and

         - You must provide us with a written demand for appraisal within ten days after the date of the special shareholder meeting to vote on the merger agreement.

         Merely voting against the merger agreement and the merger will not perfect your dissenter's rights. Appendix D to this proxy statement contains the applicable provisions of Chapter 1701 of the Ohio Revised Code relating to your rights as a dissenting shareholder. See "Rights Of Dissenting Shareholders."

SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

         The following table presents summary selected consolidated financial data of TEAM America as of and for each of the fiscal years ended December 31, 1994, 1995, 1996, 1997, and 1998, respectively, for the nine months ended September 30, 1998, and September 30, 1999, respectively. This financial data should be read in conjunction with our historical consolidated financial statements and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" included or incorporated elsewhere in this proxy statement.

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                          ----------------------   --------------------------------------------------------------

                                             1999         1998        1998         1997         1996          1995          1994
                                             ----         ----        ----         ----         ----          ----          ----

                                                              (IN THOUSANDS, EXCEPT FOR PER SHARE AND STATISTICAL DATA)

Statement of Operations Data:
Revenues ...............................  $ 294,711    $ 243,589   $339,.058    $ 155,864   $  95,468     $  74,921     $  56,070
Direct Costs:
    Salaries and wages .................    252,249      208,535     291,615      134,532      81,262        63,502        47,602
    Payroll taxes, workers' compensation
       premiums, employee benefits and
       other ...........................     29,152       22,997      31,576       13,013       8,763         7,594         5,578
                                          ---------    ---------   ---------    ---------   ---------     ---------     ---------

Gross Profit ...........................     13,310       12,057      16,767        8,319       5,443         3,825         2,890

Operating expenses:
    Administrative salaries, wages, and
       employment taxes ................      5,596        5,855       7,756        4,201       2,741         2,013         1,428
    Other selling, general and
       administrative expenses .........      4,498        3,882       5,760        2,623       1,560         1,039           857
    Depreciation and amortization ......      1,310        1,081       1,483          433         125           159           116
                                                                   ---------    ---------   ---------     ---------     ---------

    Total operating expenses ...........     11,403       10,818      14,999        7,257       4,426         3,211         2,401
                                          ---------    ---------   ---------    ---------   ---------     ---------     ---------

Operating income .......................      1,907        1,239       1,768        1,062       1,017           614           489
Other income (expenses), net ...........                                 135          540          65           (77)          (37)

Income before taxes ....................      1,836        1,331       1,903        1,602       1,082           537           452
Income tax expense (benefit) ...........      1,034          850       1,221          672         458           247           182
                                                                   ---------    ---------   ---------     ---------     ---------

Net income .............................  $     802    $     481   $     682    $     930   $     624     $     290     $     270
                                          =========    =========   =========    =========   =========     =========     =========

Earnings per common share
    Basic ..............................  $    0.18    $    0.10   $    0.14    $    0.26   $    0.29     $    0.14     $    0.14
    Diluted shares .....................  $    0.18    $    0.10   $    0.14    $    0.25   $    0.29     $    0.14     $    0.14
Weighted average shares outstanding
    Basic ..............................      4,389        4,730       4,733        3,641       2,160         2,130         1,920
    Diluted ............................      4,422        4,928       4,893        3,700       2,160         2,130         1,920

Statistical Data(1):
Average gross payroll per employee .....                           $  23,800    $  23,396   $  23,946     $  21,566     $  18,419
Worksite employees at period end .......                              14,000       10,500       3,646         3,141         2,748
Clients at period end ..................                               1,450        1,050         241           184           168
Average number of worksite employees per
    client at period end ...............                                 9.7           10        15.1          17.1          16.4

Gross profit margin ....................                                 4.9%         5.4%        5.7%          5.1%          5.2%


                                           NINE MONTHS ENDED
                                              SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                           -----------------   ---------------------------------------------------------

                                            1999       1998       1998        1997        1996        1995        1994
                                            ----       ----       ----        ----        ----        ----        ----

                                                              (IN THOUSANDS, EXCEPT FOR PER SHARE AND STATISTICAL DATA)

Balance Sheet Data:
Working capital (deficit) ..........      $   797    $ 2,055   $  2,055    $  3,629    $ 13,484    $    (73)   $   (263)
Total Assets .......................       55,003     47,540     47,540      41,010      19,899       4,986       3,847
Long-term obligations and redeemable
    preferred stock ................          650        503        513         512         386         364         329
Total shareholders' equity (deficit)       28,674     30,177     30,177      28,339      14,147         212        (105)

(1) The statistical data is not available for the nine months ended September 30, 1998 and 1999

                               RECENT DEVELOPMENTS

Year 2000 Update

     We did not experience any material problems or issues with the Year 2000 rollover and began the year with fully operational systems and infrastructure. The Year 2000 transition was non-eventful for all of our operating divisions. Our systems generally remained available throughout the course of the Year 2000 rollover and, to date, continue to be available within historical operating parameters. Our management team believes that any future Year 2000-related problems are unlikely and would not be material to our business, financial condition and results of operations. See "Business--Risk Factors" and "Forward-Looking Statements."

     Our Year 2000 costs remained in-line with our projections and no incremental funding was required to successfully complete the effort. Continuing costs are related only to administrative program wrap up work and are not material to our financial conditions and results of operations.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER TRANSACTION

         Since our initial public offering in December 1996, we completed a number of acquisitions to build our core business to take advantage of economies of scale and increase profitability. Following the increase in financial market volatility and a broad decline in the trading prices of our equity securities which occurred in the summer of 1999, our board addressed the alternatives available to increasing shareholder value. As a result, our board formally engaged Raymond James on August 12, 1999 to act as our financial advisor in connection with a possible business combination.

         On June 10, 1999, representatives of Raymond James and GES met with TEAM America to discuss a potential relationship.

         On July 27, 1999, we received an unrelated offer to purchase all our outstanding common stock from an investor group led by S. Cash Nickerson, a director and shareholder of TEAM America, for $6.00 per share, payable either in cash or shares of MuchoCode.com., a company controlled by Mr. Nickerson. On July 28, 1999, our stock price reached a 52 week low of $3.38 per share. Mr. Nickerson recused himself as a board member for any discussions related to the offer. Our board of directors created a special committee of independent directors consisting of Messrs. Dugan, Johnston and Swartz and Ms. Faulkner to review the offer. Mr. Nickerson filed a Schedule 13D with the commission on July 28, 1999 disclosing his intention to acquire us.

         On August 19, 1999, we received a draft letter from GES to purchase our company for $7.00 per share. On August 20, 1999, our board of directors met to discuss GES's offer.

         The July 27, 1999 offer from the investor group led by Mr. Nickerson expired on August 26, 1999 and was replaced by an increased offer of $7.25 per share on August 27, 1999. Our board of directors met on July 28, 1999, August 11, 1999 and August 16, 1999 to discuss both Mr. Nickerson's offer and GES's offer.

         At our board's request, Raymond James initiated discussions with other parties that had previously expressed an interest in acquiring PEOs. These parties were drawn from the insurance, payroll and merchant banking industries. An insurance company, domiciled in Ohio, had previously expressed interest in TEAM America and was asked to review current financial information. A major payroll processing company also expressed a significant interest. A merchant bank had a significant interest in the industry and in TEAM America but was limited by resources focused on completing the acquisition of another PEO. That transaction closed in January 2000.

         Our board met with representatives from Raymond James on September 24, 1999 to discuss the offer from GES and Fasturn and other alternatives and offers. The special committee met again with Raymond James on September 28, 1999. The board met again on September 30, 1999 and October 2, 1999. After receipt of the $7.75 per share offer from GES and Fasturn, Inc. Raymond James had further discussions with the one of the parties which had expressed an interest in us previously. This party declined to match or exceed the GES and Fasturn offer. In discussing the offer from GES and Fasturn, Inc., the special committee considered its other alternatives, including remaining a public company. After reviewing a multiple of factors, including the volatility and relative underperformance of the micro cap segment of the public equity markets, it was determined that the offer from GES and Fasturn, Inc. represented the maximum value to our current shareholders. On October 1, 1999 our board of directors, upon recommendation of the special committee, approved the offer from GES and Fasturn to purchase all of our outstanding common stock at $7.75 per share.

         Throughout the months of October, November and December 1999, representatives of GES conducted a due diligence review of the business and operations of TEAM America. GES delivered an initial draft of a merger agreement in November 1999. GES and TEAM America, and their respective legal and financial advisors began to negotiate the terms of a definitive merger agreement. At that time and during the following weeks, individual members of TEAM America's management and financial and legal advisors held informal discussions with GES's and it's financial and legal advisors. During this time, the parties discussed various issues raised in the draft definitive agreement.

         On November 16, 1999, a shareholder lawsuit was filed to enjoin the merger. TEAM America and the other named defendants filed a motion to dismiss on December 21, 1999.

         On January 21, 2000, at a special meeting of the board of directors, representatives of Raymond James discussed their financial analyses. In addition, Raymond James delivered its oral opinion that, as of such date, the purchase price was fair from a financial point of view to TEAM America's shareholders.

         On February 7, 2000, a definitive merger agreement was entered into among the parties.

THE INDEPENDENT DIRECTORS' AND THE BOARD OF DIRECTORS' RECOMMENDATION

         THE INDEPENDENT DIRECTORS AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE MERGER. The independent directors have recommended to the board of directors, and the board has approved, the merger agreement. The board and the independent directors believe that the terms of the merger are fair to you and in the best interests of TEAM America and its shareholders (other than the Continuing Shareholders) and, therefore, recommend that you vote "FOR" adoption and approval of the principal terms of the merger agreement. The board and the independent directors base their recommendation on the following factors:

         - Our assets, obligations, operations, earnings and prospects and those of the industry in which we compete, including management's concern regarding TEAM America's ability to maintain historical rates of growth and profit margins;

         - Market prices of our common stock have generally been below the $7.75 merger price during the last year, recent pre-announcement trading activity in our common stock has been limited, which in turn limits the attractiveness of our stock to new investors, and the fact that the merger consideration to be paid to the shareholders represents a premium over $1.44, the per share closing sale price of our common stock on September 30, 1999, the day prior to the board's approval of the merger, and a premium of $1.15 over the per share book value of our common stock on September 30, 1999;

         - An analysis of the Professional Employer Organization industry generally;

         - The results of the board's market solicitation to determine whether there were other buyers for TEAM America;

         - A review of possible alternatives to the sale of TEAM America, including continuing to operate TEAM America as a publicly-owned entity;

         - The written opinion of Raymond James, financial advisors to the board, dated January 21, 2000, that, as of that date, and based on the considerations set forth in the opinion, the payment of $7.75 per share to the holders of our common stock is fair from a financial point of view to TEAM America's shareholders other than the Continuing Shareholders and holders of dissenting shares. See "Opinion Of TEAM America's Financial Advisor;"

         - The independent directors' determination that $7.75 per share represented the highest price that the independent directors could negotiate with GES. This determination was the result of the independent directors' extensive arm's length negotiations with GES in an attempt to obtain the highest possible price for the TEAM America shareholders;

         - If the merger were approved and adopted, TEAM America shareholders would not participate in any future growth of the company. Because of the risks and uncertainties associated with TEAM America's future prospects in light of the capital market's diminished attentiveness to TEAM America and the depressed stock prices for its common stock, the independent directors concluded that the merger was preferable to maintaining the publicly held status of TEAM America with a speculative future return to its public shareholders;

         - Under the provisions of the merger agreement, TEAM America would be required to pay GES a termination fee if the merger agreement is terminated as described in "The Merger -- Termination, Amendment And Waiver" or if the merger agreement is terminated because we did not obtain the required favorable shareholder vote because the special meeting was never noticed or held by us (but only if we engage in, or receive a proposal for, a third party acquisition before the termination). In analyzing the termination fee provisions, the independent directors and the board considered, among other things, the risk of not consummating the merger;

         - The fact that GES's obligation to complete the merger is subject to its receipt of financing. The board analyzed this contingency in light of the nature of financing commitments received by GES and GES's experience in consummating transactions such as the merger;

         - The fact that the per share price to be received in the merger is payable in cash, eliminating any uncertainties in valuing the consideration to be received by TEAM America shareholders other than the Continuing Shareholders; and

         - The fact that approval of the merger agreement requires the affirmative vote of a majority of our outstanding shares (excluding the 750,000 shares held by the Continuing Shareholders) entitled to vote thereon and the approval by a majority of the Continuing Shareholders, voting as a separate class, of the merger agreement.

         Neither the board nor the independent directors attempted to determine the liquidation value of TEAM America because they believed that such a measure of asset value is not relevant in determining the value of TEAM America as a going concern.

         The board and the independent directors were aware of the provisions of the merger agreement affording indemnification and director's insurance to the members of the board for actions and omissions for such persons occurring prior to the effective time of the merger. Although these provisions were important to the board and to the independent directors, these factors did not affect their evaluations or recommendations of the merger because the board and the independent directors had been advised by TEAM America's legal advisors that such provisions are customary in agreements relating to business combinations such as the merger.

         In addition, the board and the independent directors were aware that certain members of management have certain interests in the merger that are separate from the interests of stockholders of TEAM America generally. See "-- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interests." On balance, the board and the independent directors viewed such interests as neutral to their determination because of their belief that such interests are customary and reasonable under all of the circumstances.

         The foregoing discussion of the information and factors considered by the board and by the independent directors is not meant to be exhaustive, but includes the principal factors considered by the board and the independent directors. The board and the independent directors did not specifically adopt the conclusions of the opinion of its financial advisors. The fairness opinion was only one of many factors considered by the board and independent directors in their evaluation of the merger.

         In light of the variety of factors considered by the board and by the independent directors, neither the board nor the independent directors quantified or otherwise attempted to assign relative weights to the specific factors considered in making its determination. However, in the view of the board and the independent directors, the potentially negative factors they considered were not sufficient, either individually or collectively, to outweigh the positive factors relating to the merger. Consequently, after considering all of the factors set forth above, together with an analysis of the presentations of management and TEAM America's legal and financial advisors, the independent directors and the board determined that the terms and conditions of the merger are fair to you and in the best interest of TEAM America and our shareholders.

OPINION OF TEAM AMERICA'S FINANCIAL ADVISOR


         On January 21, 2000, Raymond James & Associates, Inc. ("Raymond James") delivered its oral opinion to the board that, as of such date, the cash consideration offered for each share of common stock of TEAM America (the "Company") was fair from a financial point of view to the TEAM America shareholders. Raymond James delivered a written opinion dated January 21, 2000 confirming its oral opinion.

         In connection with its opinion, Raymond James reviewed among other things:

- TEAM America's annual report to shareholders on Form 10-K filed March 30, 1999, TEAM America's quarterly reports to shareholders on Forms 10-Q filed November 12, 1999, August 16, 1999, and May 13, 1999, and other publicly available information of TEAM America;

- certain non-public information prepared by the management of TEAM America, including financial statements, financial projections, and other financial and operating data concerning the Company;

- publicly available financial and stock market data with respect to certain other companies in TEAM America's line of business that Raymond James believes to be generally comparable to that of the Company;

-        the historical market prices of the TEAM America common stock;

-        a draft of the merger agreement dated December 14, 1999; and

- a draft of the proxy statement to be filed in connection with the transaction.

         Raymond James also:

- held discussions with members of the senior management of TEAM America regarding the past and current operations and financial condition and the prospects of TEAM America;

- compared the financial terms of the transaction with the financial terms of the certain other transactions which Raymond James believes to be generally comparable to the transaction; and

- conducted other financial analyses, studies, and investigations, and considered other information as Raymond James deemed necessary or appropriate.

         Raymond James relied upon and assumed the accuracy and completeness of all of the financial and other information reviewed by it. Furthermore, Raymond James did not make or receive any independent evaluation or appraisal of the assets and liabilities of the Company.

         Raymond James provided its advisory services and opinion for the information and assistance of the board in connection with its consideration of the merger. Raymond James' opinion does not constitute a recommendation as to how one should vote on the merger.

         The following is a summary of the material financial analyses Raymond James used in connection with providing its January 21, 2000 opinion to the board.

SELECTED COMPANIES ANALYSIS FOR TEAM AMERICA

         Raymond James reviewed financial information, ratios and public market multiples relating to TEAM America and compared them to corresponding financial information, ratios and public market multiples for the following four publicly traded corporations: Administaff, Inc.; Employee Solutions; Staff Leasing, Inc.; and Teamstaff, Inc. (the "TEAM America Comparison Companies"). Raymond James chose the TEAM America Comparison Companies because they were publicly traded companies with operations that, for the purposes of this analysis, may be considered similar to TEAM America.

         In its analysis, Raymond James used closing market prices on January 20, 2000 and other publicly available information. Raymond James calculated the total enterprise value ("TEV") to gross revenue, TEV to EBITDA, TEV to EBIT; and market value to earnings ratios of TEAM America and the TEAM America Comparison Companies for calendar years 1999 and 2000. The estimates of 1999 and 2000 gross revenue, EBITDA, EBIT, and earnings were based on Raymond James research for the TEAM America Comparison Companies, if available, and management estimates for TEAM America.

         The following tables list the minimum, mean, median, and maximum TEV to gross revenue, TEV to EBITDA, and TEV to EBIT multiples and the market value to earnings multiples for the TEAM America Comparison Companies for both CY 1999 and CY 2000, as compared to the same set of multiples for TEAM America implied by a $7.75 per share purchase price.

Multiples of TEAM America Comparison Companies Versus TEAM America Multiples
Implied By $7.75 Per Share Offer
---------------------------------------------------------------------------------------------------
                           Total Enterprise Value                          Market Value Multiples
          ----------------------------------------------------------      -------------------------
                    CY 1999                       CY 2000                    CY 1999     CY 2000
            Gross                         Gross                                Net         Net
            Revenue  EBITDA   EBIT       Revenue   EBITDA      EBIT           Income      Income
          --------------------------    ----------------------------      -------------------------
Minimum      0.08      5.6      7.0        0.07      8.6       13.3             9.6        18.4
Mean         0.11     11.4     16.9        0.09     10.2       16.0            22.4        22.5
Median       0.11     11.4     16.9        0.09     10.2       16.0            22.4        22.5
Maximum      0.15     17.1     26.7        0.11     11.8       18.6            35.1        26.5

TMAM         0.09      8.4     13.8        0.08      7.1       11.1            29.3        22.1

         The table below depicts the implied valuation of shares of TEAM America's common stock based on the mean multiple of the TEAM America Comparison Companies across various metrics.

 Implied Valuation Based on the Mean Multiple of the TEAM America Comparison Companies
 -------------------------------------------------------------------------------------

                                                          Implied Equity  Implied Price
Total Enterprise Value Multiples:                            Value ($MM)  Per Share ($)
                                                             -----------  -------------

  CY 1999 Gross Revenue                                         42.0          9.55
  CY 1999 EBITDA                                                47.4         10.79
  CY 1999                                                       42.4          9.64
  CY 2000 Gross Revenue                                         37.4          8.50
  CY 2000 EBITDA                                                50.5         11.50
  CY 2000 EBIT                                                  50.9         11.59

Market Value Multiples:

  CY 1999 Net Income                                            26.0          5.92
  CY 2000 Net Income                                            34.7          7.89

Offer Price                                                     34.0          7.75

PRECEDENT TRANSACTIONS ANALYSIS

         Raymond James analyzed information relating to the following four transactions in the professional employer organization industry occurring between January 22, 1999 and January 21, 2000:

-        Digital Solutions, Inc./TeamStaff, Inc.

-        Automatic Data Processing, Inc./The Vincam Group, Inc.

-        Selective Insurance Group/Modern Employers, Inc.

- Investor Group (Fidelity Ventures Limited, AFLAC Incorporated, and Patricoff & Co. Ventures Incorporated)/Novacare Employee Solutions, Inc.

         The following table lists the minimum, mean, median, and maximum price paid in these selected transactions as compared to the comparable calculations for the consideration to be paid for the shares of common stock of TEAM America.

  Comparison of Multiples of Precedent Transactions to Multiples Implied by Current Offer
-------------------------------------------------------------------------------------------

                                            Total Enterprise Value/          Price/
                                            Trailing Twelve Month          Trailing
                                          Gross                          Twelve Months
                                         Revenue    EBITDA      EBIT        Earnings
                                         ---------------------------     -------------
Minimum                                    0.05       3.5       4.6           8.4
Mean                                       0.13      10.5      12.6          23.3
Median                                     0.13       8.6       9.1          16.2
Maximum                                    0.24      19.3      24.1          45.4

Offer Price                                0.10       9.1      15.6          33.9

DISCOUNTED CASH FLOW ALYSIS

Raymond James performed a discounted cash flow analysis using TEAM America's management projections. Raymond James calculated a range of net present values of free cash flows for the years 2000 through 2003 using discount rates ranging from 13.5% to 17.5%. Raymond James calculated a range of TEAM America's terminal values in the year 2003 based on EBITDA multiples of ranging from 7.0x to 9.0x. Raymond James then discounted these terminal values to present value using discount rates ranging from 13.5% to 17.5%. The per share values of TEAM America common stock implied by this analysis ranged from $6.11 to $9.34, as compared to the current offer of $7.75.

PRICE PREMIUMS ANALYSIS

Raymond James compared the premium paid for the common stock of TEAM America relative to the premium paid for other public companies with enterprise valuations ranging from $15 million to $50 million over the period from June 3, 1999 to January 15, 2000. The table below lists the minimum, mean, median, and maximum price paid for the 18 selected transactions relative to the premium implied by the current offer of $7.75.

Price Premiums for Transactions Involving Public Targets with Enterprise Valuations
                   Ranging from $15 Million to $50 Million
-----------------------------------------------------------------------------------

                     Premium Over the Closing Price Prior to Announcement
                     ----------------------------------------------------
                              1 day       1 week      4 weeks
                             -------     --------    ---------
Minimum                       -17.2%      -12.7%      -17.2%
Mean                           30.8%       34.5%       32.8%
Median                         30.3%       32.6%       32.6%
Maximum                        86.0%      105.1%      119.1%

Offer Price                    29.2%       40.9%       53.1%

PURPOSE AND REASONS OF GES AND THE CONTINUING SHAREHOLDERS FOR THE MERGER TRANSACTION

         GES and the Continuing Shareholders are engaging in the transactions contemplated by the merger agreement in order to acquire 100% of our equity. Immediately after the effective time, the Continuing Shareholders will exchange 750,000 of their shares of TEAM America for share of preferred stock of Global Employment Holdings. The Continuing Shareholders will be able to receive cash proceeds from the merger for the remainder of their investment in TEAM America on the same terms as our other shareholders.

         As a private company, we will have greater flexibility to undergo fluctuations in short-term earnings and to focus on our long-term value by pursuing our growth strategy, including making capital expenditure and acquisition decisions, without the constraint of the public market's emphasis on quarterly results.

POSITION OF THE MANAGEMENT GROUP AS TO THE FAIRNESS OF THE MERGER TRANSACTION

         Our management group has considered the analyses of and the factors examined by the independent directors and the board described in detail in "Special Factors -- The Independent Directors' And The Board of Directors' Recommendation." The members of the management group believe that these analyses and factors, when considered together with the determination of the independent directors and the opinion of Raymond James, provide a reasonable basis for them to believe that the merger is fair to our shareholders. Members of the management group are directors and executive officers of TEAM America and have an interest in the contemplated merger transaction. No member of the management group has assigned specific relative weights to the factors considered in reaching his belief as to fairness. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interest."

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS OR WHICH MAY PRESENT CONFLICTS OF INTEREST

         When you consider the board's recommendations with respect to the merger transaction, you should be aware that some officers and directors of TEAM America and its affiliates are members of the management group and have interests in connection with the merger transaction which may present them with actual or potential conflicts of interest as summarized below. The independent directors and the board were aware of these interests and considered them among the other matters described under "Special Factors -- The Independent Directors' And The Board Of Directors' Recommendation."

         Post-Merger Transaction Ownership of TEAM America.

         The information provided below with respect to beneficial ownership of our common stock has been determined as of December 31, 1999 and includes all options exercisable within 60 days of that date. However, information as to the receipt of merger consideration for shares subject to outstanding options has been determined after giving effect to acceleration of the vesting of all outstanding options as a result of the merger.

         GES is deemed the beneficial owner of 1,376,544 shares, or approximately 29.05% of our common stock, because of its rights under the voting agreement described under "Shareholder Voting Agreement" certain members of management and directors signed in connection with the merger agreement. Information regarding GES is set forth under "Certain Information Concerning GES." When the merger is completed, GES will hold 100% of our common stock.

         Kevin T. Costello, our President, Chief Executive Officer and a Director, beneficially owns 461,400 shares, or approximately 10.6%, of our common stock. Some of these shares are subject to stock options granted to Mr. Costello. Out of his total beneficial holdings, Mr. Costello will retain 117,800 continuing shares of TEAM America common stock which will not be converted into the right to receive $7.75 per share. Immediately following the effective time of the merger, Mr. Costello will exchange 117,800 shares of TEAM America common stock for shares of preferred stock of Global Employment Holdings. Mr. Costello will receive $7.75 per share or, for shares that are subject to options, $7.75 per share less the option exercise price, totaling approximately $2,316,650.

         S. Cash Nickerson, beneficially owns 1,376,544 shares, or approximately 29.05% of our common stock. Some of these shares are subject to stock options granted to Mr. Nickerson. All of Mr. Nickerson's options have exercise prices greater than $7.75 per share and therefore he will receive no consideration for these options. Out of his total beneficial holdings, Mr. Nickerson will retain 265,778 continuing shares of TEAM America common stock which will not be converted into the right to receive $7.75 per share in the merger. Immediately following the effective time of the merger, Mr. Nickerson will exchange 265,778 shares of TEAM America stock for shares of preferred stock of Global Employment Holdings. Mr. Nickerson will receive $7.75 per share for approximately 80,993 shares of our common stock, totaling $627,696.

         Treatment of Stock Options. As described directly above, some of our directors and executive officers hold options to purchase our common stock that will be terminated upon the effectiveness of the merger. If the exercise price of the option is less than $7.75, the option holder will receive cash for the option according to the terms of the merger agreement. If however, the exercise price of the option is greater than or equal to $7.75, the option will be cancelled at the effective time of the merger and the option holder will not receive any cash or other consideration. Prior to the effective time, we have agreed to take all necessary action, including obtaining the optionholder's consent, to cancel all outstanding options to purchase our common stock, whether or not currently exercisable. Upon the surrender and cancellation of each of these options, each optionholder will be entitled to receive cash equal to the difference between $7.75 per share and the per share exercise price of his or her options. See "The Merger -- Treatment Of Stock Options" and "Principal Shareholders And Share Ownership Of Management." As of December 31, 1999, there were options outstanding to purchase an aggregate of 1,007,290 shares of our common stock of which 153,500 options were exercisable at an option price below $7.75 per share. These in-the-money options were held by 13 persons.

         Employment Agreements. Certain members of TEAM America's current management have agreed to continue to be officers and employees of TEAM America after the effective time of the merger. In accordance with the merger agreement, Kevin T. Costello has agreed to enter into an amended employment agreement with TEAM America as of the effective date of the merger.

         Mr. Costello has executed an employment agreement with us pursuant to which he has agreed to serve as our President and Chief Executive Officer for a period of three years and, unless terminated in accordance with the provisions therein, on the first day of each month that the agreement is in effect, the remaining term thereof will be automatically extended for one additional month. Under the terms of the agreement, Mr. Costello received an annual base salary of $215,000 in 1999, plus incentive compensation in an amount determined by our compensation committee based upon various factors including our results of operations and financial condition and Mr. Costello's performance during the relevant period. In addition to such base salary and incentive compensation, Mr. Costello may receive commissions on sales to clients for which he is responsible pursuant to terms and conditions determined by our compensation committee. In the event Mr. Costello's employment is terminated for cause, we will pay Mr. Costello the compensation and benefits due under his employment agreement through the date of such termination. Mr. Costello's employment agreement contains certain noncompetition and non-solicitation provisions which prohibit him from competing with us during his employment and for a period of one year after termination of his employment. Pursuant to an amendment to the employment agreement which will be executed at the effective time, the length of Mr. Costello's non-compete will extend for so long as Mr. Costello receives severance benefits. In consideration for agreeing to certain amendments to the employment agreement, including reducing the term and severance benefits and increasing the length of the non-complete provisions, Mr. Costello will be paid a signing bonus of $275,000 at the effective date.

         Shareholders Agreement. When the merger is completed, TEAM America, the Continuing Shareholders and GES will become parties to one or more shareholders agreements, which is described below under "The Merger -- Financing."

         Indemnification and Insurance. The merger agreement provides that all rights to indemnification or exculpation in favor of any of our directors or officers, as provided in our articles of incorporation or code of regulations in effect on the date of the merger agreement, shall survive the merger with respect to matters occurring at or prior to the effective time. In addition, we are obligated for a period of at least six years after the effective time to continue to provide, or to provide insurance coverage that is comparable to, the directors and officers liability insurance that is currently in place for claims arising from facts or events which occurred at or before the effective time. In no event, however, are we obligated to spend annually more than 175% of the current cost of this coverage to satisfy our obligations.

         Independent Directors. The independent directors are Messrs. Johnston, Dugan and Swartz and Ms. Faulkner. From June 27, 1999, through the execution of the merger agreement, Mr. Costello did not participate in any substantive deliberations or discussions as a director in connection with the merger transaction. See "Special Factors -- Background Of The Merger Transaction."

CERTAIN EFFECTS OF THE MERGER

         As a result of the merger, shareholders other than the Continuing Shareholders will not be able to continue their equity interest in TEAM America and therefore will not share in the future earnings and potential growth of TEAM America. When the merger is completed, our common stock will no longer be traded in the Nasdaq SmallCap Market, price quotations will no longer be available and the registration of the common stock under the Securities Exchange Act of 1934 will terminate. Until we register securities under the Securities Act of 1933, the termination of registration of our common stock under the Exchange Act will reduce the information we are required to furnish to the Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders meetings, no longer applicable.

         In contrast to the foregoing, the 750,000 continuing shares held by the Continuing Shareholders will remain outstanding and will not be canceled as a result of the merger. Immediately after the time that the merger becomes effective, the Continuing Shareholders will exchange of those shares for newly-issued shares of Global Employment Holdings preferred stock. This exchange will occur under the terms of a Transfer and Exchange Agreement dated February 7, 2000. Thus, the Continuing Shareholders will share in the future earnings and potential growth of TEAM America through its ownership of shares of preferred stock of Global Employment Holdings. Kevin T. Costello, our President and Chief Executive Officer, is also required to enter into an employment agreement with TEAM America effective upon completion of the merger. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests Or Which May Present Conflicts Of Interest."

         GES will own all of the equity of TEAM America as a result of the merger and the transactions contemplated thereby. See "The Merger -- Financing." GES's investment in TEAM America following the merger involves substantial risk because of the limited liquidity of their investment, and the consequent substantial fixed charges that we will incur after the merger. However, if we achieve our projections, the value of GES's equity investment could be considerably greater than its original cost. Further, even if the projections are not met, GES may still earn a substantial return on their investment. See "Forward Looking Information."

CONDUCT OF TEAM AMERICA'S BUSINESS AFTER THE MERGER

         GES continues to evaluate our business, assets, practices, operations, properties, corporate structure, capitalization, management and personnel and to discuss what further changes, if any, will be desirable in these areas. Subject to the foregoing, GES and the Continuing Shareholders expect that our post-merger, day-to-day business and operations will be conducted substantially as they are currently being conducted. GES currently does not intend to dispose of any of our assets, other than in the ordinary course of business. Additionally, GES currently does not contemplate making any material change in the composition of our existing management. See "The Merger -- Financing."

                                  THE PROPOSAL

         The terms and conditions of the merger are contained in the merger agreement, which is included as Appendix A to this proxy statement. The following is a summary of the material terms of the merger. You should read the actual provisions of the merger agreement by referring to Appendix A.

VOTE REQUIRED; RECORD DATE

         A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, is required for there to be a quorum at the special meeting. A quorum is the minimum number of shareholders required to transact business or take a vote. Under the terms of the merger agreement, the affirmative vote of holders of a majority of the outstanding shares of our common stock (excluding the 750,000 continuing shares) entitled to vote at the special meeting is required to approve the principal terms of the merger agreement. Additionally, a majority of the Continuing Shareholders must vote as a separate class to approve the merger agreement. The Continuing Shareholders have agreed to vote for the merger. The holders of 51.6% of our common stock (excluding the 750,000 continuing shares), have agreed to vote their shares in favor of the merger and for adoption of the merger agreement, and in favor of any other matter necessary to complete the transactions contemplated by the merger agreement. See "Special Factors -- Interests Of Directors And Officers In The Merger That Are Different From Your Interests or Which May Present Conflicts of Interest."

         Except for the recommendation of the board contained in this proxy statement, to our knowledge after reasonable inquiry, none of our executive officers, directors or affiliates has made a recommendation in support of or opposed to the merger transaction.

         Our board of directors has fixed ______________, 2000, as the record date for determining the TEAM America shareholders entitled to notice of and to vote at the special meeting. Therefore, only shareholders of record at the close of business on the record date will receive notice of and be able to vote at the special meeting. At the close of business on the record date, there were _______ shares of our common stock outstanding held by record holders. A majority of these shares must be present at the special meeting, either in person or by proxy, in order to transact business at the meeting. Each share of outstanding common stock entitles its holder to one vote.

         Shareholders of TEAM America common stock present in person at the special meeting but not voting, and shares for which we have received proxies but with respect to which holders of these shares have abstained, will be counted as present at the special meeting for the purpose of determining whether or not a quorum exists. Brokers who hold shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for these customers on the matters to be voted at the special meeting without specific instructions from the beneficial owners.

         Broker non-votes will be counted for purposes of determining whether a quorum exists. However, abstentions and broker non-votes will have the same effect as a vote against approval of the proposals in this proxy statement. Therefore, we urge you to complete, date, and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

         As contemplated by the merger agreement, you may be entitled to dissenter's rights. See "Rights of Dissenting Shareholders." A copy of the text of Section 1701.85 of the Ohio Revised Code, which governs dissenter's rights, is attached to this proxy statement as Appendix D.

EFFECTIVE TIME

         The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Ohio. We refer generally to the date and time of effectiveness of the merger in this proxy statement as the effective time. We expect the effective time to occur as soon as practicable after the special meeting, subject to approval of the principal terms of the merger agreement at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement. See "The Merger -- Conditions."

                                   THE MERGER

         The merger agreement provides that, subject to conditions summarized below, Acquisition, a privately held Ohio corporation organized by GES, will merge with and into TEAM America. Following the merger, Acquisition will cease to exist as a separate entity, and TEAM America will continue as the surviving corporation.

CONVERSION OF SECURITIES

         At the effective time, each share of issued and outstanding common stock immediately prior to the effective time, will, by virtue of the merger, convert into the right to receive an amount equal to $7.75 in cash, without interest, other than: (1) the 750,000 shares of common stock held by the Continuing Shareholders which will be exchanged for shares of preferred stock of Global Employment Holdings; and (2) any dissenting shares. Except for this right to receive cash, from and after the effective time, all shares, other than the continuing shares held by the Continuing Shareholders, by virtue of the merger and without any action on the part of the holders, will no longer be outstanding and will cease to exist. Each holder of a certificate formerly representing any shares, other than those representing the continuing shares or dissenting shares will, after the effective time, cease to have any rights with respect to those shares other than the right to receive $7.75 cash per share for those shares upon surrender of the certificate.

TREATMENT OF STOCK OPTIONS

         At or before the effective time, we will terminate our 1996 Stock Incentive Plan and all options to purchase our common stock granted under that plan or otherwise. To the extent such options have not been previously exercised or canceled at the effective time, we will pay each consenting option holder, for in-the-money vested and unvested options, cash equal to the difference between the option exercise price and $7.75 per share multiplied by the number of shares subject to such options held by the option holder. This payment will be made at or as promptly as possible after the effective time. We will cancel each option that has an exercise price of equal to or greater than $7.75 per share at the effective time. The payment will be contingent upon completion of the merger and subject to withholding of applicable income and other taxes.

PAYMENT FOR SHARES

         At the effective time, we will deposit, or cause to be deposited with National City Bank, the disbursing agent, cash in the aggregate amount necessary for National City Bank to make payments under the merger agreement in consideration of shares issued and outstanding immediately prior to the effective time, to those who are to receive the merger consideration of $7.75 per share. Promptly after the effective time, National City Bank will mail to each person who was, at the effective time, a holder of record of shares, a letter of transmittal and instructions to effect the surrender of the share certificates which, immediately prior to the effective time, represented the record holder's shares in exchange for payment of the $7.75 per share merger consideration. YOU SHOULD NOT FORWARD SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU SHOULD SURRENDER CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ONLY AFTER RECEIVING INSTRUCTIONS FROM NATIONAL CITY BANK.

         Upon surrender to National City Bank of the share certificates, together with the letter of transmittal duly completed in accordance with the instructions, and only upon such surrender, National City Bank will promptly cause to be paid to non-dissenting shareholders a check in the amount to which they are entitled, after giving effect to any required tax withholdings. National City Bank will pay the merger consideration attributable to any certificates representing shares outstanding prior to the effective time which have been lost or destroyed, but only after receiving evidence satisfactory to National City Bank of ownership of those shares and of appropriate indemnification.

         We will not pay any interest upon the surrender of any certificate. National City Bank will not make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of National City Bank that such tax has been paid or is not payable. Six months following the effective time, we may cause National City Bank to deliver to us any funds, including any interest received with respect to those funds, which we have made available to National City

Bank and which the agent has not disbursed. Thereafter, such holders will be entitled to look only to us for payment of the merger consideration. Any amounts remaining unclaimed by holders of common stock seven years after the effective time shall be our property, to the extent permitted by applicable law. Neither National City Bank nor any party to the merger agreement will be liable to any holder of certificates formerly representing shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as described in this paragraph, we will pay all charges and expenses, including those of the disbursing agent, in connection with the exchange of shares for the merger consideration.

TRANSFER OF SHARES

         At or after the effective time, we will not record transfers of any shares that were entitled to receive the merger consideration on the stock transfer books. If, after the effective time, a former shareholder presents us with certificates representing such shares, we will cancel and exchange such shares for $7.75 cash per share, without interest.

CONDITIONS

         The respective obligations of each party to effect the merger are subject to the satisfaction or waiver of each of the following conditions:

         - Holders of a majority of our outstanding shares of our common stock (excluding the 750,000 continuing shares) must approve the merger agreement;

         - Kevin T. Costello must have entered into a modification of his employment agreement with TEAM America, as of the effective time of the merger;

         - No judgment, order, decree or injunction must be in effect that would prohibit or restrain the completion of the merger (provided that we, GES and Acquisition use our reasonable best efforts to have such judgment, order, decree or injunction vacated); and

         - The applicable waiting period under the Hart-Scott-Rodino Act must have expired or terminated.

         Our obligations to effect the merger are subject to the satisfaction of each of the following conditions:

         - The representations and warranties made by GES and Acquisition in the merger agreement must be true and correct in all material respects at the effective time of the merger, and we shall have received a certificate signed by the President or any Vice President of GES and Acquisition to that effect. However, if a representation or warranty has a specific date, it need only be true as of that date;

         - GES and Acquisition must have completed their obligations under the merger agreement at or prior to the effective time of the merger;

         - An independent advisor must recommend to our board of directors that the merger is fair from a financial point of view to us and to our shareholders; and

         - GES and Acquisition must have obtained the financing for the merger substantially on the terms set forth in the merger agreement.

         GES and Acquisition's obligations to effect the merger are subject to the satisfaction of each of the following conditions by the effective time of the merger:

         - The representations and warranties made by us in the merger agreement must be true and correct in all material respects, and GES must have received a certificate signed by our Chief Executive Officer and Chief Financial Officer to that effect. If a representation or warranty carries a specific date, it need only be true as of that date;

         - We must complete our obligations contained in the merger agreement on or prior to the effective time of the merger;

         - GES and Acquisition must obtain the financing for the merger described under "The Merger -- Financing;"

         - The percent of dissenting TEAM America shares must be less than 10% in the aggregate of the TEAM America shares outstanding as of the record date set for our shareholders' meeting;

         - The voting agreement and irrevocable proxy described in "The Merger -- Shareholder Voting Agreement" must be in full force and effect;

         - Each of the parties to the Transfer and Exchange Agreement (other than GES) must have fulfilled their obligations thereunder; and

         - No change, event, occurrence, development or circumstance can occur after the date of the merger agreement which, individually or as a whole, can reasonably be expected to have a material adverse effect on TEAM America.

REPRESENTATIONS AND WARRANTIES

         We have made representations in the merger agreement regarding, among other things:

         - Our and our subsidiaries' organization and good standing;

         - Our authority to enter into the transaction;

         - Our capitalization;

         - Our financial statements;

         - The absence of certain changes in our business since September 30, 1999;

         - The content and submission of forms and reports required to be filed by us with the Commission; required governmental and other consents and approvals; our compliance with all applicable laws; the absence of litigation to which we are a party;

         - The accuracy and validity of this proxy statement, and its compliance with applicable Commission requirements;

         - Our and our subsidiaries' compliance with applicable law, including laws concerning Professional Employer Organizations, the violation of which would have a material adverse effect on TEAM America; and

         - The status of tax matters and contracts, insurance, intellectual property, related party transactions, labor, and employee benefits; and the absence of undisclosed liabilities and environmental matters.

         GES and Acquisition have made representations and warranties in the merger agreement regarding, among other things:

         - Their organization and good standing;

         - Their authority to enter into the transaction;

         - Their capitalization;

         - Required governmental and other consents and approvals;

         - The accuracy of information supplied by GES and Acquisition for submission on forms and reports, including but not limited to this proxy statement, required to be filed by TEAM America with the Commission;

         - The financing for the merger, brokers and finders; and

         - The absence of prior activities and absence of litigation to which GES or Acquisition is a party.

         The representations and warranties of the parties in the merger agreement will expire when the merger is completed.

COVENANTS

         In the merger agreement, we agreed, prior to the merger, to conduct business only in the ordinary and usual course consistent with past practice and to use reasonable best efforts to maintain our business organization, governmental permits and relationships with employees, customers, suppliers and others with whom we do business. In addition, we agreed not to take any of the following actions without the prior consent of GES:

         - Amend our charter documents;

         - Enter into transactions such as acquisitions, borrowings outside of the ordinary course, pledges or encumbrances, or make capital expenditures outside the ordinary course of business consistent with past practice that exceed $50,000 individually or $100,000 in the aggregate;

         - Take any action that would result in any representation or warranty that we made under the merger agreement becoming untrue in any material respect as of the effective time;

         - Split, reclassify or combine our shares or make dividends, distributions or repurchases of shares;

         - Adopt or amend employee benefit plans, bonuses or similar matters or increase compensation;

         - Revalue our assets or inventory;

         - Make changes in accounting methods or tax elections;

         - Issue additional stock;

         - Adopt a plan of liquidation, dissolution or merger, other than the merger described in this proxy statement, or alter the structure of TEAM America or its subsidiaries; or

         - Agree or commit to do any of the above actions.

         GES and TEAM America will use their reasonable best efforts to complete the merger.

NONSOLICITATION COVENANT

         The merger agreement provides that neither we nor our subsidiaries will permit our officers, directors, employees, representatives or agents to encourage or engage in negotiations, or provide non-public information to any party or group concerning any of the following:

         - The acquisition of TEAM America by merger;

         - The sale of a material portion of our assets;

         - The acquisition of 10% or more of our outstanding shares by a third party or group;

         - Our issuance of preferred stock of a new series containing terms that are inconsistent with the consummation of the merger and related transactions;

         - Our adoption of a plan of liquidation, payment of an extraordinary dividend or repurchase of more than 10% of our common stock; or

         - Our acquisition of any businesses the annual revenue, net income or assets of which are 10% or more than those of TEAM America.

         However, our board of directors may inquire into any proposal described above which the board determines in good faith, based in part upon legal advice, is necessary to comply with its fiduciary duties. We have agreed to notify GES promptly and keep it up to date as to any such proposals or inquiries.

         In addition, the board of directors has agreed not to withdraw its recommendation of the merger or to enter into any agreement for a third party acquisition (meaning the transactions highlighted above), unless it determines in good faith, based in part upon legal advice, that its fiduciary duties require such action. Before doing so, however, the board must provide GES with seven business days to make a counter-offer. The board may withdraw its recommendation and terminate the merger agreement if GES does not make an offer, or if the board concludes, based in part upon advice of a financial advisor of national reputation, that GES's offer is not at least as favorable as the proposal for a third party acquisition. The board may only withdraw its recommendation if the merger agreement is first terminated and if we have paid GES the amounts described under "The Merger -- Termination Fee."

INDEMNIFICATION AND INSURANCE

         All rights to indemnification or exculpation belonging to our directors and officers under our articles of incorporation or code of regulations, as they exist on the date of the merger agreement, will continue to apply to all matters that occurred before the effective time of the merger. In addition, we are required to use reasonable commercial efforts to keep our directors' and officers' liability insurance policies in effect for six years after the effective time of the merger. However, we may substitute other policies for at least the same amounts and comparable coverage as the policies currently in effect. We will not be required to pay insurance premiums in excess of 175% of the premiums we currently pay.

EXPENSES

         The parties agreed to pay their own costs and expenses in connection with the merger transaction. If the merger is not completed in accordance with the merger agreement as a result of a material adverse effect in our business, we will reimburse GES and Acquisition for all of their reasonable out-of-pocket expenses incurred in connection with the merger transaction (up to a maximum of $250,000). This payment and reimbursement arrangement will not be available to GES if:

         - GES fails to perform its obligations under the merger agreement, and does not cure this failure within 20 days of notification;

         - GES or Acquisition breaches any of its material representations and warranties and does not cure the breach within 20 days of notification; or

         - GES fails to obtain the financing anticipated under the merger agreement, but only if this failure is not caused by circumstances which adversely affected TEAM America and which arose after the date of the merger agreement.

TERMINATION, AMENDMENT AND WAIVER

         Termination By Either Party. At any time before the effective time of the merger, the board of directors of TEAM America and GES may mutually terminate the merger. The parties may also terminate the merger agreement if:

         - The merger has not become effective on or before April 30, 2000, except that this date shall be extended to June 30, 2000, if necessary Commission clearance for this proxy statement exceeds 30 days;

         - Any court or other governmental entity has prohibited or enjoined the merger in a final and nonappealable decision; or

         - TEAM America fails to obtain the requisite shareholder approval for the merger.

         Termination By GES.  GES may terminate the merger agreement if:

         - TEAM America has committed a material breach of any of its covenants or obligations under the merger agreement, or if any representation or warranty that we made in the merger agreement was incorrect when made or at any time prior to the effective time (unless such breach can be cured and has not been cured by TEAM America within 15 days after notification from GES);

         - Prior to the completion of the merger, TEAM America's board of directors withdraws or adversely modifies its recommendation of the merger transaction, except that GES will not be entitled to terminate solely because of our or our board of directors' good faith disclosure to TEAM America shareholders as in the Board's judgment (and upon the advice of outside counsel) is required under applicable law;

         - TEAM America's board of directors approves a third party acquisition, as described under "The Merger -- Nonsolicitation Covenant;"

         - A third party acquisition occurs; or

         - TEAM America, or any of our officers, directors, employees, representatives or agents, takes any of the prohibited actions described under "The Merger --Nonsolicitation Covenant."

         Termination By TEAM America. We may terminate the merger agreement before the effective time if GES has committed a material breach of any of its covenants or obligation as under the merger agreement, or if any representation or warranty that GES or Acquisition made in the merger agreement was incorrect when made or at any time before the effective time (unless such breach can be cured and has not been cured by GES or Acquisition within 15 days after notification by us). In addition, we may terminate the merger agreement before the effective time of the merger by: (1) providing written notice to GES that we have approved a superior proposal for a third party acquisition; and (2) paying GES a $2,178,000 termination fee. See "The Merger -- Nonsolicitation Covenant."

         Amendment And Waiver. The parties may modify or amend the merger agreement if the amendment or waiver is in writing and is signed by the parties and as long as the waiver or amendment complies with the provisions of applicable law. Once our shareholders have approved the principal terms of the merger agreement, however, no amendment shall be made which by law requires further approval of our shareholders without such further approval.

TERMINATION FEE

         We must pay GES a termination fee of $2,178,000 if:

         - We terminate the merger agreement because we have approved a superior proposal;

         - GES terminates the merger agreement for any of the reasons listed under "Termination By GES" above; or

         - Either we or GES terminate the merger agreement for failure to obtain the requisite approval of TEAM America shareholders.

         The termination fee is not a penalty, but rather, it represents liquidated damages, calculated to compensate GES for the costs incurred, efforts expended and opportunities foregone while negotiating the merger agreement.

FINANCING

         Acquisition expects to finance the merger through a combination of committed capital from its investors and commitments from financial institutions.

         We expect financing for the merger to be provided to GES by a combination of debt and equity as follows:

               Revolving Credit Facility(1)..................   $    398,000
               Senior Debt...................................     17,190,000
               Subordinated Debt.............................      8,000,000
               Preferred Stock Issued to Continuing
                    Shareholders Instead of Cash.............      5,812,000
                    Sale of Preferred Stock..................      5,200,000
                                                                ------------
                    TOTAL....................................   $ 36,600,000


         (1) The revolving credit facility will provide for additional borrowings.

SHAREHOLDER VOTING AGREEMENT

         The following summary of the shareholder voting agreement among certain shareholders and GES highlights important selected information. You should refer to the text of the voting agreement attached to this proxy statement as Appendix C for a more complete description. The voting agreement provides that the parties to the agreement, who beneficially own 51.6% of the fully-diluted shares of our common stock, will vote their shares in favor of the Merger.

         In connection with the voting agreement, Mr. Nickerson has executed an irrevocable proxy to vote his shares in favor of the merger and the adoption of the merger agreement.

REGULATORY APPROVALS

         Under the Hart-Scott-Rodino Act, and the rules promulgated under the Act by the Federal Trade Commission, which is commonly known as FTC, we cannot complete the merger transaction until certain notifications are given and certain information is furnished to the FTC and the Antitrust Division of the Department of Justice, and until specified waiting period requirements are satisfied. TEAM America and GES filed premerger notification and report forms with the FTC and the Antitrust Division on ________________. In the notification and report forms, the parties requested early termination of the waiting period under the Hart-Scott-Rodino Act.

         We are not aware of any license, regulatory permit or lease which is material to our business and which is likely to be adversely affected by the merger transaction or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the merger transaction.

ACCOUNTING TREATMENT

         We will treat the merger as a purchase for accounting purposes.

DISSENTER'S RIGHTS

         If the merger is completed, and you are a shareholder of record of common stock who objects to the terms of the merger, you may seek an appraisal under Section 1701.85 of the Ohio Revised Code for the judicially determined fair cash value of your shares. The following is a summary of the principal provisions of Section 1701.85. As this is not a complete description, a copy of
Section 1701.85 is attached to this proxy statement as Appendix D. You should review Section 1701.85 carefully. If you fail to take any action that this section requires, you will terminate or waive your rights as a dissenting shareholder under Ohio law.

         If you elect to exercise your dissenter's rights, you must:

         - Deliver a written demand to us to that effect within ten days after our shareholders vote on the merger agreement; and

         - Not vote in favor of adopting the merger agreement.

         You must deliver your demand to TEAM America Corporation at 110 East Wilson Bridge Road, Worthington, Ohio 43085, Attention: Kevin T. Costello, President and Chief Executive Officer. Your proxy or vote against adoption of the merger agreement does not constitute a demand. If you elect to make a demand, you must do so by a separate written demand that includes:

         - Your current address;

         - The number and class of shares for which you are making a demand; and

         - The amount you claim represents the fair cash value of your shares.

If you leave your proxy blank, we will vote it in favor of adoption of the merger agreement. Therefore, if you elect to exercise your dissenter's rights, you must not leave your proxy blank. Rather, you must vote AGAINST adoption of the merger agreement or ABSTAIN from voting for or against adoption of the merger agreement.

         Only if you are the holder of record of common stock will you be entitled to exercise dissenter's rights for common stock registered in your name. The demand must be executed by or for you as the holder of record, fully and correctly, as your name appears on your stock certificates. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for you as a holder of record; however, the agent must identify you and expressly disclose the fact that, in executing the demand, the agent is acting as agent for you.

         If a holder of record, such as a broker, holds common stock as nominee for beneficial owners, the holder may exercise his or her dissenter's rights with respect to common stock held for all or less than all of such beneficial owners. In this case, the written demand should state the number of shares of common stock covered by the demand. If no number of shares or common stock is expressly mentioned, we will presume it covers all shares of common stock outstanding in the name of the holder of record.

         Within three months after the dissenting shareholder serves us with the demand notice, we or the dissenting shareholder may file a complaint in the Franklin County Court of Common Pleas demanding a determination of the fair cash value of the shareholder's common stock. The complaint must contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. If you are seeking to exercise your rights as a dissenting shareholder, you should not assume that we will file a complaint to appraise the value of your common stock or that we will initiate any negotiations with respect to the fair value of your common stock. Accordingly, you should initiate all necessary action if you wish to perfect your dissenter's rights within the time periods specified in Section 1701.85.

         If a complaint for an appraisal is timely filed, after a hearing on the complaint, the court will determine whether the dissenting shareholder is entitled to be paid the fair cash value of any shares, and if so, the number and class of such shares. Under Section 1701.85, fair cash value represents the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to determine the fair cash value of the dissenting shareholder's shares. The appraiser(s) will determine the fair cash value of the shares: (1) as of the day before our shareholders vote on the merger agreement at the special shareholders' meeting; and (2) exclusive of any element of value arising from the accomplishment or expectation of the merger. In addition, the appraiser(s) will decide the amount of interest, if any, to be paid upon the value of the common stock of the shareholders entitled to appraisal. This judicial determination of value could be more than, less than or the same as the consideration paid under the merger agreement, but in no case will it be more than the amount specified in the demand of the particular dissenting shareholder. The court may also apportion, as it deems equitable, the costs of the proceeding, including reasonable compensation to the appraiser(s) fixed by the court.

         If you demand an appraisal in compliance with Section 1701.85, you will not, after the effective time, be entitled to vote the shares subject to this demand for any purpose. You will also not have the right to dividends or other distributions on that common stock, other than those payable or deemed to be payable to shareholders of record as of a date prior to the effective time.

         You will lose your rights as a dissenting shareholder, including the right to receive the fair cash value of your shares under Ohio law if you:

         - Fail to deliver a written demand notice to us within ten days after our shareholders vote on the merger agreement at the special meeting of shareholders;

         - Fail to file a complaint with the appropriate court within 3 months after you serve us with your demand notice;

         - Withdraw your demand, with the approval of our board of directors; or

         - Otherwise fail to comply with the terms of Section 1701.

         In addition, you will lose your rights as a dissenting shareholder if we abandon the merger or terminate the merger agreement, or if we are enjoined or prevented from completing the merger.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes material United States federal income tax considerations relevant to the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, existing and proposed regulations under the Code and current administrative rulings and court decisions, all of which may change, possibly with retroactive effect. Any such change could alter the tax considerations described here. This discussion does not deal with all tax considerations that may be relevant to holders subject to special tax rules, including but not limited to financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, persons who hold their shares as part of a "straddle" or other integrated instrument and holders of options or holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

         The receipt of cash in exchange for our common stock in the merger will be a taxable transaction for federal income tax purposes. Except as provided in the following paragraph, each holder will recognize gain or loss per share equal to the difference between $7.75 and the holder's basis per share of common stock. A holder generally must determine the amount, character and timing of such gain or loss separately with respect to each block of shares the holder owns. If a holder holds our common stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder has held the shares for more than one year. Under current law, the federal government taxes net long-term capital gains of non-corporate taxpayers at a maximum income tax rate of 20%.

         A holder of our common stock who receives cash consideration for a portion of such holder's common stock in the merger, and who also continues to own shares of TEAM America stock (either directly or constructively) after the merger, generally will not recognize gain or loss in the above manner, but instead will be subject to dividend or capital gain treatment on the cash received in the transaction depending on the specific facts and circumstances with respect to such holder. Therefore, any holder of our common stock who will continue to own shares of TEAM America stock after the merger, either directly or constructively by reason of the ownership of such stock by a related person or entity, should consult his or her own tax advisor in connection with the proposed merger.

         A holder of our common stock who receives cash in the merger may be subject to 31% backup withholding unless the holder:

       - Is a corporation or comes within certain other exempt categories and, when required, demonstrates this act; or

       - Provides a correct taxpayer identification number, certifies on IRS Form W-9 or Substitute Form W-9 than he or she is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

         The IRS may impose penalties as well as backup withholding on a holder who does not provide his or her correct taxpayer identification number to us or to our disbursing agent. Backup withholding is not an additional tax. Rather, a holder may credit any amount withheld under these rules against the holder's federal income tax liability, provided that the holder gives certain required information to the IRS. When required, we (or our disbursing agent) will report to the holders of our common stock and to the IRS the amount of any payment's made pursuant to the merger and the amount of any tax withheld from such payments.

         THIS TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON CURRENT LAW. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                    PENDING LITIGATION RELATED TO THE MERGER

         TEAM America, GES, and some of TEAM America's officers and directors, including S. Cash Nickerson, have been named as defendants in a purported class action lawsuit filed in the Court of Common Pleas Franklin County, Ohio. The action is entitled AUSTIN V. TEAM AMERICA CORPORATION, ET AL., Case No. 99 CVH-11-9678.

         The complaint in this action alleges that by entering into the merger agreement, the defendants are depriving the public shareholders of TEAM America of their equity interest in TEAM America at a grossly unfair and inadequate price and are usurping TEAM America's growth and future prospects to the defendants' own benefit. The complaint alleges that defendants have breached fiduciary duties and seeks remedies in the nature of an injunction against the merger, an order compelling the defendants to perform their fiduciary duties, and, if the merger is consummated, an award of damages in an unspecified amount.

         TEAM America and the other defendants have not yet formally responded to the complaints, but deny the material allegations of the complaints and believe that the three actions are without merit. TEAM America, and the other defendants believe that they have properly fulfilled all fiduciary duties owed to the shareholders of TEAM America and that the merger is in the best interests of TEAM America's shareholders. TEAM America and the other defendants therefore intend to vigorously defend against all three actions.

                            BUSINESS OF TEAM AMERICA

GENERAL

         We are a Professional Employer Organization, or PEO, which was founded in 1986 and incorporated in Ohio in 1987. We provide comprehensive and integrated human resource management services to small and medium-sized businesses. These services allow our clients to outsource their human resource responsibilities. We offer a broad range of "back office" services, including human resource administration, regulatory compliance management, employee benefits administration, risk management services and employer liability protection, payroll and payroll tax administration, and placement services. We provide these services by becoming the legal employer of our client's employees. While we become the legal employer for most purposes, the client remains in operational control of its business.

         We have expanded our business through acquisitions. As of September 30, 1999, we provided professional employer services to approximately 1,600 clients and approximately 16,000 worksite employees, located in the midwestern, northwestern/intermountain, mid-south and western regions of the United States. This compares with 241 clients and 3,646 worksite employees, primarily all located in Ohio at December 31, 1996.

         By becoming the legal employer of our clients' employees, we are able to take advantage of certain economies of scale in the "business of employment" and to pass those benefits on to our clients and worksite employees. As a result, we are able to obtain, at an economical cost, services and expertise similar to those provided by the human resource departments of large companies. Our services provide substantial benefits to both the client and its worksite employees. We believe our services assist business owners by (i) permitting the managers of the client to concentrate on the client's core business as a result of the reduced time and effort that they are required to spend dealing with complex human resource, legal and regulatory compliance issues and employee administration, and (ii) managing escalating costs associated with unemployment, workers' compensation, health insurance coverage, worksite safety programs and employee-related litigation. We also believe that our worksite employees benefit from their relationship with us by having access to better, more affordable benefits, enhanced benefit portability, improved worksite safety and employment stability.

         We believe that there are opportunities for growth in the our industry. There is an increasing trend of businesses to outsource non-core activities and functions. However, only a relatively small percentage of businesses currently utilize PEOs, although there is significant growth in the number of small businesses. These factors coupled with the ever increasing complexity of the human resource legal and regulatory framework and costs associated with implementing the necessary management information systems to deal with these should lead to significant consolidation opportunities in the PEO industry.

GROWTH STRATEGY

         We intend to further strengthen our position in various U.S. markets by pursuing the following business strategies:

         Deliver High-Quality Services and Expand Client Base. By offering a broad range of high-quality services, we believe we are attractive to employers who are seeking a single-source solution to their human resource needs. We intend to continue to focus on providing high-quality, value-added services as a means to differentiate ourselves from competitors. Certain PEOs compete primarily by offering comparatively lower-cost health and workers' compensation coverage to high risk industries or by providing principally basic payroll and payroll tax administration with only limited additional services. In contrast, we provide comprehensive and integrated human resource management to clients who are selected after performing a risk management assessment. We believe that our strategy of emphasizing the quality and breadth of our services results in lower client turnover and more consistent growth and profits than the strategy of certain PEOs which compete by offering comparatively lower-cost coverage or limited services.

         Increase Penetration of Existing Markets. We believe that additional market penetration in established markets offers significant growth potential. Less than 2.0% of the total number of businesses having between 20 and 500 employees utilize a PEO. In established markets, our ability to achieve our growth objectives is enhanced by a larger number of referrals, a higher client retention rate, a more experienced sales force and greater momentum in its marketing efforts than in new markets. We intend to capitalize on these advantages and to achieve higher penetration in our existing markets by hiring additional sales personnel and improving sales productivity. In addition, we intend to continue our advertising and promotional efforts in order to educate the market place regarding the quality and breadth of our services and the benefits of "partnering in employment" through outsourcing the human resource function. We believe that increasing our penetration in existing markets will allow us to leverage our current economies of scale, thereby increasing our cost effectiveness and profit margins.

         Expand Through Acquisitions. The PEO industry is highly fragmented, with in excess of 2,500 companies providing PEO services in 1998 according to industry sources. Accordingly, we believe significant opportunities for consolidation exist in the PEO industry. This industry consolidation will be driven by growing human resource, legal and regulatory complexities, increasing capital requirements, and the significant economies of scale available to PEOs with a regional concentration of clients. We intend to look for opportunities to expand in our current markets by acquiring the accounts of competitors in what we refer to as "fold in" acquisitions, and possibly to enter selected new markets by acquiring established high-quality PEOs in order to provide a platform for future regional consolidation. We have identified certain fundamental attributes which characterize attractive markets such as:

         - Proximity to a major metropolitan area;

         - Regulatory receptivity to PEOs;

         - Prior successful introduction of the PEO concept;

         - Favorable economic conditions; and

         - A high concentration of small to medium-sized businesses.

         Develop Proprietary Information Systems. We will continue to develop our proprietary information systems which will enable us to integrate all aspects of the administration of payroll, human resources and employee benefits, thereby providing a significant competitive advantage in managing costs and delivering a full range of high-quality services. We also believe we may be able to derive revenues from the licensing to, or as a service bureau to, other PEOs using our proprietary system. See "Information Technology."

         Target Selected Clients in Growth Industries. We attempt to target, and tailor our services to meet the needs of, businesses with between 5 and 500 employees in industries which we believe have the potential for significant growth. As of December 31, 1999, our clients had an average of approximately 14,500 worksite employees. Our targeted businesses are likely to:

         - Desire the wide range of employee benefits offered by us;

         - Recognize the burden of their human resource administration costs;

         - Experience greater employment-related regulatory burdens; and

         - Be more financially stable.

         In addition, we believe that targeting such businesses results in greater marketing efficiency, lower business turnover due to client business failure, and less exposure to credit risk.

CLIENT SERVICES

         Client Service Teams. We have client service directors who oversee a service staff consisting of customer service representatives and customer service administrators. A team consisting of a client service director, a client service representative and a client service administrator is assigned to each client. The client service team is responsible for administering the client's personnel and benefits, coordinating our response to client needs for administrative support and responding to any questions or problems encountered by the client.

         The client service representative acts as our principal client contact, and typically is on call and in contact with each client throughout the week. This individual serves as the communication link between our various departments and our on-site supervisor, who in many cases is the manager of the client's business. Accordingly, this individual is involved in every aspect of our delivery of services to the client. For example, the client service representative is responsible for gathering all information necessary to process each payroll of the client and for all other information needed by our human resources, accounting and other departments with respect to such client and our worksite employees. A client service representative also actively participate in hiring, disciplining and terminating worksite employees, administering employee benefits, and responding to employee complaints and grievances.

         Core Activities. We provide professional employer services through six core activities:

         - Human resource administration;

         - Regulatory compliance management;

         - Employee benefits administration;

         - Risk management services and employer liability protection;

         - Payroll and payroll tax administration; and

         - Placement services.

         Human Resource Administration. We, as an employer, provide our clients with a broad range of human resource services including on-going supervisory education and training regarding risk management and employment laws, policies and procedures. In addition, our human resource department handles sensitive and complicated employment issues such as employee discipline, termination, sexual harassment, and wage and salary planning and analysis. We are in the process of expanding our human resource services to assist clients in areas such as employee morale and worksite employee and on-site supervisor training. We provide a comprehensive employee handbook to all worksite employees which includes customized, site-specific materials concerning each worksite. In addition, we maintain extensive files and records regarding worksite employees for compliance with various state and federal laws and regulations. This extensive record keeping is designed to substantially reduce legal actions arising from lack of proper documentation.

         Regulatory Compliance Management. We, under our standard client agreement, assume responsibility for complying with many employment related regulatory requirements. As an employer, we must comply with numerous federal and state laws, including:

         - Certain tax, workers' compensation, unemployment, immigration, civil rights, and wage and hour laws;

         - The Americans with Disabilities Act of 1990;

         - The Family and Medical Leave Act;

         - Laws administered by the Equal Employment Opportunity Commission; and

         - Employee benefits laws such as ERISA and COBRA.

         We provide bulletin boards to our clients and maintain them for compliance with required posters and notices. We also assist our clients in their efforts as employers to comply with and understand certain other laws and responsibilities with respect to which we do not assume liability and responsibility. For example, while we provide significant safety training and risk management services to its clients, we do not assume responsibility for compliance with the Occupational Safety and Health Act because the client controls its worksite facilities and equipment.

         Employee Benefits Administration. We offer a broad range of employee benefit programs to our worksite employees. We administer such benefit programs, thereby reducing the administrative responsibilities of our clients for maintaining complex and tax-qualified employee benefit plans. By combining our multiple worksite employees, we are able to take advantage of certain economies of scale in the administration and provision of employee benefits. As a result, we are able to offer to our worksite employees benefit programs which are comparable to those offered by large corporations. In fact, some programs offered by us would not otherwise be available to the worksite employees of many clients if such clients were the sole employers. Eligible worksite and corporate staff employees are entitled to participate in our employee benefit programs without discrimination. Such programs include life insurance coverage as well as our cafeteria plan which offers a choice of different health plans and dental, vision and prescription card coverage. In addition, we permit each qualified employee to participate in our 401(k) retirement plan and our dependent care assistance program. Each worksite employee is given (i) the opportunity to purchase group-discounted, payroll-deducted auto, homeowners or renters insurance and long-term disability insurance, and (ii) access to store discount programs, free checking accounts with participating banks, a prepaid legal services plan, and various other employee benefits. We believe that by offering our worksite employees a broad range of large corporation style benefit plans and programs we are able to reduce worksite employee turnover which results in cost savings for us and our clients. We perform regulatory compliance and plan administration in accordance with state and federal benefit laws.

         Risk Management Services and Employer Liability Protection. Our risk management of the worksite includes policies and procedures designed to proactively prevent and control costs of lawsuits, fines, penalties, judgments, settlements and legal and professional fees. In addition, we control benefit plan costs by attempting to prevent fraud and abuse by closely monitoring claims. Other risk management programs include effectively processing workers' compensation and unemployment claims and aggressively contesting any suspicious or improper claims. We believe that such risk management efforts increase our profitability by reducing our liability exposure and by increasing the value of our services to our clients.

         Many of our direct competitors in both the public and private sector are self-insured for health care, workers' compensation and employment practices risks. We, however, maintain insurance for employment practices risks, including liability for employment discrimination and wrongful termination. We believe that we historically have been able to achieve a higher level of client satisfaction and security by being insured for such risks. We also believe that being insured has greatly reduced our liability exposure and, consequently, the potential volatility of our income from operations because we are not required to rely exclusively on contractual indemnification from our clients, many of whom do not carry insurance which covers employment practices liability or do not have sufficient net worth to support their indemnification obligations. We have arranged for a large surplus lines insurance company rated A++ (superior) by A.M. Best Company to provide to us and to our clients, as additional insureds, employment practices liability insurance; however, there can be no assurance that such insurance will be available to us in the future on satisfactory terms, if at all, or if available, will be sufficient. We believe that this arrangement is better received by clients who are seeking to reduce their employment liability exposures and also prevents us from becoming involved in adversarial situations with our clients by eliminating the need for us to seek indemnification. We continue to study the possibility of becoming self-insured in the future for selected risks and believes that significant opportunities to self-insure may arise in the future.

         Payroll and Payroll Tax Administration. We provide our clients with comprehensive payroll and payroll tax administration which substantially eliminates client responsibility for payroll and payroll taxes beyond verification of payroll information. Unlike traditional payroll service providers which do not act as employers we, as the employer, assume liability and responsibility for the payroll and payroll taxes of our worksite employees and the obligations of our client to make federal and state unemployment and workers' compensation filings, FICA deposits, child support levies and garnishments, and new hire reports. We receive all payroll information, calculate, process and record all such information, and issue payroll checks and/or directly deposit the net pay of worksite employees into their bank accounts. We deliver all payroll checks either to the on-site supervisor of the worksite or directly to the worksite employees. As part of our strategic plan of expanding our information technology, we are in the process of developing client-based software interfaces to make it possible for clients to enter and submit payroll information via computer modems.

         Placement Services. As a part of its overall employment relationship, we assist our clients in their efforts to hire new employees. As a result of our advertising volume and contracts with newspapers and other media, we are able to place such advertisements at significantly lower prices than those available to our clients. In addition, in some cases, we do not have to place such advertisements because we already have multiple qualified candidates in a job bank or pool of candidates. We interview, screen and pre-qualify candidates based on criteria established in a job description prepared by us with the client's assistance and perform background checks. In addition, depending on the needs of the client, we test worksite employees for skills, health, and drug-use in accordance with state and federal laws. Following the selection of a candidate, we complete all hiring paperwork and, if the employee is eligible, enroll the employee in our benefit programs. We believe that our unique approach in providing such services gives us a significant advantage over our competitors. These services also enable us to reduce our administrative expenses and employee turnover and to avoid hiring unqualified or problem employees.

CLIENTS

         We and our clients are each responsible for certain specified employer-related obligations. While we become the legal employer for most purposes, the client remains in operational control of its business. We appoint an on-site supervisor for each client worksite. In many cases, such on-site supervisor is the manager of the client's business. We require each on-site supervisor to enter into a standard on-site supervisor employment agreement with us which specifies the on-site supervisor's duties, responsibilities and limitations of authority.

         Pursuant to the provisions of our standard client agreement, we are the legal employer of the client's worksite employees for most purposes and have the right, among others, to hire, supervise, terminate and set the compensation of such worksite employees. We bill our clients on each payroll date for:

         - The gross salaries and wages, related employment taxes and employee benefits of our worksite employees;

         - Advertising associated with recruitment;

         - Workers' compensation and unemployment service fees; and

         - An administrative fee.

         Our administrative fee is computed based upon either a fixed fee per worksite employee or an established percentage of gross salaries and wages (subject to a guaranteed minimum fee per worksite employee), which fixed fee or percentage is negotiated at the time the client agreement is executed. Our administrative fee varies by client based primarily upon the nature and size of the client's business and our assessment of the costs and risks associated with the employment of the client's worksite employees. Accordingly, our administrative fee income will fluctuate based on the number and gross salaries and wages of worksite employees and the mix of client fee arrangements and terms. In addition to the items noted above, each client must pay a one-time enrollment fee. Consistent with industry practice, we recognize all amounts billed to its clients as revenue because we are at risk for the payment of its direct costs, whether or not our clients pay us on a timely basis or at all.

         At December 31, 1999, we served approximately 1,895 clients and approximately 14,500 worksite employees resulting in an average of 10 worksite employees per client. No single client accounted for more than 2% of our revenues for the twelve months ended December 31, 1999. As a result of acquisitions in 1997 and 1998, our clientele is more geographically diverse. In 1996, approximately 94% of our client base was located in Ohio. At December 31, 1999, less than 29.6% of the worksite employees were located in Ohio. Our client base is broadly distributed throughout a wide variety of industries. Our clientele is heavily weighted towards professional, service, light manufacturing and non-profit businesses. Our exposure to higher workers' compensation claims businesses such as construction and commercial is less than 25% of our total business.

         We have benefited from a high level of client retention, resulting in a significant recurring revenue stream. The attrition that we have experienced has typically been attributable to a variety of factors, including:

         - Sale or acquisition of the client;

         - Termination by us resulting from the client's inability to make timely payments;

         - Client business failure or downsizing; and

         - Client nonrenewal due to price or service dissatisfaction.

         We believe that the risk of a client terminating its relationship with us decreases substantially after the client has been associated with us for over one year because of the client's increased appreciation of our value-added services and the difficulties associated with a client reassuming the burdens of being the sole employer. We believe that only a small percentage of nonrenewing clients withdraw due to dissatisfaction with our services or to retain the services of a competitor.

SALES AND MARKETING

         We market our services through a direct sales force of sales executives. Each of our sales executives enters into an employment agreement with us which establishes a performance-based compensation program, which currently includes a base amount, sales commissions and a bonus for each new worksite employee enlisted. These employment agreements contain certain non-competition and non-solicitation provisions which prohibit the sales executives from competing against us. We attribute the productivity of our sales executives in part to their experience in fields related to one or more of our core services. The background of our sales executives includes experience in industries such as information services, health insurance, business consulting and commercial sales. Our sales materials emphasize our broad range of high-quality services and the resulting benefits to clients and worksite employees.

         Our sales and marketing strategy is to achieve higher penetration in our existing markets by hiring additional sales personnel and increasing sales productivity. Currently, we generate sales leads from two primary sources: referrals and direct sales efforts. These leads result in initial presentations to prospective clients. Our sales executives gather information about the prospective client and its employees, including job classification, workers' compensation and health insurance claims history, salary and the desired level of employee benefits. We perform a risk management analysis of each prospective client which involves a review of such factors as the client's credit history, financial strength, and workers' compensation, and health insurance and unemployment claims history. Following a review of these factors, a client proposal is prepared for acceptable clients. Stringent underwriting procedures greatly reduce our controllable costs and liability exposure, and is in part responsible for our high rate of client retention.

INFORMATION TECHNOLOGY

         Our primary information processing center is located at our corporate headquarters. Our other offices are connected to the centralized system through network dial-up services. We use industry-standard software to process our payroll and other commercially available software to manage standard business functions such as accounting and finance.

         Since October 1995, we have been developing an integrated information system based on client-server technology using an Oracle(TM) relational database. Our new system, called TEAMDirect(TM), will allow clients to enter and submit payroll data via modem and over the internet. The new system will also be used to store and retrieve information regarding all aspects of our business, including human resource administration, regulatory compliance management, employee benefits administration, risk management services, payroll and payroll tax administration, and placement services. As of December 31, 1999, all our were utilizing TEAMDirect(TM). We believe that this system will be capable of being upgraded and expanded to meet our needs for the foreseeable future.

         We have demonstrated this system at industry conferences and advertised it in industry publications. Based on initial receptivity and interest in this product, we believe it will be able to deliver the product to third parties under licensing arrangements (to larger PEOs) or under a service bureau arrangement (to smaller PEOs). We do not anticipate revenue activity, if any, from software licensing or service bureau activities in the near future.

CORPORATE EMPLOYEES

         As of December 31, 1999, we had 179 corporate employees at our headquarters in Worthington, Ohio and at our offices around the country.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Overview

         You should refer to the Notes to Consolidated Financial Statements contained in this proxy statement for further information about revenue recognition and other related information.

         Our primary direct costs are salaries and wages of worksite employees, federal and state employment taxes, workers' compensation premiums, premiums for employee benefits and other associated costs. We may significantly affect our gross profit margin by effectively managing our employment risks, including workers' compensation and state unemployment costs, as described below. Our risk management of the worksite includes policies and procedures designed to proactively prevent and control the costs of claims, lawsuits, fines, penalties, judgments, settlements and legal and professional fees. In addition, we control benefit plan costs by attempting to prevent fraud and abuse. Other risk management programs include effectively processing workers' compensation and unemployment claims and aggressively contesting suspicious or improper claims. We also reduce our employment related risks by procuring employment practices liability coverage from an insurance carrier unrelated to us. The policy has $10,000,000 per occurrence and aggregate limits and a $250,000 deductible. We believe that such risk management efforts increase our profitability by reducing our liability exposure and by increasing the value of our services to our clients.

         Workers' compensation costs include administrative costs and insurance premiums related to our workers' compensation coverage. For worksite employees located in Ohio, we pay premiums into the Ohio Bureau of Workers' Compensation state fund. For worksite employees located outside of Ohio, we maintain workers' compensation insurance policies generally with private insurance companies in accordance with the applicable laws of each state in which we have worksite employees. We bear the cost of contesting workers' compensation claims rather than passing such cost through directly to our clients.

         Our worksite employees currently reside in approximately 35 states, resulting in our payment of unemployment taxes in each of these states. Such taxes are based on rates which vary from state to state. Employers are generally subject to established minimum rates; however, the aggregate rates payable by an employer are affected by the employer's claims history. We control unemployment claims by aggressively contesting unfounded claims and placing laid off worksite employees with other clients whenever possible.

         Our primary operating expenses are administrative personnel expenses, other general and administrative expenses, and sales and marketing expenses. Administrative personnel expenses include compensation, fringe benefits and other personnel expenses include compensation, fringe benefits and other personnel expenses related to internal administrative employees. Other general and administrative expenses include rent, insurance, general office expenses, legal and accounting fees and other operating expenses.

         Between September 1, 1997, and April 1, 1998, we acquired seven competitor PEO companies located outside of Ohio. A PEO located within Ohio was acquired in March 1997 and a PEO located in San Diego, California was acquired in December 1998. All of these acquisitions were accounted for as purchases for accounting purposes. Accordingly, the revenues and expenses of these acquired businesses are included in our income statements only from the date of acquisition forward and impact comparisons of results from 1998 to 1997.

         The table below sets forth results of operations for the years ended December 31, 1998, 1997 and 1996, and for the three month and nine month periods ended September 30, 1999, and 1998, expressed as a percentage of revenues:


                                                                                     THREE MONTHS          NINE MONTHS
                                                           YEAR ENDED                   ENDED                 ENDED
                                                          DECEMBER 31,               SEPTEMBER 30,         SEPTEMBER 30,
                                                   1998       1997       1996       1999       1998       1999       1998
                                                   ----       ----       ----       ----       ----       ----       ----

REVENUES                                          100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%

DIRECT COSTS:

Salaries and wages                                 85.8       86.3       85.1       86.2       86.3       85.6       85.6

  Payroll taxes, worker's compensation              9.3        8.3        9.2        9.4        8.9        9.9        9.4
     premiums, employee benefits and other
     costs

    Gross Profit                                    4.9        5.4        5.7        4.4        4.8        4.5        5.0
                                                  -----      -----      -----      -----      -----      -----      -----

OPERATING EXPENSES:

   Administrative salaries, wages and               2.3        2.7        2.9        1.8        2.2        1.9        2.4
     employment taxes

  Other selling, general and administrative         1.7        1.6        1.6        1.6        1.5        1.5        1.6

  Depreciation and amortization                     0.4        0.3        0.1        0.4        0.4        0.4        0.4
                                                  -----      -----      -----      -----      -----      -----      -----

     Total operating expenses                       4.4        4.6        4.6        3.8        4.1        3.8        4.4

OPERATING INCOME                                    0.5        0.8        1.1         --         --         --         --

Other income (expenses), net                         --        0.3        0.1         --         --         --         --

Income before taxes                                 0.6        1.1        1.2        0.6        0.7        0.6        0.6

Provision for income taxes                          0.4        0.4        0.5        0.3        0.4        0.3        0.4
                                                  -----      -----      -----      -----      -----      -----      -----

NET INCOME                                          0.2%       0.7%       0.7%       0.3%       0.3%       0.3%       0.2%
                                                  =====      =====      =====      =====      =====      =====      =====


THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

         Revenues

         Revenues increased 14.7% to $102,677,000 in the three months ended September 30, 1999 from $89,499,000 in the three months ended September 30, 1998. Revenues from the acquisition of accounts in San Diego, California in December 1998 accounted for approximately 20% of the additional revenue in the third quarter of 1999 compared to the third quarter of 1998. The remainder of the growth during the quarter came from internal sources which grew at a rate of 12%. The year to date internal growth rate is at 16%. New account sales tend to slow in the third quarter as prospects may look to the first of the year as a more appropriate time to begin a PEO relationship. New sales activity in the Northwest region was also affected by reassignment of sales management responsibilities in the third quarter of 1999.

         Direct Costs/Margin

         Direct costs increased 15.2% to $98,121,000 in the three months ended September 30, 1999, from $85,184,000 in the three months ended September 30, 1998. Salaries and wages for worksite employees rose 14.5% while taxes and insurance costs increased 20.9%. Margins were consistent between the second and third quarters of 1999 at 4.4% of revenues.

         Expenses

         Total operating expenses increased 3.6% to $3,874,000 in the three months ended September 30, 1999, from $3,739,000 in the three months ended September 30, 1998. Salaries and wages declined 9.4% to $1,813,000 in the third quarter of 1999 from $2,001,000 in the third quarter of 1998. Wages decreased as a result of reallocation or reductions in administrative positions in connection with the consolidation of functions to the corporate headquarters associated with the conversion to our new operating software. At September 30, 1999, 95% of our worksite employees were being served by locations operating on the new software. One location remains to be converted to the new system which is scheduled to occur in the fourth quarter of 1999.

         Reductions in executive level compensation have also had a significant effect on salary expense. Effective January 1, 1999, our Chairman, CEO and founder resigned. We acquired 500,000 shares of common stock at $5 per share, the fair market value at that date, in lieu of any other payments that may have been required under previous employment agreements. Also, effective March 1, 1999, two executives from the Oregon acquisition resigned their positions with one of our subsidiaries. They remain affiliated with us as independent marketing agents. The President of our California subsidiary also restructured his arrangement with us. He remains under contract with us but now is on a fee for services basis providing us with legal and consulting services.

         Other general and administrative expenses rose 18.7% to $1,621,000 in the three months ended September 30, 1999, from $1,365,000 in the three months ended September 30, 1998, and increased to 1.6% of revenues in 1999 from 1.5% in 1998. This increase was due to the timing of expenditures during the year. On a year to date basis, these other operating expenses have increased 16% but have declined from 1.6% of revenues in the nine months ended September 30, 1998, to 1.5% of revenues in the nine months ended September 30, 1999.

         Depreciation and amortization rose 18.0% to $440,000 in the three months ended September 30, 1999, from $373,000 in the three months ended September 30, 1998. The increase comes from the amortization of the non-competition agreements entered into with the former executives of the Oregon location and increased depreciation from the ongoing investment in hardware and software for the new payroll/operating system.

         Operating Income

         Primarily as a result of the lower administrative salaries and wages, operating expenses declined to 3.8% of total revenues in 1999 from 4.1% in 1998 and operating income increased 18.5% to $682,000 in the three months ended September 30, 1999 from $576,000 in the three months ended September 30, 1998.

         Interest Income (Expense)

         Net interest changed from income of $13,000 in the three months ended September 30, 1998, to expense of $34,000 in the three months ended September 30, 1999. The 1999 results reflect interest expense from the $2,500,000 borrowed to acquire 500,000 shares of common stock and $2,000,000 borrowed in mid-June and placed in an interest bearing account. In the 1998 period, we had no debt and had $2,500,000 invested in interest earning accounts.

         Income Tax Expense

         Income tax expense was $337,000 in the three months ended September 30, 1999, compared to $356,000 in the three months ended September 30, 1998. The effective tax rate was 52.0% in 1999 compared to 60% in 1998. The effective tax rate reflects the non-deductibility of goodwill amortization for income tax purposes. The effect of non-deductible goodwill amortization on the effective tax rate lessens as income before income taxes increases on a year-to-date basis.

         Net Income And Earnings Per Share

         Net income was $311,000 or $.07 per diluted share in the three months ended September 30, 1999, compared to $233,000 or $.05 per diluted share in the three months ended September 30, 1998. Average shares outstanding declined to 4,378,000 in the third quarter of 1999 from 4,795,000 in the third quarter of 1998 as a result of our repurchase of 500,000 shares in early February 1999, offset by the issuance of 89,000 shares in April, 1999 from escrow related to a 1998 acquisition.

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

         Revenues

         Revenues increased 20.9% to $294,711,000 in the nine months ended September 30, 1999, from $243,589,000 in the nine months ended September 30, 1998. Approximately one-fourth of the increase came from acquisitions completed in 1998. The remainder came from internal sources such as growth in the number of employees and clients which indicates an internal growth rate of nearly 16%.

         Direct Costs/Margin

         Direct costs increased 21.5% to $281,401,000 in the nine months ended September 30, 1999 from $231,532,000 in the nine months ended September 30, 1998. Salaries and wages for worksite employees rose 20.9% while the costs of taxes and insurance increased 26.8% primarily due to higher costs for workers' compensation resulting from a lower benefit in 1999 from premium dividend credits from the Ohio Bureau of Workers' Compensation compared to 1998. Gross profit increased 10.4% to $13,310,000 in the nine months ended September 30, 1999, from $12,057,000 in the nine months ended September 30, 1998, and declined to 4.5% of revenues in the first half of 1999 compared to 5.0% of revenues in the first half of 1998. The lower margin percentage in 1999 reflects the higher workers' compensation costs and also the lower fees charged in the acquired locations compared to the core business in the Midwest. As revenues from the acquired locations have increased to more than 50% of total revenues, their lower fees and margins have had a greater impact so as to reduce margin as a percentage of revenues. The potential to increase fees charged at the acquired locations remains as an opportunity for revenue and margin expansion.

         Expenses

         Total operating expenses increased 5.4% to $11,403,000 in the nine months ended September 30, 1999, from $10,818,000 in the nine months ended September 30, 1998. Administrative salaries and wages declined 4.4% to $5,596,000 in 1999 from $5,855,000 in 1998. Wages decreased as a result of reallocation or reductions in administrative positions as a result of the consolidation of functions to the corporate headquarters in connection with, or in anticipation of, the conversion to our new operating software.

         Reductions in executive level compensation have also had a significant effect on salary expense. Effective January 1, 1999, our Chairman, CEO and founder resigned. We acquired 500,000 shares of common stock at $5 per share, the fair market value at that date, in lieu of any other payments that may have been required under previous employment agreements. Also, effective March 1, 1999, two executives from the Oregon acquisition resigned their positions with us. They remain affiliated with us as independent marketing agents. Also, in mid 1998, our Chief Administrative Officer left. Those responsibilities were re-assigned internally. The President of our California subsidiary also restructured his arrangement with us. He remains under contract with us but now is on a fee for services basis providing us with legal and consulting services.

         Other general and administrative expenses rose 15.9% to $4,498,000 in the nine months ended September 30, 1999, from $3,882,000 in the nine months ended September 30, 1998. This increase in other operating expenses trailed the growth in the business during the period due to lower spending on marketing and other discretionary costs. Depreciation and amortization rose 21.1% to $1,310,000 in the nine months ended September 30, 1999, from $1,081,000 in the nine months ended September 30, 1998. The increase comes from the amortization of goodwill from the acquisitions completed in 1998 and the depreciation arising from the additional hardware and software for the TEAM Direct(TM) operating system.

         Operating Income

         Primarily as a result of the lower administrative salaries and wages, operating expenses declined to 3.9% of total revenues in 1999 from 4.4% in 1998 and operating income increased 54.0% to $1,907,000 in the nine months ended September 30, 1999, from $1,239,000 in the nine months ended September 30, 1998.

         Interest Income (Expense)

         Net interest changed from income of $92,000 in the nine months ended September 30, 1998, to expense of $71,000 in the nine months ended September 30, 1999. The 1999 results reflect interest expense from the 2,500,000 borrowed to acquire 500,000 shares of common stock, while interest income was lower as funds remaining from the Company's December 1996 initial public offering had declined to approximately $1,500,000 at December 31, 1998, and $1,200,000 at September 30, 1999, from $2,500,000 at September 30, 1998.

         Income Tax Expense

         Income tax expense was $1,034,000 in the nine months ended September 30, 1999, compared to $850,000 in the nine months ended September 30, 1998. The effective tax rate was 56.3% in 1999 compared to 63.9% in 1998. The effective tax rate reflects the non-deductibility of goodwill amortization for income tax purposes. The effect of non-deductible goodwill amortization on the effective tax rate lessens as income before income taxes increases.

         Net Income and Earnings per Share

         Net income was $802,000 or $.18 per diluted share in the nine months ended September 30, 1999, compared to $481,000 or $.10 per diluted share in the nine months ended September 30, 1998. Average shares outstanding declined to 4,422,000 in 1999 from 4,928,000 in 1998 as a result of our repurchase of 500,000 shares in early February 1999, offset by the issuance of 89,000 shares in April 1999 from escrow related to a 1998 acquisition.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

         Revenues

         Revenues increased 118% to $339,958,000 for the year ended December 31, 1998, from $155,864,000 for the year ended December 31, 1997. Revenues from the businesses acquired in 1998 and 1997 were nearly 60% of total revenues in 1998. If the nine businesses acquired in 1997 and 1998 had been acquired as of January 1, 1997, total revenues in 1998 would have been $357,882,000 which would have been an increase of 33% over pro forma 1997 revenues of $269,387,000.

         Direct Costs

         Total direct costs increased 119% to $323,191,000 in 1998 from $147,545,000 in 1997. Direct costs increased to 95.1% of total revenues in 1998 from 94.6% of total revenues in 1997. The decline in margin is the result of lower fees and margins in the acquired businesses. Our core business, located primarily in Ohio, has historically had margins in excess of 5%. Margins in the acquired businesses outside of Ohio were 4% in 1998. We view the lower fees and margins in the acquired businesses as opportunity for future profitability improvement.

         Expenses

         Administrative salaries, wages and employment taxes rose 85% to $7,756,000 in 1998 from $4,201,000 in 1997. These costs declined to 2.3% of total revenues in 1998 from 2.7% of total revenues in 1997. The increase in this expense category reflects the staffing at the increased number of locations from the acquisitions. However, the acquired entities had lower expenses as a percentage of revenues leading to the decline as a percentage of revenues.

         Other selling, general and administrative expense increased 120% to $5,760,000 in 1998 from $2,623,000 in 1997. In addition to the increased costs from the acquired companies, expenses also rose for liability and employment practices insurance, printing for new marketing and employee benefits literature for the acquired companies, travel, professional fees and facilities costs. These costs are not expected to continue to increase at a greater pace than revenues. Additional savings are also expected once our new centralized payroll, HR and accounting software package is deployed and operating at all locations in 1999.

         Depreciation and amortization expense rose to $1,483,000 in 1998 from $433,000 in 1997. Depreciation expense increased as a result of the acquisition of computer equipment and software during the past year. Amortization expense is the amortization of goodwill and other intangibles arising from the acquisitions.

         Income from Operations

         Operating income rose 67% to $1,768,000 in 1998 from $1,061,000 in 1997. However, EBITA, which excludes the goodwill amortization expense of $1,171,000 in the 1998 period compared to only $247,000 in the 1997 period, increased 125% to $2,939,000 in 1998 from $1,308,000 in 1997.

         Other Income

         Other income declined to $135,000 in 1998 from $547,000 in 1997. Other income is income from the investment of the $13,314,000 of IPO proceeds. Through September 30, 1997, the entire amount was invested. By December 31, 1997, the balance remaining had declined to approximately $5,000,000 and had further declined to approximately $1,481,000 at December 31, 1998, as a result of using the proceeds to acquire competitors.

         Income Tax Expense

         Income tax expense was $1,221,000 or 64% of income before taxes in 1998 compared to $672,000 or 42% of income before taxes in 1997. Income tax expense rose as a percent of pre-tax income in 1998 because the goodwill amortization is not a deductible expense for tax purposes. The tax provision in 1997 also benefited from the investment income, almost half of which was from tax-free municipal bonds.

         Net Income and Earnings per Share

         As a result of higher operating expenses, higher amortization expense and lower investment income, net income declined to $682,000 in 1998 from $930,000 in 1997.

         Basic and diluted earnings per share were $.14 in 1998. Basic earnings per share were $.26 and diluted earnings per share were $.25 in 1997. Average shares outstanding for diluted earnings per share increased to 4,893,000 in 1998 compared to 3,700,000 in 1997 due to the shares issued for acquisitions.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Revenues

         Revenues were $155,900,000 for the year ended December 31, 1997, compared to $95,500,000 for the year ended December 31, 1996, an increase of over 63%. Revenues from the four companies acquired in 1997 were approximately $39,000,000, representing nearly 2/3 of the growth in revenues. The remainder of the growth in revenues was internally generated growth which equates to approximately a 22% growth rate. The internal growth in revenues trailed the internal growth rate in the number of employees, which was nearly 30%, due to the timing of new client sign-ups, more of which occurred in the second half of 1997.

         Direct Costs

         Salaries and wages of worksite employees were $134,500,000 for the year ended December 31, 1997, a 65% increase over 1996's salaries and wage expense of $81,300,000. Payroll taxes, workers' compensation, etc. rose to $13,000,000 for the year ended December 31, 1997, from $8,800,000 in the prior year, a 48% increase. Salaries and wages expense rose to 86.3% of total revenues in 1997 from 85.1% in 1996 while payroll taxes, workers' compensation and other direct costs declined to 8.3% of total revenues in 1997 due to the impact of the acquired businesses which have a lower margin and fee structure. The other direct costs declined as a percent of income due to lower workers' compensation costs in Ohio.

         Gross profit declined from 5.7% in 1996 to 5.4% in 1997 due to the lower margins in the acquired businesses.

         Expenses

         Administrative salaries, wages and employment taxes increased to $4,200,000 in 1997 from $2,700,000 in 1996, a 55% increase. These expenses declined as a percent of revenues from 2.9% in 1996 to 2.7% in 1997 due to lower personnel costs in the acquired entities.

         Other selling, general and administrative expenses increased 63% to $2,600,000 in 1997 from $1,600,000 in 1996 and increased to 1.7% of revenues in 1997 from 1.6% in 1996. These increases reflect the increase in legal and professional expenses as a public company and increased expenses to support the acquisition activity.

         Depreciation and amortization increased to $433,000 in 1997 from $125,000 in 1996. Amortization of intangibles related to acquisitions completed in 1997 accounted for nearly $250,000 of the increase in this expense.

         Other Income

         Interest income increased to $547,000 in 1997 from $88,000 in 1996. The investment of the $13,314,000 of proceeds from the December 1996 initial public offering provided most of this increase.

         Income Tax Expense

         Income tax expense increased from $458,000 in 1996 to $672,000 in 1997 and declined slightly from 42.3% of pre-tax income to 42% due to the impact of tax-exempt interest income in 1997 offset by nondeductible goodwill amortization from acquisitions.

         Net Income and Earnings per Share

         Net income increased 49% to $930,000 in 1997 from $624,000 in 1996 as a result of the growth in the business and the interest income from the investment of the IPO proceeds offset by lower margins from acquired businesses. Earnings per share declined from $.29 per share for basic and diluted earnings per share in 1996 to $.26 for basic earnings per share and $.25 for diluted earnings per share in 1997 due to the increase in shares outstanding resulting from the December 1996 IPO and the issuance of 1,163,000 shares for acquisitions in 1997.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 1999, we had a working capital surplus of $797,000. At December 31, 1998, our working capital surplus was $2,055,000. The change in working capital correlates with seasonal variations in balances during the year, depending in part on the day of the week the period ends on, and short-term borrowing to acquire treasury stock in 1999.

         Our primary source of liquidity and capital resources has historically been our internal cash flow from operations. In addition, in December 1996, net cash of $13,314,000 was provided from an initial public offering of our stock.

         Net cash provided by operating activities was $2,421,000 and $695,000 for the nine-month periods ended September 30, 1999, and 1998, respectively. The increase in cash provided by operating activities was from customer prepayments which occurred because the third quarter ended on a Thursday, and many payrolls were dated for Friday, October 1, 1999. We collect from many of our customers via electronic transfer on the day before the paydate. The remaining increases and decreases in the accounts comprising working capital reflect normal seasonal variations.

         Net cash used in investing activities was $2,514,000 in the nine months ended September 30, 1999, compared to $2,563,000 in the nine months ended September 30, 1998. The 1998 period reflected increased activity for the acquisition of other businesses and development expenses and hardware acquisitions for TEAM Direct(TM). There were no acquisitions in 1999 and the TEAM Direct(TM) investment needs were less during the quarter as the activity shifted towards implementation and away from new development. In 1999, $210,000 was paid to former executives of our location in Oregon for covenants not to compete in connection with their resignation. In the second quarter of 1999, $2,000,000 was borrowed from a bank and is fully collateralized by a certificate of deposit which was recorded in short-term investments. The certificate of deposit and the related borrowing were retired in October 1999.

         Financing activities historically have not been significant for us. However, during the first quarter of 1999, we acquired 500,000 shares of common stock from our former Chairman and founder. We borrowed $800,000 on our line of credit with a bank towards the acquisition of the shares. The borrowing bears interest at LIBOR plus 2.25%. The ninety day fixed rate was 7.76% on the balance outstanding on September 30, 1999. We also gave a $1,700,000 promissory note with a 5.75% interest rate to the former chairman with $700,000 due upon demand, and $1,000,000 is due on February 19, 2000. $650,000 was repaid on the note prior to September 30, 1999, and an additional $50,000 was repaid on October 1, 1999.

         We did not make any other purchases of treasury stock during 1999. In September 1998 our board of directors authorized a 200,000 share repurchase. Between September 1998 and December 1998, 60,000 shares were repurchased.

         In connection with an acquisition in 1997, we guaranteed the price of 68,468 shares at $10.25 per share. During 1999, $240,567 was paid to one of the holders of the shares under this guarantee arrangement.

         Presently, we have no material commitments for capital expenditures. Primary uses of cash may include acquisitions, the size and timing of which cannot be predicted. However, we are limited in our ability to acquire other PEO companies unless we can raise additional capital since most acquisitions involve the payment of cash and the issuance of stock for the purchase price and may also require some additional working capital following acquisition.

         In July 1998, we obtained a $10,000,000 revolving credit agreement with a bank. The credit agreement provided for borrowings at the prime rate or LIBOR plus 2.25%. The credit agreement requires us to maintain certain financial standards as to net worth, current ratio and cash position and also requires the bank's consent to acquisitions. $800,000 was borrowed on February 11, 1999 on this facility. We renewed this line of credit commitment for $3,500,000 in August 1999.

         We believe that the net proceeds from the sale of the common shares in December 1996 which were invested in marketable securities, together with existing cash, cash equivalents and internally generated funds will be sufficient to meet our presently anticipated working capital and capital expenditure requirements, excluding acquisitions of other PEO's for the foreseeable future. To the extent that we need additional capital resources, we believe that we will have access to bank financing and other alternative sources of capital. However, there can be no assurances that additional financing will be available on terms favorable to us, or at all.

         We did not pay dividends in 1996, 1997, 1998, or through the third quarter of 1999, and do not expect to pay a dividend in the foreseeable future.

INFLATION

         We believe the effects of inflation have not had a significant impact on our results of operations or financial condition.

YEAR 2000

         The following disclosures related to Year 2000 readiness were made in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. You will find updated disclosures regarding this issue in the "Recent Developments" section of this proxy statement.

         State Of Readiness

         Our primary business is the delivery of payroll and HR services to a widely diverse and geographically dispersed small business clientele. Our data processing systems are integral and critical to the efficient and effective delivery of its services. More specifically, we rely on these systems for preparing and processing client payrolls, payroll tax filings, benefits plan activities, insurance costs and client invoicing.

         Beginning in 1996, we began developing a new system that would better meet the needs of a rapidly growing company and that would also improve client service and operational efficiency. This new system is TEAM Direct(TM).

         Although this systems project was not embarked upon to address the Year 2000 issue, the result of this project is that TEAM Direct(TM) has been designed to be Year 2000 compliant. We believe TEAM Direct(TM) is Year 2000 compliant in all respects. We have tested the system for Year 2000 compliance and is satisfied that the system is Y2K compliant.

         Since September 1997, we have acquired eight PEO's outside of Ohio. These companies have operated on their own systems since being acquired. Their systems have not been evaluated for Year 2000 compliance because they will be converted to TEAM Direct(TM) before the year 2000. As of October 31, 1999 only one acquired location remains to be converted to TEAM Direct(TM).

         We believe we do not have any non-IT Systems that would result in a material adverse impact to us if they are not Year 2000 compliant.

         We rely upon large regional banks to process its electronic and non-electronic banking and disbursement activities. It also contracts with large well-known national and regional insurance carriers to provide and/or administer its employee benefits plans and insurance programs. We have not specifically approached these institutions about their ability to handle our business transactions in the Year 2000. We have received correspondence from our primary providers and banks that indicate they are or will be substantially Y2K compliant.

         Our customer base is primarily small businesses located throughout the mid-west, south and western regions of the United States. No one client is material to our operations. We have not evaluated the extent of Year 2000 readiness by our customers.

         We believe we have adequate alternative sources to maintain systems processing in the event of a temporary disruption of electric utility service at its main corporate headquarters. We also have alternative means of transmitting data, etc. if either of the Internet or our private frame relay is not enabled because of vendor Y2K problems. If neither the Internet nor the private frame relay are operational our business could be adversely affected. Similarly, the loss of telephone service for an extended period at our headquarters facility or at our service locations could adversely affect operations and ultimately our profitability.

         We believe that the disruption of electric utility service at any of our locations outside of our main corporate office would not have a material effect on our operations as long as either Internet or phone access is possible. More than a temporary disruption of both phone service or Internet service nationally or regionally would adversely affect our operations and ultimately our profitability.

         Costs

         We have not separately identified costs associated with Year 2000 compliance because it has not undertaken Year 2000 compliance as a specific project and has not employed outside consultants, etc. to address Year 2000 compliance. We believe that our development of TEAMDirect(TM) will result in its primary operating systems being Year 2000 compliant.

         Risks Of Failure

         We believe that if our primary operating system is not Year 2000 compliant, or if our banking and insurance vendors are not Year 2000 compliant, there would be significant material adverse consequences. We could have difficulty meeting our obligations to our clients to provide timely payrolls and administer employee benefits and insurance programs. This could result in lost business and/or significant increases in operating costs which may not be recoverable through price increases to our clients. The potential loss of business or increases in costs could have a material adverse effect on our financial condition and results of operations.

         Contingency Plan

         While we believe that our internal technology systems are Year 2000 compliant, there are risks in connection with the loss of electric utility service or telecommunication service. As of November 1999, we have not developed a contingency plan to address needed actions in the event of failure of our systems or significant vendor systems to be Year 2000 compliant.

                   MARKET PRICES OF COMMON STOCK AND DIVIDENDS

         Our common stock was quoted on the Nasdaq National Market under the symbol "TMAM" from December 10, 1996 until October 1, 1999, when it began trading on the Nasdaq SmallCap Market under the same symbol "TMAM." The following table sets forth, for the periods indicated, the high and low sales prices for the our common stock, as reported on the Nasdaq National Market and Nasdaq SmallCap Market.

            CALENDAR PERIOD                           COMPANY COMMON STOCK
--------------------------------------                ---------------------
                                                        HIGH            LOW

   Fiscal 1998:
      First Quarter                                   $17.50        $ 9.50
      Second Quarter                                  $14.00        $10.00
      Third Quarter                                   $10.44        $ 5.00
      Fourth Quarter                                  $ 7.50        $ 4.13

   Fiscal 1999:
      First Quarter                                   $ 6.50        $ 4.00
      Second Quarter                                  $ 5.38        $ 4.13
      Third Quarter                                   $ 6.88        $ 4.00
      Fourth Quarter                                  $ 7.25        $ 5.25

   Fiscal 2000:
      First Quarter (through February 4, 2000)         $6.75         $5.50

         The number of record holders of our common stock, as of December 31, 1999, was 158. The closing sales price of the common stock on February 1, 2000, was $6.25.

         We have not paid any cash dividends to holders of our common stock and do not anticipate paying any cash dividends in the foreseeable future, but intend instead to retain future earnings for reinvestment in our business. The payment of any future dividends would be at the discretion of our board of directors and would depend upon, among other things, future earnings, operations, capital requirements, our general financial condition and general business conditions.

                           FORWARD-LOOKING INFORMATION

         Statements in the preceding discussion that indicate our or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that our actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission, as the same may be amended from time to time.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, we do not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, we claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 1999, by each person known by us to own beneficially more than five percent our outstanding common stock, by each of our directors, by each of our executive officers, and by all directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

                                                           PERCENT OF SHARES
   NAME AND ADDRESS OF           SHARES BENEFICIALLY        BENEFICIALLY
   BENEFICIAL OWNER (1)      OWNED AT DECEMBER 31, 1999       OWNED(2)
------------------------     --------------------------       --------

Richard C. Schilg                     601,264 (3)              13.87%

Kevin T. Costello                     461,400 (4)               9.74%

Charles F. Dugan II                    37,200 (5)               *

Crystal Faulkner                        3,500 (6)               *

William W. Johnston                    12,660 (7)               *

M. R. Swartz                           16,000 (5)               *

S. Cash Nickerson                   1,376,544 (8)              29.05%

Byron G. McCurdy                      435,289 (9)               9.19%

Terry C. McCurdy                      420,244 (10)              8.87%

Michael R. Goodrich                    38,500 (11)              *

All Directors and Executive
Officers as a group (8 Persons)     1,424,793 (12)             30.73%


*   Represents less than 1% of our outstanding shares of common stock.

(1) The address of each of the directors and officers listed in the table is 110 East Wilson Bridge Road, Worthington, Ohio 43085.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(3) Includes 388,600 shares owned of record by Mr. Schilg over which he has sole voting and investment power and 224,664 shares owned of record by Mr. Schilg and his wife, Judith Schilg, as joint tenants, of which Mr. Schilg shares with his wife voting and investment power. Also includes 100,000 shares as to which Mr. Schlig gifted to two charitable remainder unitrusts of which Mr. Schilg does not serve as trustee.

(4) Includes 28,200 shares owned of record by Mr. Costello of which he has the sole voting and investment power and 373,200 shares owned of record by Mr. Costello and his wife, Anne M. Costello, as joint tenants, of which Mr. Costello shares with his wife voting and investment power. Also includes 60,000 shares as to which Mr. Costello has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of December 31, 1999.

(5) Includes 5,000 shares available from the exercise of stock options exercisable within 60 days of December 31, 1999.

(6) Includes 2,000 shares as to which Ms. Faulkner has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of December 31, 1999.

(7) Includes 12,360 shares as to which Mr. Johnston has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of December 31, 1999.

(8) Includes 102,000 shares as to which Mr. Nickerson has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of December 31, 1999.

(9) Includes 500 shares owned by Mr. McCurdy's minor children as to which Mr. McCurdy retains sole investment and dispositive control. Also includes 63,880 shares as to which Mr. McCurdy has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of December 31, 1999.

(10) Includes 63,880 shares available from the exercise of stock options exercisable within 60 days of December 31, 1999.

(11) Includes 29,000 shares available from the exercise of stock options exercisable within 60 days of December 31, 1999.

(12) Includes 236,120 shares available from the exercise of stock options exercisable within 60 days of December 31, 1999.

                       CERTAIN INFORMATION CONCERNING GES

         GES, the parent corporation of Acquisition, is a full-service provider of human resource outsourcing services, including temporary employees, contract employees, and permanent placement of full-time employees. GES also has a division that is a Professional Employer Organization providing services similar to TEAM America. Global Employment Holdings is the newly formed parent company of GES. GES's and Global Employment Holdings' principal executive offices are located at 14142 Denver West Parkway, Suite 350, Golden, Colorado, 80401. GES's telephone number is (303) 216-9500. See "Certain Information Concerning GES."


                 CERTAIN INFORMATION CONCERNING TEAM ACQUISITION

         GES recently formed Acquisition for the sole purpose of effecting the merger Acquisition has not conducted any prior business. Acquisition's principal executive offices are located at 14142 Denver West Parkway, Suite 350, Golden, Colorado, 80401. Acquisitions's telephone number is (303) 216-9500. See "Certain Information Concerning Acquisition."

                               PROXY SOLICITATION

         We will pay all expenses incurred in connection with solicitation of the enclosed proxy. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. In addition, we have retained [American Stock Transfer Corporation] to solicit proxies. We have requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and we will reimburse such brokers and nominees for their related out-of-pocket expenses.

                              SHAREHOLDER PROPOSALS

         If the merger is not completed, we expect to hold our annual meeting of shareholders in June 2000. If you are a shareholder with a proposal that you want to be presented at the 2000 annual meeting of shareholders, you must have submitted your proposal, by registered or certified mail, to the attention of our Secretary at our principal executive offices by April 15, 2000, in order for us to consider your proposal for inclusion in our proxy statement and form of proxy for the 2000 annual meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements and schedule of TEAM America included in their annual report on Form 10-K for the fiscal year ended December 31, 1998, incorporated by reference in this Proxy Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports included therein.

                                  OTHER MATTERS

         Management knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournment thereof. It is the intention of the persons named in the proxy to vote an such matters according to their best judgment.

                           INCORPORATION BY REFERENCE

         We filed the following documents with the Securities and Exchange Commission (File No. 0-21533) pursuant to the Exchange Act and incorporate them by reference:

         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 1999, June 30, 1999, and September 30, 1999;

         3. Our Proxy Statement for the Annual Meeting of Shareholders held on May 25, 1999; and

         4. Our Current Reports on Form 8-K filed July 29, 1999, September 29, 1999, September 30, 1999, October 1, 1999, and November 26, 1999.

         All documents we have filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the special meeting are incorporated by reference into this proxy statement and shall be deemed a part hereof from the date of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part, of this proxy statement.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR PROVIDED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 110 E. WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085, ATTN: KEVIN T. COSTELLO, PRESIDENT (TELEPHONE NUMBER (614) 848-3995). SUCH DOCUMENTS WILL BE PROVIDED TO SUCH PERSON BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST.

------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            TEAM AMERICA CORPORATION,

                        GLOBAL EMPLOYMENT SOLUTIONS, INC.

                                       AND

                             TEAM ACQUISITION, INC.

                                February 7, 2000


------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I         DEFINITIONS       1
                  Section 1.1       Certain Definitions       1
                  Section 1.2       Terms Generally  7

ARTICLE II        THE MERGER        7
                  Section 2.1       The Merger       7
                  Section 2.2       Conversion (or Retention) of Shares8
                  Section 2.3       Payment of Cash for Other Shares   8
                  Section 2.4       Proxy Materials  10
                  Section 2.5       Dissenting Shares10
                  Section 2.6       Stock Options    11

ARTICLE III       THE SURVIVING CORPORATION 12
                  Section 3.1       Articles of Incorporation 12
                  Section 3.2       Code of Regulations       12
                  Section 3.3       Directors and Officers    12

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY        12
                  Section 4.1       Corporate Existence and Power      12
                  Section 4.2       Corporate Authorization   12
                  Section 4.3       Governmental Authorization13
                  Section 4.4       Non-Contravention13
                  Section 4.5       Capitalization   13
                  Section 4.6       Reports and Financial Statements   14
                  Section 4.7       Disclosure Documents      15
                  Section 4.8       Absence of Certain Changes or Events  15
                  Section 4.9       No Undisclosed Material Liabilities17
                  Section 4.10      Litigation       17
                  Section 4.11      Taxes   18
                  Section 4.12      ERISA   19
                  Section 4.13      Labor Matters    21
                  Section 4.14      Compliance with Laws and Court Orders 21
                  Section 4.15      Finders' Fees    21
                  Section 4.16      Environmental Matters     21
                  Section 4.17      Subsidiaries     22
                  Section 4.18      Insurance        23
                  Section 4.19      Certain Business Practices 23
                  Section 4.20      Customers        23
                  Section 4.21      Contracts        24
                  Section 4.22      Disclosure       25
                  Section 4.23      Intellectual Property     25

                  Section 4.24      Related Party Transactions  26
                  Section 4.25      Assets  26
                  Section 4.26      Ohio Corporate Law Section 1704.02 27

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT
                  AND MERGERSUB     27
                  Section 5.1       Corporate Existence and Power      27
                  Section 5.2       Corporate Authorization   27
                  Section 5.3       Governmental Authorization27
                  Section 5.4       Non-Contravention28
                  Section 5.5       Disclosure Documents      28
                  Section 5.6       Litigation       28
                  Section 5.7       Finders' Fees    28
                  Section 5.8       Financing        28
                  Section 5.9       Capitalization   29

ARTICLE VI        COVENANTS OF THE COMPANY  29
                  Section 6.1       Conduct of the Company and the
                                    Subsidiaries 29
                  Section 6.2       Shareholder Meeting; Proxy Material  31
                  Section 6.3       Access to Information; Right of
                                    Inspection 32
                  Section 6.4       Other Potential Acquirers 32
                  Section 6.5       Resignation of Directors  34

ARTICLE VII       COVENANTS OF PARENT AND MERGERSUB           34
                  Section 7.1       Voting of Shares 34
                  Section 7.2       Director and Officer Liability     34

ARTICLE VIII      COVENANTS OF PARENT, MERGERSUB AND THE COMPANY 34
                  Section 8.1       Reasonable Best Efforts 34
                  Section 8.2       Certain Filings 35
                  Section 8.3       Public Announcements 36
                  Section 8.4       Further Assurances 36
                  Section 8.5       Notices of Certain Events 36
                  Section 8.6       Taxes 37

ARTICLE IX        CONDITIONS TO THE MERGER  37
                  Section 9.1       Conditions to the Obligations of Each
                                    Party   37
                  Section 9.2       Conditions to the Obligations of Parent and
                                    MergerSub     37
                  Section 9.3       Conditions to the Obligations of the
                                    Company        38

ARTICLE X         TERMINATION       39
                  Section 10.1      Termination      39
                  Section 10.2      Termination Fee  40
                  Section 10.3      Effect of Termination     41

ARTICLE XI        MISCELLANEOUS     42
                  Section 11.1      Notices 42
                  Section 11.2      Survival of Representations and
                                    Warranties  43
                  Section 11.3      Amendments; No Waivers    43
                  Section 11.4      Expenses43
                  Section 11.5      Transfer Taxes   44
                  Section 11.6      Successors and Assigns    44
                  Section 11.7      Governing Law    44
                  Section 11.8      Counterparts; Effectiveness        44
                  Section 11.9      Severability     44
                  Section 11.10     Specific Performance     44
                  Section 11.11     Entire Agreement; No Third-Party
                                    Beneficiaries     44

                                    EXHIBITS

         Exhibit A         Exchanging Shareholders

                                      ANNEX

         Annex I           Series A-7 Preferred Stock

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of February 7, 2000 among TEAM America Corporation, an Ohio corporation (the "Company"), Global Employment Solutions, Inc., a Colorado corporation ("Parent"), and TEAM Acquisition, Inc., an Ohio corporation ("MergerSub").

                                    RECITALS

         A. As of the date hereof, certain holders of outstanding capital stock of the Company have entered into shareholder voting agreements (the "Voting Agreements") and executed irrevocable proxies (the "Irrevocable Proxies") constituting approximately fifty-one and seven tenths percent (51.6%) of the outstanding capital stock of the Company, excluding the 750,000 shares of the Company's common stock to be exchanged pursuant to the Transfer and Exchange Agreement (defined herein).

         B. MergerSub is a wholly owned subsidiary of Parent.

         C. Parent, MergerSub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined below) and also to prescribe certain conditions to the Merger.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         "1998 Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 1998 (and the notes thereto) set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         "Agreement" shall mean this Agreement and Plan of Merger.

         "Balance Sheet Date" shall mean September 30, 1999.

         "Benefit Arrangements" shall have the meaning set forth in Section 4.12(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Benefits" shall have the meaning set fort in Section 6.1(e).

         "Common Stock" shall mean the capital stock of the Company designated as common stock, no par value.

         "Company" shall mean TEAM America Corporation, an Ohio corporation.

         "Company Intellectual Property Rights" shall have the meaning set forth in Section 4.23(a).

         "Company Proxy Statement" shall have the meaning set forth in Section 4.7.

         "Company SEC Reports" shall have the meaning set forth in Section 4.6.

         "Company Securities" shall have the meaning set forth in Section
4.5(b).

         "Company Shareholder Meeting" shall have the meaning set forth in
Section 6.2.

         "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of June 29, 1999 by and between the Company, KRG and Parent.

         "Contracts" shall have the meaning set forth in Section 4.21(a).

         "Current Policies" shall have the meaning set forth in Section 7.2.

         "Director Options" shall mean the outstanding options to acquire Shares granted to directors of the Company.

         "Disbursing Agent" shall have the meaning set forth in Section 2.3(a).

         "Disclosure Letter" shall have the meaning set forth in the preamble to
Article IV.

         "Dissenting Shares" shall have the meaning set forth in Section 2.5.

         "Effective Time" shall have the meaning set forth in Section 2.1(b).

         "Employee Benefit Plan" shall have the meaning set forth in Section 3(3) of ERISA.

         "Employee Options" shall mean the outstanding options to acquire Shares granted to employees of the Company.

         "Employee Plans" shall have the meaning set forth in Section 4.12(a).

         "Environmental Laws" shall mean any and all applicable federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, Permits, relating to human health, natural resources, or the environment or to Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the notification, clean-up or other remediation thereof, including without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act,
33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., each as amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchanging Shareholders" shall mean the Persons listed on Exhibit A hereto.

         "Expenses" shall have the meaning set forth in Section 10.2(b).

         "Fasturn" shall mean Fasturn, Inc., a Nevada corporation.

         "Financing" shall have the meaning set forth in Section 5.8.

         "Financing Letters" shall have the meaning set forth in Section 5.8.

         "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

         "Global Acquisition" shall mean Global Acquisition, Inc., a newly formed Colorado corporation formed for the purpose of merging with and into Parent to accomplish the transactions contemplated by Section 2.2(c).

         "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal.

         "Hazardous Substances" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are defined as "hazardous materials," "hazardous wastes," "hazardous substances," "wastes" or other similar designations in any Environmental Laws; (iii) without limitation, which contain asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (iv) which pose a hazard to human health and safety, natural resources, or the environment.

         "Holding" shall mean Global Employment Holdings, Inc., a newly formed Delaware corporation, which shall become the parent of Parent and the Company.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Insurance Policies" shall have the meaning set forth in Section 4.18.

         "Interim Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1999 (and the notes thereto) set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

         "Irrevocable Proxies" shall have the meaning set forth in the Recitals.

         "KRG" shall mean KRG Capital Partners, L.L.C., a Colorado limited liability company.

         "Law" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, agreements, settlements, governmental guidelines or interpretations, Permits, rules and bylaws of a Governmental Authority.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" shall mean with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on (i) the business, financial condition, results of operations, prospects, assets or liabilities of such party (together with its Subsidiaries, taken as a whole), (ii) the legality or enforceability against a party to this Agreement or (iii) the ability of a party to perform its obligations and to consummate the transactions under this Agreement. An adverse change in the market price or trading volume of the Shares shall not be deemed, by itself, to constitute a Material Adverse Effect.

         "Merger" shall have the meaning set forth in Section 2.1(a).

         "Merger Consideration" shall have the meaning set forth in Section 2.2(a).

         "MergerSub" shall mean TEAM Acquisition, Inc., an Ohio corporation.

         "MergerSub Shares" shall mean the common stock, without par value, of MergerSub.

         "New Financing Letters" shall have the meaning set forth in Section
5.8.

         "Notice of Superior Proposal" shall have the meaning set forth in
Section 6.4(b).

         "Ohio Corporate Law" shall mean the Ohio general corporation law, currently Chapter 1701 of the Ohio Revised Code, as amended.

         "Other Shares" shall have the meaning set forth in Section 2.2(a).

         "Options" shall mean Employee Options, Director Options and any other options issued to purchase Common Stock.

         "Parent" shall mean Global Employment Solutions, Inc., a Colorado corporation.

         "Pension Plans" shall have the meaning set forth in Section 4.12(a).

         "PEO" means a Professional Employer Organization.

         "PEO Form Contract" shall have the meaning set forth in Section
4.21(c).

         "PEO Laws" means any Laws regulating PEOs in any State in which the Company does business.

         "Permits" shall mean any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company.

         "Permitted Investments" shall have the meaning set forth in Section 2.3(a).

         "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

         "Preferred Stock" means the Series A-7 Preferred Stock of Holdings having the rights set forth on Annex I.

         "Proceeding" shall have the meaning set forth in Section 4.10.

         "Property" shall have the meaning set forth in Section 4.25.

         "Related Parties" shall have the meaning set forth in Section 4.24. "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Substances into or upon the environment, including the air, soil, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

         "Replacement Policies" shall have the meaning set forth in Section 7.2.

         "RJA" shall mean Raymond James & Associates, Inc.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shares" shall mean the Common Stock of the Company.

         "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Superior Proposal" shall have the meaning set forth in Section 6.4(c).

         "Surviving Corporation Shares" shall mean the common stock, without par value, of the Surviving Corporation.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

         "System" has the meaning set forth in Section 4.18.

         "Tax" or "Taxes" shall mean (A) all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, fees, assessments or charges of any kind whatsoever, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of Law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or other agreement that includes indemnification for any tax liability.

         "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

         "Termination Fee" shall have the meaning set forth in Section 10.2(a).

         "Third Party" shall have the meaning set forth in Section 6.4(c).

         "Third Party Acquisition" shall have the meaning set forth in Section 6.4(c).

         "Transfer and Exchange Agreement" shall mean the Transfer and Exchange Agreement dated as of the date hereof by and among Global, Fasturn and the Exchanging Shareholders.

         "Transfer Taxes" shall have the meaning set forth in Section 11.5.

         "Voting Agreements" shall have the meaning set forth in the Recitals.

         "Voting Shares" shall mean all of the Shares other than the Shares subject to Section 2.2(c).

Section 1.2 TERMS GENERALLY. The definitions in Sections 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Sections, paragraphs and Exhibits and Schedules shall be deemed references to Sections or paragraphs of or Exhibits or Schedules to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II
                                   THE MERGER

Section 2.1 THE MERGER.

(a) At the Effective Time, MergerSub shall be merged with and into the Company in accordance with Ohio Corporate Law and the terms and conditions hereof (the "Merger"). Upon consummation of the Merger, the separate existence of MergerSub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

(b) As soon as practicable after satisfaction of (or, to the extent permitted hereunder, waiver of) all conditions to the Merger, the Company and MergerSub will file a certificate of merger with the Secretary of State of Ohio in accordance with Ohio Corporate Law and make all other filings or recordings required by Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is certified by the Secretary of State of Ohio or at such later time as is specified in the certificate of merger (the "Effective Time").

(c) The Merger shall have the effects set forth in Section 1701.82 of Ohio Corporate Law.

Section 2.2 CONVERSION (OR RETENTION) OF SHARES. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:

(a) Other than (i) any shares of Common Stock to be canceled pursuant to Section 2.2(b) and (ii) each share of Common Stock to remain outstanding pursuant to
Section 2.2(c), each share of Common Stock issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, which shall have the rights set forth in Section 2.5) shall be canceled and shall be converted automatically into the right to receive an amount equal to $7.75 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of common stock in the manner provided in Section 2.3; the shares of Common Stock being converted into the right to receive the Merger Consideration are hereinafter referred to as the "Other Shares."

(b) Each Share held in the treasury of the Company and each Share owned by MergerSub, if any, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) 750,000 Shares registered in the names set forth on Exhibit A shall not be converted, exchanged or canceled as provided above but shall remain outstanding as agreed upon in the Transfer and Exchange Agreement. Immediately after the Effective Time and in accordance with the Transfer and Exchange Agreement, such shares of Common Stock shall be exchanged for newly-issued shares of Preferred Stock such that, after such exchange, the individuals referred to in the first sentence of this Section 2.3(c) shall hold the number of shares of Preferred Stock set forth on Exhibit A. The terms of the Preferred Stock are set forth in Annex I attached hereto.

Section 2.3 PAYMENT OF CASH FOR OTHER SHARES.

(a) At the Effective Time, the Surviving Corporation shall irrevocably deposit or cause to be deposited with National City Bank (the "Disbursing Agent"), as agent for the holders of Other Shares, cash in the aggregate amount required to pay the Merger Consideration in respect of the Other Shares outstanding immediately prior to the Effective Time. Pending distribution pursuant to
Section 2.3(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Other Shares and such cash shall not be used for any other purposes; provided that the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.3(b) hereof. Each holder of a certificate or certificates representing Other Shares canceled and extinguished at the Effective Time pursuant to Section 2.2(a) hereof may thereafter surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of Other Shares, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time.

(b) After surrender to the Disbursing Agent of any certificate which prior to the Effective Time shall have represented any Other Shares, the Disbursing Agent shall promptly distribute to the Person in whose name such certificate shall have been registered, a check in the amount of the Merger Consideration into which such Other Shares shall have been converted at the Effective Time pursuant to Section 2.2(a) hereof. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Time cause to be distributed to such holders appropriate materials to facilitate such surrender.

(c) If payment is to be made to a Person other than the registered holder of the Other Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Other Shares or establish to the satisfaction of the Disbursing Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Other Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing

Other Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for Other Shares remains unclaimed six months after the Effective Time, such cash shall be returned to the Surviving Corporation, upon demand, and any holder who has not converted his Other Shares into the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Other Shares for any amount paid to a public official pursuant to applicable unclaimed property Laws. Any amounts remaining unclaimed by holders of Other Shares seven years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Disbursing Agent pursuant to Section 2.3(a) to pay for Other Shares for which dissenter's rights have been perfected shall be returned to the Surviving Corporation, upon demand.

(g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Other Shares.

(h) From and after the Effective Time, the holders of Other Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Other Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

(i) In the event that any Other Share certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Other Share certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such holder of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Other Share certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Other Share certificate the Merger Consideration, cash in lieu of fractional Other Shares, and unpaid dividends and distributions on Other Shares deliverable in respect thereof pursuant to this Agreement and the Merger.

Section 2.4 PROXY MATERIALS. In connection with the Company Shareholder Meeting, the Company shall prepare and file with the SEC the Company Proxy Statement relating to the transactions contemplated by this Agreement and the Merger and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Company Proxy Statement to be mailed to the Company's shareholders, all as soon as reasonably practicable;

provided, that prior to the filing of the Company Proxy Statement, the Company shall consult with Parent with respect to such filings and shall afford Parent reasonable opportunity to comment thereon. Parent shall provide the Company with any information for inclusion in the Company Proxy Statement which may be required under applicable Law and which is reasonably requested by the Company. The Company shall promptly notify Parent of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Company Proxy Statement or for additional information, and will promptly supply Parent with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Shareholder Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Company Proxy Statement, the Company will promptly inform Parent. In such case, the Company, with the cooperation of Parent, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, the Company shall consult with Parent with respect to such amendment or supplement and shall afford Parent reasonable opportunity to comment thereon. The Company will notify Parent at least 24 hours prior to the mailing of the Company Proxy Statement, or any amendment or supplement thereto, to the Company's shareholders.

Section 2.5 DISSENTING SHARES. Notwithstanding Section 2.2, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger and who has delivered a written demand for relief as a dissenting shareholder in the manner provided by Ohio Corporate Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting shareholder ("Dissenting Shares"), shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 1701.84 of Ohio Corporate Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to
Section 1701.84 of Ohio Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with Ohio Corporate Law; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish his entitlement to relief as a dissenting shareholder as provided in Section 1701.85 of Ohio Corporate Law or failed to comply with the requirements for dissenting shareholders set forth therein, (ii) shall have effectively withdrawn his demand for relief as a dissenting shareholder with respect to such Shares or lost his right to relief as a dissenting shareholder and payment for his Shares under Section 1701.85 of Ohio Corporate Law or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 1701.85 of Ohio Corporate Law, such holder shall forfeit the right to relief as a dissenting shareholder with respect to such Shares and each such Share shall be converted into the right to receive the appropriate Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 2.2. The Company shall give Parent and MergerSub prompt notice of any demands received by the Company for relief as a dissenting shareholder and Parent and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent and MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

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Section 2.6 STOCK OPTIONS.

(a) Each Option that has an exercise price of equal to or greater than $7.75 shall be canceled at the Effective Time.

(b) Immediately prior to the Effective Time, all other outstanding Options shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Options shall receive a cash payment from the Company equal to (i) the product of (y) the total number of Shares previously subject to such Option and (z) the excess of the Merger Consideration that would be paid with respect to the Shares subject to such Option if the Option were exercised over the exercise price per Share subject to such Option, and (ii) reduced by any required withholding of Taxes.

(c) Prior to the Effective Time, the Company shall (i) take all steps necessary to cause the Company's stock option plans to be terminated on or prior to the Effective Time and to otherwise make any amendments to the terms of such stock option plans that are necessary to give effect to the transactions contemplated by this Agreement, and (ii) use all necessary efforts to obtain at the earliest practicable date all written consents from holders of Options to the cancellation of such holder's Options to take effect at the Effective Time. Notwithstanding any other provision of this Section 1.8, payment may be withheld in respect of any Option until necessary or appropriate consents are obtained with respect to such Option.

                                  ARTICLE III
                           THE SURVIVING CORPORATION

Section 3.1 ARTICLES OF INCORPORATION. The articles of incorporation of MergerSub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance therewith and in accordance with applicable Law.

Section 3.2 CODE OF REGULATIONS. The Code of Regulations of MergerSub in effect at the Effective Time shall be the Code of Regulations of the Surviving Corporation until amended in accordance therewith and in accordance with applicable Law.

Section 3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

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                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and MergerSub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to Parent and MergerSub by the Company concurrently with entering into this Agreement (the "Disclosure Letter"):

Section 4.1 CORPORATE EXISTENCE AND POWER. Section 4.1 of the Disclosure Letter lists each Subsidiary of the Company and the number of shares and percentage of such Subsidiary's outstanding equity interest owned by the Company. Section 4.1 of the Disclosure Letter also lists, for each of the Company and its Subsidiaries, its jurisdiction of incorporation and the states in which it is qualified to do business. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the currently effective articles of incorporation and bylaws or similar organizational documents of the Company and each of its Subsidiaries (as the same may be amended and restated as of the date hereof).

Section 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (i) are within the Company's corporate powers and (ii) except for the adoption of this Agreement by the affirmative vote of a majority in voting interests of the Voting Shares, have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities Laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with Ohio Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act;
(iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky Laws; (vi) the filing of appropriate documents with the relevant authorities of the jurisdictions in which the Company is qualified to do business; and (vii) such other items (A) required solely by reason of the participation of MergerSub in the Merger or (B) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.4 NON-CONTRAVENTION. Other than as set forth in Section 4.4 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation, Code of Regulations or similar organizational documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, writ, injunction, order or decree of any court or Governmental Authority binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.5 CAPITALIZATION.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock of which as of December 31, 1999 there were 4,335,999 shares issued and outstanding, and 1,000,000 shares of preferred stock none of which is issued and outstanding. As of December 31, 1999 there were outstanding Options to purchase an aggregate of 1,007,290 shares of Common Stock (of which Options to purchase an aggregate of 463,875 shares of Common Stock were vested and exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Except as set forth in this Section 4.5 and except for changes since December 31, 1999 resulting from the exercise of Options outstanding on such date, there are no outstanding (i) shares of capital stock or other voting securities of the Company or any of its Subsidiaries, (ii) securities of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries, (iii) options or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). Except as set forth on Section 4.5 of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Section 4.5 of the Disclosure Letter, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries or any preemptive rights with respect thereto.

Section 4.6 REPORTS AND FINANCIAL STATEMENTS.

(a) The Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

(b) The Company has heretofore made available or promptly will make available to Parent and MergerSub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC.

Section 4.7 DISCLOSURE DOCUMENTS. The proxy statement (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger will not, at the date it is first mailed to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made in the Company Proxy Statement based on information supplied by Parent and MergerSub for inclusion therein.

Section 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

(a) Since the Balance Sheet Date, and except as discussed in the Company SEC Reports, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

(b) Without limiting the generality of the foregoing Section 4.8(a), since the Balance Sheet Date and except as disclosed in the Company SEC Reports or Section
4.8 of the Disclosure Letter, there has not been:

(i) any damage, destruction or loss to any of the assets or properties of the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company;

(ii)              any   declaration,   setting  aside  or  payment  of  any
                  dividend or distribution or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

(iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company or any of its Subsidiaries for consideration in the aggregate in excess of $200,000 or other than in the ordinary course of business consistent with past practices;

(iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein;

(v)               any loans or  advances  to any  Person in  excess of  $200,000 in the aggregate;

(vi) any incurrence of or guarantee with respect to any indebtedness for borrowed money by the Company or any of its Subsidiaries other than pursuant to the Company's existing credit facilities in the ordinary course of business or any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset;

(vii) any material change in any method of accounting or accounting practice or Tax or Tax practice used by the Company or any of its Subsidiaries, other than such changes required by a change in Law or GAAP;

(viii) (A) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practice, (B) any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors or officers or generally applicable to all or any category of the Company's or its Subsidiaries' employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company and its Subsidiaries or generally applicable to all or any category of the Company's or its Subsidiaries' employees or
                  (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of
                  (B) and (C) above, increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries;

(ix) any revaluing in any material respect of any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(x) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices;

(xi) any change, amendment or formal notice to the Company with respect to any insurance policy or program of the Company or any new insurance policy;

(xii) any agreement to take any actions specified in this Section 4.8(b), except for this Agreement; or

(xiii) any adverse change in the Company's or any of the Subsidiaries' worker's compensation experience.

Section 4.9 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individual or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, and other than:

(i) liabilities disclosed in the Company SEC Reports filed prior to the date hereof;

(ii) actual trade payables incurred in the ordinary course of business consistent with past practices;

(iii)             liabilities incurred to perform this Agreement; and

(iv)              those set forth in Section 4.9 of the Disclosure Letter.

Section 4.10 LITIGATION. Except as set forth in the Company SEC Reports filed prior to the date hereof and Section 4.10 to the Disclosure Letter, (a) there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or their respective properties before any court or arbitrator or any Governmental Authority (a "Proceeding") and (b) to the knowledge of the Company, there is no basis for any such Proceeding.

Section 4.11 TAXES.

(a) Except as set forth on Section 4.11 to the Disclosure Letter, the Company and each of its Subsidiaries:

(i) has timely filed all material Tax Returns that it was required to file and has paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax Return). The accrual for current Taxes payable in the latest financial statements included or incorporated by reference in the Company SEC Reports is substantially adequate to cover all Taxes attributable to periods or portions thereof ending on the date of such financial statements, and no Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

(ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed by the Company and each of its Subsidiaries are true and correct in all material respects; and

(iii) has not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

(b) The Company has delivered to Parent and MergerSub true, correct and complete copies of all federal Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for the periods ending on or after December 31, 1994.

(c) Except as set forth in Section 4.11 to the Disclosure Letter:

(i) the Company has not been notified by the Internal Revenue Service or any other taxing authority that any material dispute or claims have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company;

(ii) there are no pending Tax audits and no waivers of statutes of limitations have been given or requested;

(iii) no Tax Liens have been filed against the Company or any of the Subsidiaries, except for Tax Liens for current Taxes not yet due and payable for which adequate reserves have been provided for in the latest balance sheet of the Company;

(iv) no material unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or any of the Subsidiaries;

(v) none of the Company or any Subsidiary has received notice within the last three years from any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

(vi) the Company and each Subsidiary has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee;

(vii) none of the Company or any of the Subsidiaries is a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority;

(viii) except in accordance with past practice, none of the Company or any Subsidiary has taken any action that would have the effect of deferring any taxable income of the Company or any Subsidiary from any taxable period or portion thereof ending before the Effective Time to any period following the Effective Time. None of the Company or any Subsidiary is required to include in its income any adjustment pursuant to
                  Section 481 of the Code following the Effective Time; and

(ix) there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that could obligate the Company to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

Section  4.12 ERISA.

(a) Section 4.12(a) of the Disclosure Letter sets forth a list identifying each "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), material benefit arrangement, plan, or policy, including without limitation, (i) each deferred compensation plan, (ii) each equity compensation plan, (iii) each plan or arrangement providing severance benefits ("Benefit Arrangements") which (x) is subject to any provision of ERISA or (y) is maintained, administered or contributed to by the Company or any affiliate (as defined below) within the last ten years, under which the Company or any Subsidiary has any liability. The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been delivered to MergerSub together with (A) the most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. (Such plans are referred to collectively herein as the "Employee Plans.") For purposes of this Section 4.12, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above.

(b) Neither the Company nor any of its affiliates maintains or contributes to or has maintained or contributed to within the last five years a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary, any officer or director of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to

Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect on the Company.

(c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan is so qualified and no amendments have been adopted since the receipt of such determination letter that would result in the revocation of such letter. The Company has delivered to Parent and MergerSub copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Nothing has occurred since the date of the most recent Internal Revenue Service determination letters that would adversely affect the Tax-qualified status of any Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) Except as set forth on Section 4.12(d) of the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

(e) Except as disclosed on Section 4.12(e) of the Disclosure Letter, none of the Company or any Subsidiary is a party to or subject to (i) any employment contract or arrangement providing for annual future compensation of $80,000 or more with any officer, consultant, director or employee, or that have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year; (ii) any severance agreements, programs and policies with or relating to its employees except programs and policies required to be maintained by Law; or (iii) any plans, programs, agreements and other arrangements with or relating to its employees which contain change in control provisions. The Company has delivered to Parent and MergerSub copies (or descriptions in detail reasonably satisfactory to MergerSub) of all such agreements, plans, programs and other arrangements.

(f) Except as disclosed in Section 4.12(f) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or similar agreement or arrangement disclosed in this Agreement solely by reason of the Company's entering into this Agreement or in connection with the transactions contemplated by this Agreement.

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Section 4.13 LABOR MATTERS.

(a) There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of the Company, threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, customers or clients, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries except as disclosed in
Section 4.13 of the Disclosure Letter. There are no pending or, to the knowledge of the Company, threatened charges or complaints against the Company or its Subsidiaries by the National Labor Relations Board or any comparable state agency.

Section 4.14 COMPLIANCE WITH LAWS AND COURT ORDERS. Neither the Company nor its Subsidiaries is in violation of, nor has it since January 1, 1997 violated, and to the knowledge of the Company, nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, including but not limited to PEO Laws, except for possible violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 4.11 and 4.16, respectively.

Section 4.15 FINDERS' FEES. With the exception of fees payable to RJA, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any of its Subsidiaries which might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.16 ENVIRONMENTAL MATTERS.

(a) Except as set forth in the Company SEC Reports or on Section 4.16 of the Disclosure Letter:

(i) the Company and each Subsidiary is and has at all times been in compliance in all material respects with all Environmental Laws;

(ii) except in accordance with Permits, there has been no Release of Hazardous Substances at any real property that is or was owned or operated by the Company during the period of such ownership or operation except for Releases which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

(iii) no notice, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of the Company, is pending or threatened by any Person against, the Company or any Subsidiary nor has any penalty been assessed against the Company or any Subsidiary with respect to any alleged violation of any Environmental Law;

(iv) none of the Company or any Subsidiary has disposed or arranged for the disposal of Hazardous Substances on any third party property that has resulted in or may reasonably be expected to result in the Company or any Subsidiary to material liability under any Environmental Law; and

(v) no underground tanks, asbestos-containing material or polychlorinated biphenyls are or have been located on real property that is owned or operated by the Company or any Subsidiary nor were any underground tanks, asbestos-containing material or polychlorinated biphenyls located on real property formerly owned or operated by the Company or any Subsidiary during the period of the Company's or such Subsidiary's ownership or operations of such real property, or to the knowledge of the Company, prior to the period of the Company's or such Subsidiary's ownership or operations of such real property.

(b) There are no material Permits issued pursuant to or required under any Environmental Law which require the consent, notification, approval or other action of any Person to remain in full force and effect following consummation of the transactions contemplated hereby. A true and complete list of all material Permits issued pursuant to or required under Environmental Laws is set forth in Section 4.16 of the Disclosure Letter attached hereto.

(c) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge and has in its possession or control relating to the business of the Company or any real property that is owned or operated by the Company or any Subsidiary which has not been delivered to Parent and MergerSub.

(d) None of the Company or any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other Person under any Environmental Law, including any obligation for corrective or remedial action.

Section 4.17 SUBSIDIARIES. Except as set forth on in the Company SEC Reports or as otherwise described in Section 4.17 of the Disclosure Letter, all the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company, by another Subsidiary or by the Company and another such Subsidiary, free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries, the Company does not own directly or indirectly, any capital stock or other ownership interest in any other Person. The outstanding capitalization of each Subsidiary is set forth on Section 4.1 of the Disclosure Letter.

Section 4.18 INSURANCE.

(a) Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 4.18 of the Disclosure Letter sets forth the type, deductible, coverage limits and term for each of the Insurance Policies, and all of the information on Section 4.18 of the Disclosure Letter with respect to each Insurance Policy is complete and accurate in all material respects. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. Section
4.18 of the Disclosure Letter also sets forth all health insurance and worker's compensation policies, and self-insurance funds or similar arrangements with which the Company or any of its Subsidiaries has been associated within the last five years.

Section 4.19 CERTAIN BUSINESS PRACTICES. None of the Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

Section 4.20 CUSTOMERS. The documents and information supplied by the Company to Parent and MergerSub or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant customers are complete and accurate in all material respects. During the last 12 months, none of the Company or any Subsidiary has received any notices of termination or material alteration of a contract or business relationship, or written threats of any such action from any of the ten largest customers of the Company and its Subsidiaries. Section 4.20 of the Disclosure Letter contains a list of the five largest customers of the Company and its Subsidiaries.

Section 4.21 CONTRACTS.

(a) Section 4.21 of the Disclosure Letter contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Disclosure Letter and real property leases set forth in Section 4.25 of the Disclosure Letter) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12 of the Disclosure Letter and the real property leases set forth in Section 4.25 of the Disclosure Letter, the "Contracts"):

(i) Contracts requiring annual expenditures by or liabilities of the Company or its Subsidiaries in excess of $50,000 which have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

(ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

(iii) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

(iv) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of the Company or its Subsidiaries;

(v) Contracts with any Governmental Authority which have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year;

(vi) other Contract or commitment in which the Company or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory;

(vii) to the knowledge of the Company, as of the date hereof, any other Contract the performance of which could be reasonably expected to require expenditures by the Company or any of its Subsidiaries in excess of $50,000; and

(viii) Contracts which are otherwise material to the Company and its Subsidiaries.

(b) Except as set forth in Section 4.21 of the Disclosure Letter, true and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered to Parent and MergerSub. Each of the Contracts is a valid and binding obligation of the Company and, to the Company's knowledge without any investigation, the other parties thereto, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. To the knowledge of the Company, except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract set forth in Section 4.21 of the Disclosure Letter in response to Section 4.21(a)(ii) to accelerate, or which does accelerate, the maturity of any such indebtedness.

(c) Section 4.21(a) of the Disclosure Letter sets forth the Company's and its Subsidiaries' standard form Contractual Service Agreement (the "PEO Form Contract") used by the Company and its Subsidiaries for each of its PEO customers. Section 4.21(a) of the Disclosure Letter also sets forth a copy of each PEO Contract executed by the Company or any Subsidiary and any customer with over 50 employees that has been modified from the PEO Form Contract.

(d) Neither the Company nor any of its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.22 DISCLOSURE. None of the representations or warranties made by the Company herein or in any schedule hereto, including the Disclosure Letter, or in any certificate furnished by the Company pursuant to this Agreement, or in the Company SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

Section 4.23 INTELLECTUAL PROPERTY.

(a) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all of the Company's existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (the "Company Intellectual Property Rights") except where the failure to own or possess valid rights to use such Company Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect on the Company.

(b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which the Company or any Subsidiary is a party nor, to the knowledge of the Company, is any such litigation proceeding threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and except as set forth in Section 4.23 of the Disclosure Letter, the conduct of the business of the Company and its Subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights.

Section 4.24 RELATED PARTY TRANSACTIONS. Except as set forth in the Company SEC Reports or Section 4.24 of the Disclosure Letter, (a) no beneficial owner of 5% or more of the Company's outstanding capital stock, or (b) officer or director of the Company or (or any immediate family member of such officer or director) or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries, or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries. Following the Effective Time, except for obligations set forth in this Agreement, neither the Company nor any of its Subsidiaries will have any obligations to any Related Party except for (x) accrued salary for such Related Party for the pay period commencing immediately prior to the Effective Time and (y) the obligations set forth in the Company SEC Reports and Section 4.24 of the Disclosure Letter.

Section 4.25 ASSETS.

(a) The assets and properties of the Company and its Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in all material personal properties and assets reflected on the Company's Balance Sheet at the Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice).

(b) Section 4.25 of the Disclosure Letter sets forth (i) a complete and accurate list of each improved and unimproved real property (each, a "Property") owned or leased by the Company or any of its Subsidiaries, and the current use of such Property and indicating whether the Property is owned or leased, (ii) a complete and accurate list of all leases pursuant to which the Company or any of its Subsidiaries lease personal property and (iii) with respect to each lease for Property, the term (including renewal options) and current fixed rent.

(c) Except as set forth in Section 4.25 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened condemnation or similar proceedings relating to any of the Properties of the Company and its Subsidiaries, except for such proceedings which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.26 OHIO CORPORATE LAW SECTION 1704.02. The Company has heretofore delivered to Parent and MergerSub a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to 1704.02(A) of the Ohio Corporate Law, the restrictions contained in Section 1704.02 of Ohio Corporate Law are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.


                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

     Parent and MergerSub, jointly and severally, represent and warrant to the Company that:

Section 5.1 CORPORATE EXISTENCE AND POWER. Each of Parent and MergerSub is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. Since the date of its incorporation, MergerSub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

Section 5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Parent and MergerSub of this Agreement and the consummation by each of Parent and MergerSub of the transactions contemplated hereby are within the corporate powers of each of Parent and MergerSub and have been duly authorized by all necessary corporate and shareholder action, other than as to the transactions contemplated by Section 2.2(c) and the merger of Parent with Global Acquisition. This Agreement constitutes a valid and binding agreement of each of Parent and MergerSub, except (i) as rights to indemnity hereunder may be limited by federal or state securities Laws or the public policies embodied therein,
(ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by MergerSub of this Agreement and the consummation by each of Parent and MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of a certificate of merger in accordance with Ohio Corporate Law, (b) compliance with any applicable requirements of the HSR Act; (c) compliance with the applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky Laws; and (f) such other items the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect on Parent and MergerSub, taken as a whole.

Section 5.4 NON-CONTRAVENTION. The execution, delivery and performance by each of Parent and MergerSub of this Agreement and the consummation by each of Parent and MergerSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the articles of incorporation or bylaws or similar organizational documents of Parent or MergerSub, (b) contravene, conflict with or constitute a violation of any provision of Law, regulation, judgment, order or decree binding upon Parent or MergerSub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or MergerSub or to a loss of any benefit to which Parent or MergerSub is entitled under any agreement, contract or other instrument binding upon MergerSub which in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent and MergerSub.

Section 5.5 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Parent or MergerSub for inclusion in the Company Proxy Statement will, at the date it is first mailed to shareholders of the Company or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6 LITIGATION. Except as set forth on Schedule 5.6, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Parent or MergerSub pending or, to Parent or MergerSub's knowledge, threatened against Parent or MergerSub or any of its properties, assets or rights before any Governmental Authority which could reasonably be expected to prevent Parent or MergerSub from consummating the transactions contemplated by this Agreement, and
(b) to the knowledge of Parent and MergerSub, there is no basis for any such Proceeding.

Section 5.7 FINDERS' FEES. Except for the parties providing the Financing and fees payable to KRG and Fasturn, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of MergerSub who would be entitled to any fee or commission from Parent or MergerSub or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

Section 5.8 FINANCING. MergerSub shall have at the Closing sufficient cash through a combination of committed capital from its investors and commitments from financial institutions, subject to the conditions set forth in the Financing Letters (as defined below), to enable it to pay the full Merger Consideration as provided herein, to make all other necessary payments by it in connection with the Merger (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses (the "Financing"). The foregoing representation and warranty is expressly conditioned on the Company's using all reasonable efforts to cooperate with and assist Parent and MergerSub in obtaining the Financing. The parties acknowledge that financing letters from the following Persons have been delivered to the Board of Directors of the Company: (x) Rocky Mountain Mezzanine Fund II, L.P., (y) LaSalle Bank N.A. and (z) ReliaStar Financial Corporation (collectively, the "Financing Letters"). Notwithstanding anything in this
Section 5.8 to the contrary, the Financing Letters delivered to the Board of Directors of the Company on or before the date of this Agreement may be superseded at the option of Parent and MergerSub after the date hereof but prior to the Effective Time by letters (the "New Financing Letters") delivered to the Board of Directors of the Company which contemplate co-investment by a third party, which New Financing Letters shall be identical in all material respects to the Financing Letters except for changes necessary to reflect the co-investment, provided that the terms of the New Financing Letters shall not have any adverse effect upon the ability to consummate, or expand upon the conditions precedent to, the Financing as set forth in the Financing Letters. In such event, the term "Financing Letters" as used herein shall be deemed to refer to the New Financing Letters.

Section 5.9 CAPITALIZATION. As of the date hereof, the authorized shares of MergerSub consists of 850 shares of Common Stock, without par value per share, of which as of the date hereof there were outstanding 100 shares. All outstanding capital stock of MergerSub has been duly authorized and validly issued and is fully paid and nonassessable.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

Section 6.1 CONDUCT OF THE COMPANY AND THE SUBSIDIARIES. Except for matters set forth in Section 6.1 of the Disclosure Letter or as otherwise expressly contemplated by or specifically provided in this Agreement, without the prior written consent of Parent and MergerSub (which shall not be unreasonably withheld) from the date hereof to the Effective Time, the Company shall, and shall cause each Subsidiary to, carry on its business in the ordinary and usual course of business and consistent with past practice and shall use its reasonable best commercial efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business, (iii) keep available the services of its key officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in Section 6.1 of the Disclosure Letter attached hereto or as otherwise expressly contemplated by or specifically provided in this Agreement, without the prior written consent of Parent or MergerSub (which shall not be unreasonably withheld), prior to the Effective Time, the Company shall not and shall not permit its Subsidiaries to:

(a) adopt any change in its respective articles of incorporation or bylaws or comparable organizational documents;

(b)  except pursuant to existing agreements or arrangements set forth on Section
4.21 of the Disclosure Letter, (i) acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any material Permit; (iv) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business, consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other Person other than a Subsidiary in the ordinary course of business consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other Person other than a Subsidiary in the ordinary course of business consistent with past practice; (vii) authorize any capital expenditure or expenditures not in the ordinary course of business that have not been authorized and approved prior to the date hereof which (A) individually is in excess of $50,000 or (B) in the aggregate are in excess of $100,000; (viii) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (ix) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (x) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its Subsidiaries, taken as a whole or (xi) amend, modify or waive in any material respects any right under any material Contract of the Company or any of its Subsidiaries;

(c) take any action that would result in any representation and warranty of the Company hereunder becoming untrue in any material respects as of the Effective Time;

(d) split, combine or reclassify any shares of, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities;

(e) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees (or support any portion thereof) or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements) (collectively, the "Company Benefits"); provided, however, that this Section 6.1(e) shall not prohibit increasing the Company Benefits in the ordinary course of business, consistent with past practice and which, in the aggregate, do not result in a material increase in expenses relating to the Company Benefits of the Company or any of its Subsidiaries;

(f) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

(g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, or as otherwise required by the terms thereof;

(h) make any material Tax election or settle or compromise any material Tax liability;

(i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(j) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities (except bank loans) or equity equivalents;

(k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(l) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary; or

(m)  agree or commit to do any of the foregoing.

     Notwithstanding any provision of this Section 6.1 (but subject to the limitations contained therein), until the Effective Time, the final decisions as to the conduct of management, business and affairs of the Company shall remain with the Company.

Section 6.2 SHAREHOLDER MEETING; PROXY MATERIAL. (a) The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger. In connection with such meeting, the Company (i) will as promptly as practicable prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable, the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its reasonable best efforts to obtain the necessary vote for adoption by its shareholders of this Agreement and the Merger and shall take all other action necessary or, in the reasonable opinion of Parent or MergerSub, advisable to secure any vote of shareholders required by Ohio Corporate Law to effect the Merger and (iii) will otherwise comply with all legal requirements applicable to such meeting. Subject to Section 6.4(b), the Company shall recommend the Merger to its shareholders.

     (b) Parent shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the transactions contemplated by Section 2.2(c) and the merger of Parent into Global Acquisition in which merger each shareholder of Parent shall receive identical shares in Holdings.

Section 6.3 ACCESS TO INFORMATION; RIGHT OF INSPECTION. From the date hereof until the Effective Time, the Company will give Parent and MergerSub, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company (so long as such access does not unreasonably interfere with the operations of the Company), will furnish to Parent and MergerSub, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent and MergerSub in its investigation of the business of the Company; provided that any information provided to Parent and MergerSub pursuant to this Section 6.3 shall be subject to the Confidentiality Agreement.

Section 6.4 OTHER POTENTIAL ACQUIRERS.

(a) Neither the Company nor any of its officers, directors, employees, representatives, agents or affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives, agents or affiliates to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with or provide any non-public information to any Person or group (other than Parent, MergerSub or its affiliates or any designees of Parent, MergerSub or their affiliates) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Board of Directors of the Company from (i) taking and disclosing to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer; and (ii) conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any Third Party Acquisition proposal as the Board of Directors of the Company determines in its good faith judgment, after consultation with and based, among other things, upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. The Company shall immediately notify the MergerSub in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall promptly update Parent and MergerSub of the status and any material developments concerning the same, including furnishing copies of any such written inquiries.

(b) Except as set forth in this Section 6.4(b), the Board of Directors of the Company shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. If the Board of Directors of the Company, by a majority disinterested vote determines in its good faith judgment after consultation with and based, among other things, upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Board of Directors of the Company may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent and MergerSub (a "Notice of Superior Proposal") advising Parent and MergerSub that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (ii) if Parent and MergerSub do not, within seven business days of Parent and MergerSub's receipt of the Notice of Superior Proposal, make an offer that the Board of Directors of the Company by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial adviser of nationally recognized reputation consistent with such determination) to be at least as favorable to the Company's shareholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 10.1 and the Company has paid all amounts due to MergerSub pursuant to Section 10.2. Any disclosure that the Board of Directors of the Company may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Board of Directors of the Company in violation of this Section 6.4(b).

(c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or MergerSub or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its Subsidiaries taken as a whole; (iii) the acquisition by a Third Party of 10% or more of the outstanding Shares or the issuance by the Company of preferred stock of a new series containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of more than 10% of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than 10% of the annual revenues, net income or assets of the Company and the Subsidiaries, other than any such acquisition to which MergerSub has consented pursuant to Section 6.1(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise for a consideration higher than the Merger Consideration and on terms that the Board of Directors of the Company by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial advisor of nationally recognized reputation consistent with such determination) to be more favorable to the Company's shareholders than the Merger.

Section 6.5 RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall deliver to Parent and MergerSub evidence satisfactory to Parent and MergerSub of the resignation of all directors of the Company effective at the Effective Time.


                                  ARTICLE VII
                       COVENANTS OF PARENT AND MERGERSUB

Section 7.1 VOTING OF SHARES. Parent and MergerSub agree to vote all Shares beneficially owned by it (including, without limitation, the shares subject to the Voting Agreements) in favor of adoption of this Agreement at the Company Shareholder Meeting.

Section 7.2 DIRECTOR AND OFFICER LIABILITY. The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's articles of incorporation and Code of Regulations in effect on the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Surviving Corporation's articles of incorporation and

Code of Regulations after the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of officers' and directors' liability insurance maintained by the Company (the "Current Policies") (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions that are no less favorable) in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by such Current Policies; provided, however, that in no event will the Surviving Corporation be required to expend in excess of 175% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 175% of such annual premium); provided further that if the annual premium required to cause the Current Policies to be maintained as provided in this Section 7.2 exceeds 175% of the annual premium currently paid by the Company, any present or former officer or director of the Company who desired to be covered by the Current Policies may so elect and shall be covered by the Current Policies so long as such former officer or director pays the portion of the premium for such Current Policies in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 7.2.


                                  ARTICLE VIII
                 COVENANTS OF PARENT, MERGERSUB AND THE COMPANY

     The parties hereto agree that:

Section 8.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by Section 6.4.

Section 8.2 CERTAIN FILINGS.

(a) The Company, Parent and MergerSub shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consent approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking to obtain any such actions, consents, approvals or waivers, provided, however, that the Company shall not be required to make any material monetary expenditure or grant any material accommodation (financial or otherwise) in connection with any of the foregoing.

(b) The Company, Parent and MergerSub shall (i) use their respective reasonable best efforts to take or cause to be taken, (A) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Company Proxy Statement, (B) such actions as may be required to have the Company Proxy Statement cleared by the SEC, as promptly as practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable Blue Sky Laws in connection with the Merger and
(ii) promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of Governmental Authorities (including, without limitation, any filing under the HSR Act or any other applicable antitrust Law or regulation).

(c) The Company agrees to provide and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, (i) prior to the Effective Date, all documents that Parent and MergerSub may reasonably request relating to the existence of the Company and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to Parent and MergerSub and (ii) all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Date in respect of the transactions contemplated by this Agreement, including (x) participation in meetings and due diligence sessions, (y) furnishing information required to be included in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and
(z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may reasonably be requested by MergerSub; provided that the form and substance of any of the material documents referred to in clause (y) and the terms and conditions of any of the material agreements and other documents referred to in clause (z) shall be substantially consistent with the terms and conditions of the Financing required to satisfy the condition precedent set forth in Section 9.2(c).

Section 8.3 PUBLIC ANNOUNCEMENTS. Parent, MergerSub and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby (other than following a change, if any, of the recommendation of the Board of Directors of the Company to approve the Merger (in accordance with Section 6.4(b))), and except for any press release or public statement as may be required by applicable Law or any listing agreement with Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

Section 8.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.5 NOTICES OF CERTAIN EVENTS. Each of the parties hereto shall promptly notify the other party of:

(i) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) the receipt by such party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

Section 8.6 TAXES. Buyer shall prepare or cause to be prepared and file or cause to be filed, at Buyer's cost, all Tax Returns for the Company for all period ending on or prior to the Closing Date, which are due and payable after the Closing Date and the Surviving Corporation shall pay all Taxes indicated on such Tax Returns or determined thereafter to be due and payable.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

Section 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and MergerSub to consummate the Merger are subject to the satisfaction of the following conditions:

(a) This Agreement shall have been approved in accordance with the Ohio Corporation Law by the affirmative vote of the holders of a majority in voting interests of the Voting Shares and the Shares subject to Section 2.2(c) voting as a separate class;

(b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

(c) No provision of any applicable Law and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company, Parent and MergerSub shall each use their reasonable best efforts to have any such judgment, order, decree or injunction vacated; and

(d) Kevin Costello shall have executed an amendment to his current employment agreement with the Surviving Corporation that is satisfactory to Parent.

Section 9.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGERSUB. The obligations of Parent and MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

(a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be complete and accurate in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and Parent and MergerSub shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to his knowledge to the foregoing effect;

(b) There shall not be pending (i) any action or proceeding by any Governmental Authority or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Authority that has reasonable likelihood of success seeking to (w) make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, the transactions contemplated hereby or seeking to obtain material damages, (x) restrain or prohibit MergerSub's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company, or to compel Parent, MergerSub or any of their affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company, (y) impose or confirm material limitations on the ability of Parent, MergerSub or any of their affiliates to effectively control the business or operations of the Surviving Corporation or the Company or effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent, MergerSub or any of their affiliates on all matters properly presented to the Company's shareholders, or (z) require divestiture by Parent, MergerSub or any of their affiliates of any material amount of Shares, and no court, arbitrator or Governmental Authority shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Parent and MergerSub is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (w) through (z); provided, however, that Parent and MergerSub shall use their reasonable best efforts to have any such judgment, order, decree or injunction vacated;

(c)  Parent and MergerSub shall have obtained the Financing pursuant to
Section 5.8;

(d) The aggregate number of Shares of the Company on the Effective Time of the Merger, the holders of which have demanded purchase of their shares from the Company in accordance with the provisions of the Ohio Corporate Law, shall not equal 10% or more of the shares of the Company outstanding as of the record date for the Company Shareholder Meeting;

(e) The Voting Agreements and the Irrevocable Proxies shall be in full force and effect;

(f) Since September 30, 1999, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company; and

(g) Each of the parties subject to Section 2.2(c) shall have fulfilled its obligations thereunder and under the Transfer and Exchange Agreement.

Section 9.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

(a) Parent and MergerSub shall have performed in all material respects all of their obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent and MergerSub contained in this Agreement and in any certificate or other writing delivered by it pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by the President or any Vice President of Parent and MergerSub to the foregoing effect;

(b) The Board of Directors of the Company shall have received advice, reasonably satisfactory to the Board, from an independent advisor acceptable to Parent and MergerSub to the effect that the transactions contemplated herein are fair and reasonable to the Company and its shareholders;

(c) There shall not be pending (i) any action or proceeding by any Governmental Authority or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Authority that has reasonable likelihood of success seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages, and no court, arbitrator or Governmental Authority shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of the Company is likely, directly or indirectly, to result in any of the consequences referred to above; provided, however, that the Company shall use their reasonable best efforts to have any such judgment, order, decree or injunction vacated;

(d) Parent and MergerSub shall have obtained the Financing substantially in accordance with Section 5.8; and

(e) Holdings shall have fulfilled its obligations under Section 2.2(c) and the Transfer and Exchange Agreement.


                                   ARTICLE X
                                  TERMINATION

Section 10.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(a) By mutual written consent of the Company on the one hand and Parent on the other hand;

(b) By either the Company or Parent, if the Merger has not been consummated by April 30, 2000 (which date shall be extended until June 30, 2000 in the event that the necessary clearance from the SEC for the Company Proxy Statement exceeds 30 days), provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

(c) By either the Company or Parent, if Parent (in the case of termination by the Company) or the Company (in the case of termination by Parent) shall have breached in any material respect any of its covenants or obligations under this Agreement or any representation or warranty of Parent, MergerSub (in the case of termination by the Company) or of the Company (in the case of termination by Parent) shall have been incorrect in any material respect when made or at any time prior to the Effective Time (unless such breach is capable of cure, and in such case the breaching party shall not have cured such breach within 15 days after the receipt of written notice of such breach from the non-breaching party);

(d) By either the Company or Parent, if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued a final order, decree or ruling, or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

(e) By Parent (i) if prior to the consummation of the Merger, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent and MergerSub its approval or recommendation of this Agreement or the Merger or shall have approved a Third Party Acquisition; provided, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 10.1(e) solely as a result of the Company or the Board of Directors of the Company making such disclosure to the Company's shareholders as, in good faith judgment of the Board of Directors of the Company, after receiving advice from outside counsel, is required under applicable Law; or (ii) if there shall have occurred a Third Party Acquisition; or (iii) if the Company, or any of the Company's officers, directors, employees, representatives, agents or affiliates, shall take any of the actions described in the first sentence of
Section 6.4(a) hereof, other than the proviso thereto;

(f) By the Company if the Company has approved a Superior Proposal in accordance with Section 6.4(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

(g) By either the Company or Parent, if, at a duly held shareholders meeting of Parent or any adjournment thereof at which this Agreement is voted upon, the requisite shareholder vote in favor of the adoption of this Agreement shall not have been obtained; or

(h) By either the Company or Parent, if, at a duly held shareholders meeting of the Company or any adjournment thereof, the transactions contemplated by Section 6.2(b) shall not have been approved by the shareholders of Parent.

     The party desiring to terminate this Agreement pursuant to Sections 10.1(b) through (h) shall give written notice of such termination to the other party in accordance with Section 11.1.

Section 10.2 TERMINATION FEE.

(a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to any of Sections 10.1(e) or 10.1(f), then the Company shall within 5 business days of such termination pay to Parent a break-up fee of $2,178,000 (the "Termination Fee"). The parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent for the costs incurred, efforts expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In addition, if this Agreement is terminated pursuant to Section 10.1(g), or because the shareholder's meeting contemplated therein was never noticed or held by the Company, then in the event that, after the date hereof and prior to such termination, either (A) a Third Party Acquisition described in Section 6.4(c)(iii) occurs, or (B) any Third Party shall have made, proposed, communicated or disclosed an intention to make a proposal with respect to a Third Party Acquisition (and, if the shareholder's meeting contemplated by Section 10.1(g) was held, in the additional circumstance where Parent was unable, despite using commercially reasonable efforts, to exercise its rights under the Voting Agreements to vote the shares covered thereby in favor of the adoption of this Agreement) then the Company shall immediately pay to Parent the Termination Fee.

(b) In the event that Parent exercises its right not to consummate the transactions contemplated hereby as a result of the failure of the condition set forth in Section 9.2(f), the Company shall pay, or reimburse Parent and MergerSub upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, for the amount of all reasonable out of pocket costs, fees and expenses reasonably incurred by any of them or on their behalf arising out of, in connection with, or related to this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, HSR Act and other filing fees, fees and expenses of accountants, financial advisors, attorneys, consultants and appraisers, or any Person providing or proposing to provide Financing, as well as commitment and other fees, charges and expenses of any such Person(other than the expenses of Bowne & Co. and the filing fees for the Company Proxy Statement with the SEC) (the "Expenses"); provided, however, that the Company's obligation to reimburse Parent and MergerSub for its the Expenses shall not exceed $250,000 in the aggregate and the Company shall not be required to pay or reimburse Parent or MergerSub for Expenses if (x) Parent or MergerSub fails in any material respect to perform any of its material obligations under this Agreement and has not cured such non-performance (if the same is susceptible of being cured) within 20 days after Parent has received written notice from the Company specifying the nature of such non-performance, or (y) Parent or MergerSub has materially breached any of the material representations or warranties made by it in Article V, and such breach is not cured within 20 days after Parent has received written notice from the Company specifying the nature of such breach or (z) the condition to closing set forth in Section 9.2(c) has not been fulfilled, other than by reason of the failure of the Company to fulfill the condition to closing set forth in Section 9.2(g).

Section 10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant contained in this Agreement except that the agreements contained in the last proviso of Section 6.3 and Sections 10.2, 10.3, 11.1, 11.4 and 11.7 shall survive the termination hereof.


                                   ARTICLE XI
                                 MISCELLANEOUS

Section 11.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Parent and MergerSub, to:

                  TEAM Acquisition, Inc.
                    Global Employment Solutions, Inc.
                  14142 Denver West Parkway, Suite 350
                  Golden, Colorado  80401
                  Attention: Ron Saunders
                  Telephone:  (303) 216-9500
                  Facsimile:  (303) 216-9533

                  with copies to:
                  KRG Capital Partners, L.L.C.
                  Park Central Building
                  1515 Arapahoe Street, Suite 1500
                  Denver, Colorado  80202
                  Attention: Charles R. Gwirtsman
                  Telephone:  (303) 390-5001
                  Facsimile:  (303) 390-5015

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, Colorado  80202
                  Attention: Steven S. Siegel
                  Telephone: (303) 223-1100
                  Facsimile: (303) 223-1111

                  Fasturn, Inc.
                  101 Red Cedar #20
                  Incline Village, Nevada  89451
                  Telephone: (775) 832-6625
                  Facsimile: (775) 832-6710

                  if to the Company, to:
                  TEAM America Corporation
                  110 East Wilson Bridge Road

                  Worthington, Ohio  43085-2344
                  Attention: Kevin Costello
                  Telephone:  (614) 848-3995
                  Facsimile:  (614) 848-7639

                  with a copy to:
                  Porter, Wright, Morris & Arthur LLP
                  41 South High Street, 28th Floor
                  Columbus, Ohio  43215
                  Attention: Robert J. Tannous, Esq.
                  Telephone: (614) 227-1953
                  Facsimile: (614) 227-2100


or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the next business day following delivery to a nationally-recognized overnight courier service for next-day delivery to the party to whom notice is given and properly addressed, and (iii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, unless such transmission occurs after normal business hours, in which case such notice shall be deemed by have been given on the next business day.

Section 11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 11.3 AMENDMENTS; NO WAIVERS.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by the Company, Parent and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, there shall be no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 11.4 EXPENSES. Except as provided in Section 10.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. The expenses of Bowne & Co. and the filing fee with the SEC for the Company Proxy Statement shall be paid by Parent.

Section 11.5 TRANSFER TAXES. All capital stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either MergerSub or the Surviving Corporation, and the Company shall cooperate with MergerSub in preparing, executing and filing any returns with respect to such Transfer Taxes.

Section 11.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

Section 11.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 11.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 11.10 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 11.11 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement,
(i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article II and Section 7.2, is not intended to confer upon any Person other than the parties any rights or remedies.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE COMPANY:

                                    TEAM AMERICA CORPORATION


                                    By: /s/ Kevin T. Costello
                                       -------------------------------------
                                       Name   Kevin T. Costello
                                       Title: President



                                    PARENT:

                                    GLOBAL EMPLOYMENT SOLUTIONS, INC.


                                    By: /s/ Charles R. Gwirtsman
                                       -------------------------------------
                                       Name Charles R. Gwirtsman
                                       Title: Executive Vice President



                                   MERGERSUB:

                                   TEAM ACQUISITION, INC.


                                   By: /s/ Charles R. Gwirtsman
                                      -------------------------------------
                                      Name Charles R. Gwirtsman
                                      Title: Executive Vice President

                                                                      Appendix B



January 21, 2000


Board of Directors
TEAM America Corporation
110 East Wilson Bridge Road
Worthington, OH 43085

Members of the Board:

         We understand that TEAM America Corporation ("TEAM America" or the "Company") is contemplating a transaction whereby TEAM Acquisition, Inc., an Ohio corporation newly formed and organized by Global Employment Solutions, Inc., will be merged with and into the Company (the "Transaction") pursuant to the terms of an Agreement and Plan of Merger and the exhibits and schedules thereto the ("Merger Agreement"). Pursuant to the Transaction, other than 750,000 shares currently held by members of TEAM America's management, each outstanding share of common stock of TEAM America ("TEAM America Common Stock") will be canceled and converted automatically into the right to receive $7.75 in cash (the "Cash Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

         You have requested our opinion as to whether the Cash Consideration is fair to the holders of TEAM America Common Stock (the "Holders"), from a financial point of view.

         In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

         1. reviewed TEAM America's annual report to stockholders on Form 10-K filed March 30, 1999, TEAM America's quarterly reports to stockholders on Forms 10-Q filed November 12, 1999 and August 16, 1999 and May 13, 1999, and other publicly available financial information of Team America;

         2. reviewed certain non-public information prepared by the management of TEAM America, including financial statements, financial projections, and other financial and operating data concerning the Company;

         3. discussed the past and current operations and financial condition and the prospects of TEAM America with senior executives of the Company;

         4. reviewed publicly available financial and stock market data with respect to certain other companies in TEAM America's line of business that we believe to be generally comparable to that of the Company;

TEAM America Corporation
January 21, 2000
Page 2 of 3


         5. reviewed the historical market prices of the TEAM America Common Stock;

         6. compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction;

         7. reviewed a draft of the Merger Agreement dated December 14, 1999;

         8. reviewed a draft of the proxy statement to be filed in connection with the Transaction; and

         9. conducted other financial analyses, studies, and investigations, and considered other information as we deemed necessary or appropriate.

         In connection with our review, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TEAM America, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections and other information referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management, and we have relied upon management to advise us promptly if any such information previously provided to or discussed with us became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the draft of the Merger Agreement.

         Our opinion is necessarily based on the economic, market financial and other circumstances and conditions in effect on January 21, 2000, and any material change in such circumstances or conditions would require reevaluation of this opinion, which we are under no obligation to undertake.

         We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Merger Agreement, or the availability or advisability of any alternatives to the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Cash Consideration to the Holders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve, or in TEAM America's decision to consummate, the Transaction.

         In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of TEAM America and certain other publicly held companies in businesses we believe to be comparable to the

TEAM America Corporation
January 21, 2000
Page 3 of 3


Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the TEAM America Common Stock; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

         Raymond James & Associates, Inc. ("Raymond James") is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the past, Roney & Co., prior to being acquired by Raymond James, has performed certain investment banking services for TEAM America and has received customary fees for such services. Raymond James has acted as financial advisor to the Board of Directors of TEAM America in connection with the Transaction and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the Transaction. In the ordinary course of business, Raymond James may trade in the securities of TEAM America for its own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that our advisory services and opinion expressed herein were prepared for the use of the Board of Directors of TEAM America in evaluating the proposed Transaction and do not constitute a recommendation to any shareholder of the Company regarding how such shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without the prior written consent of Raymond James, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by TEAM America with the Securities and Exchange Commission in connection with the Transaction.

         In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

         Based upon and subject to the foregoing, it is our opinion that, as of January 21, 2000, the Cash Consideration pursuant to the Merger Agreement is fair, from a financial point of view, to the Holders.

                             Respectfully submitted,

                             /s/ Raymond James & Associates, Inc.

                             RAYMOND JAMES & ASSOCIATES, INC.

                                                                      Appendix C


--------------------------------------------------------------------------------




                         SHAREHOLDERS VOTING AGREEMENT


                                     BETWEEN


                             TEAM ACQUISITION, INC.


                                       AND


                          THE PERSONS SIGNATORY HERETO


                          DATED AS OF FEBRUARY 7, 2000





--------------------------------------------------------------------------------

                                                                      Appendix C



                                TABLE OF CONTENTS

                                                                                            Page

ARTICLE I     TRANSFER AND VOTING OF SHARES; AND OTHER COVENANTS OF THE STOCKHOLDERS .......-1-
              SECTION 1.1  VOTING OF SHARES.................................................-1-
              SECTION 1.2  NO INCONSISTENT ARRANGEMENTS.....................................-2-
              SECTION 1.3  PROXY ...........................................................-2-
              SECTION 1.4  WAIVER OF DISSENTERS' RIGHTS.....................................-3-
              SECTION 1.5  STOP TRANSFER....................................................-3-
              SECTION 1.6  NO SOLICITATION..................................................-3-
              SECTION 1.7  MANAGEMENT AGREEMENTS............................................-3-

ARTICLE II    DISCLOSURE....................................................................-4-
              SECTION 2.1  DISCLOSURE.......................................................-4-

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS............................-4-
              SECTION 3.1  DUE AUTHORIZATION, ETC...........................................-4-
              SECTION 3.2  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS......................-4-
              SECTION 3.3  TITLE TO SHARES..................................................-5-
              SECTION 3.4  NO FINDER'S FEES.................................................-5-

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER........................-5-
              SECTION 4.1  DUE ORGANIZATION, AUTHORIZATION, ETC.............................-5-

ARTICLE V     MISCELLANEOUS.................................................................-6-
              SECTION 5.1  DEFINITIONS......................................................-6-
              SECTION 5.2  TERMINATION......................................................-6-
              SECTION 5.3  FURTHER ASSURANCE................................................-6-
              SECTION 5.4  CERTAIN EVENTS...................................................-6-
              SECTION 5.5  NO WAIVER........................................................-6-
              SECTION 5.6  SPECIFIC PERFORMANCE.............................................-6-
              SECTION 5.7  NOTICES..........................................................-7-
              SECTION 5.8  EXPENSES.........................................................-8-
              SECTION 5.9  HEADINGS.........................................................-8-
              SECTION 5.10 SEVERABILITY.....................................................-8-
              SECTION 5.11 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES...................-8-
              SECTION 5.12 ASSIGNMENT.......................................................-9-
              SECTION 5.13 GOVERNING LAW....................................................-9-

                                                                      Appendix C

              SECTION 5.14 AMENDMENT...................................................................-9-
              SECTION 5.15 WAIVER .....................................................................-9-
              SECTION 5.16 COUNTERPARTS................................................................-9-

                                                                      Appendix C


                         SHAREHOLDERS VOTING AGREEMENT


         SHAREHOLDERS AGREEMENT, dated as of February 7, 2000 (the "Agreement"), between TEAM ACQUISITION, INC., an Ohio corporation ("Purchaser"), and the shareholders of TEAM AMERICA CORPORATION, an Ohio corporation (the "Company"), whose names appear on Schedule I hereto (collectively, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Global Employment Solutions, Inc., Purchaser and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Purchaser with and into the Company (the "Merger");

         WHEREAS, as of the date hereof, each Stockholder owns (beneficially and of record) the number of Shares set forth opposite such Stockholder's name on
Schedule I hereto (all Shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Stockholder's "Owned Shares");

         WHEREAS, as of the date hereof, each Stockholder holds a proxy to vote the Shares set forth opposite such Stockholder's name on Schedule II hereto (the "Voting Shares");

         WHEREAS, as a condition to Purchaser's willingness to enter into the Merger Agreement, Purchaser has required that the Stockholders enter into this Agreement; and

         WHEREAS, in order to induce Purchaser to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and each of the Stockholders, severally and not jointly, hereby agree as follows:

                                    ARTICLE I
                         TRANSFER AND VOTING OF SHARES;
                     AND OTHER COVENANTS OF THE STOCKHOLDERS


         SECTION 1.1 VOTING OF SHARES. Each Stockholder agrees, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Stockholder shall vote its Owned Shares and any Voting Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time), (ii) against any

                                                                      Appendix C

proposal for a Third Party Acquisition and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Articles of Incorporation or Code of Regulations, any other material change in the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Purchaser or its nominees to vote such Owned Shares directly solely with respect to the matters referred to in this Section 1.1.

         SECTION 1.2 NO INCONSISTENT ARRANGEMENTS. Except as expressly contemplated by this Agreement and the Merger Agreement, and except as set forth on SCHEDULE 1.2 hereto, each Stockholder shall not during the term of this Agreement (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Owned Shares or any interest therein, or create or, except as set forth on SCHEDULE 1.2 hereto, permit to exist any Encumbrance (as defined below) on such Owned Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Owned Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Owned Shares, (iv) deposit such Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Owned Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, each Stockholder may transfer all or any of such Stockholder's Owned Shares to any trust, partnership or similar vehicle formed for estate, tax or family planning purposes of which such Stockholder controls the vote, provided that as a condition of such transfer, such Stockholder notifies Purchaser and provides Purchaser with documentation reasonably satisfactory to Purchaser as to the consent of the transferee to be bound by all of the provisions of this Agreement.

         SECTION 1.3 PROXY. Each Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of such Stockholder's Owned Shares and constitutes and appoints Purchaser or any nominee of Purchaser, with full power of substitution and resubstitution, at any time during the term of this Agreement, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 1.1 (if permitted under the Company's Articles of

                                                                      Appendix C

Incorporation or Code of Regulations) and to vote each of such Owned Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that Ohio Corporate Law may permit or require as provided in Section 1.1.

THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM OF THIS AGREEMENT.

         SECTION 1.4 WAIVER OF DISSENTERS' RIGHTS. Each Stockholder hereby waives any rights to dissent from the Merger or otherwise seek appraisal rights.

         SECTION 1.5 STOP TRANSFER. Each Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Owned Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article III) and acknowledges that Purchaser and the Company may notify the Company's transfer agent of the terms hereof.

         SECTION 1.6 NO SOLICITATION. Each Stockholder shall not, nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding or the submission of, any proposal for a Third Party Acquisition, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal for a Third Party Acquisition or (iii) enter into any agreement with respect to any proposal for a Third Party Acquisition or approve or resolve to approve any proposal for a Third Party Acquisition. Upon execution of this Agreement, each Stockholder shall, and it shall cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Stockholder will promptly notify Purchaser of the existence of any proposal, discussion, negotiation or inquiry received by such Stockholder, and each Stockholder will immediately communicate to Purchaser the terms of any proposal, discussion, negotiation or inquiry which it may receive(and will promptly provide to Purchaser copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Nothing in this Section 1.6 shall be a limitation on any Stockholder or representative thereof serving solely in his capacity as a director of the Company, each of whom in his capacity as director of the Company shall be subject to the terms and provisions of Section 6.4 of the Merger Agreement.

         SECTION 1.7 MANAGEMENT AGREEMENTS. By executing this Agreement, each Stockholder named in Section 2.2(c) of the Merger Agreement agrees and commits to consummate the transactions set forth therein, and agrees to execute and deliver, to the extent

                                                                      Appendix C


contemplated thereby, the Transfer Exchange Agreement attached as Exhibit A hereto.


                                   ARTICLE II
                                   DISCLOSURE

         SECTION 2.1 DISCLOSURE. Each Stockholder hereby authorizes Purchaser to publish and disclose in the Company Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Shares and the Voting Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby represents and warrants to Purchaser as follows:

         SECTION 3.1 DUE AUTHORIZATION, ETC. Such Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement of the consummation by such Stockholder of the transactions contemplated hereby.

         SECTION 3.2 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

                    (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which such Stockholder is trustee, (ii) conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties is bound or affected or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of alien or encumbrance on any assets of such Stockholder, including, without limitation, such Stockholder's Owned Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other

                                                                      Appendix C

instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

                    (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or approvals or consents required under applicable foreign antitrust or competition laws or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

         SECTION 3.3 TITLE TO SHARES. Except as set forth on SCHEDULE 1.2, such Stockholder is the sole record and beneficial owner of its Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement.

         SECTION 3.4 NO FINDER'S FEES. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder the payment of which could become the obligation of the Company or Purchaser. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Purchaser hereby represents and warrants to the Stockholders as follows:

         SECTION 4.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Purchaser is duly organized, validly existing and in good standing under the laws of Delaware. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as

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                                                                      Appendix C

enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 DEFINITIONS. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

         SECTION 5.2 TERMINATION. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon(x) the Effective Time or (y) the termination of the Merger Agreement in accordance with its terms, including but not limited to termination in connection with a Superior Proposal and the payment of the Termination Fee (as those terms are defined in the Merger Agreement) pursuant to Section 6.4(b) of the Merger Agreement. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         SECTION 5.3 FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

         SECTION 5.4 CERTAIN EVENTS. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's spouse, heirs, guardians, administrators, or successors. Notwithstanding any transfer of Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

         SECTION 5.5 NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         SECTION 5.6 SPECIFIC PERFORMANCE. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be

                                                                      Appendix C

an adequate remedy. In such event, each Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         SECTION 5.7 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  IF TO PURCHASER:

                  TEAM Acquisition, Inc.
                  c/o  Global Employment Solutions, Inc.
                  14142 Denver West Parkway, Suite 350
                  Golden, Colorado  80401
                  Attention: Ron Saunders
                  Telephone:  (303) 216-9500
                  Facsimile:  (303) 216-9533

                  WITH COPIES TO:

                  KRG Capital Partners, L.L.C.
                  Park Central Building
                  1515 Arapahoe Street, Suite 1500
                  Denver, Colorado  80202
                  Attention: Charles R. Gwirtsman
                  Telephone:  (303) 390-5001
                  Facsimile:  (303) 390-5015

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, Colorado  80202
                  Attention: Steven S. Siegel
                  Telephone: (303) 223-1100
                  Facsimile: (303) 223-1111

                  Fasturn, Inc.
                  101 Red Cedar #20
                  Incline Village, Nevada  89451
                  Telephone: (775) 832-6625

                                                                      Appendix C

                  Facsimile: (775) 832-6710

         If to a Stockholder, at the address set forth below such Stockholder's name on Schedule I hereto,

                  WITH COPIES TO:
                  TEAM America Corporation
                  110 East Wilson Bridge Road
                  Worthington, Ohio  43085-2344
                  Attention: Kevin Costello
                  Telephone:  (614) 848-3995
                  Facsimile:  (614) 848-7639

                  Porter, Wright, Morris & Arthur LLP
                  41 South High Street, 28th Floor
                  Columbus, Ohio  43215
                  Attention: Robert J. Tannous, Esq.
                  Telephone: (614) 227-1953
                  Facsimile: (614) 227-2100

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the next business day following delivery to a nationally-recognized overnight courier service for next-day delivery to the party to whom notice is given and properly addressed, and (iii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, unless such transmission occurs after normal business hours, in which case such notice shall be deemed by have been given on the next business day.

         SECTION 5.8 EXPENSES. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         SECTION 5.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is

                                                                      Appendix C

invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 5.11 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 5.12 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 5.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

         SECTION 5.14 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 5.15 WAIVER. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 5.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                      Appendix C

          IN WITNESS WHEREOF, Purchaser and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                         TEAM ACQUISITION, INC.


                                         By: /s/ Charles R. Gwirtsman
                                            -----------------------------------
                                            Name Charles R. Gwirtsman
                                            Title: Executive Vice President

                                         /s/ S. Cash Nickerson
                                         --------------------------------------
                                         S. Cash Nickerson


                                         /s/ Kevin T. Costello
                                         --------------------------------------
                                         Kevin T. Costello



                                         TEAM 1 Limited Partnership


                                         /s/ Kevin T. Costello
                                         --------------------------------------
                                         By: Kevin T. Costello, General Partner




                                         TEAM 2 Limited Partnership


                                         /s/ Kevin T. Costello
                                         --------------------------------------
                                         By: Kevin T. Costello, General Partner

                                                                      Appendix C


                 SCHEDULE I TO VOTING AGREEMENT -- OWNED SHARES

See attached.

                                                                      Appendix C



                SCHEDULE II TO VOTING AGREEMENT -- VOTING SHARES

See attached.

                                                                      Appendix C



                                  SCHEDULE 1.2
                                  ------------

         Three hundred fifty two thousand (352,000) Company shares beneficially owned by Steven Cash Nickerson ("Nickerson") are and will be held in and subject to the terms of margin accounts and are subject to Encumbrance.

         159 Vine, Inc., a Nevada corporation, is the beneficial owner of one hundred thirty four thousand two hundred twenty two (134,222) Company shares which are subject to Encumbrance.

         James C. Tharin is the beneficial owner of one hundred four thousand six hundred (104,600) Company shares (the "Tharin Shares") which are held in and subject to the terms of margin accounts and are subject to Encumbrance.

                                                                      APPENDIX D


                                OHIO REVISED CODE
                     TITLE XVII. CORPORATIONS--PARTNERSHIPS
                      CHAPTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION

     Section 1701.85. Relief For Dissenting Shareholders; Qualifications; Procedures.---(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

       (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

      (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

      (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

      (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

      (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

      (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                            TEAM AMERICA CORPORATION
                           110 EAST WILSON BRIDGE ROAD
                              COLUMBUS, OHIO 43085

        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- ____________, 2000

         The undersigned shareholder of TEAM America Corporation (the "Company") hereby appoints Kevin T. Costello and William W. Johnston, or either of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Clarion Hotel, 7007 North High Street, Worthington, Ohio on __________, ____________, 2000, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

         1. To consider and vote on a proposal to approve a merger agreement pursuant to which TEAM Acquisition, Inc., a newly-formed company, will merge with and into the Company. Each Company shareholder will be entitled to receive $7.75 in cash for each outstanding share of common stock that the shareholder owns immediately prior to the effective time of the merger, other than: (1) 750,000 shares currently held by certain of our shareholders that will be exchanged for preferred shock of Global Employment Holdings, Inc. and (2) any dissenting shareholders who are entitled to and have perfected their dissenter's rights. A copy of the merger agreement is attached as Appendix A and is described in the accompanying proxy statement.

                  [ ] FOR
                  [ ] AGANIST
                  [ ] ABSTAIN

         2. In their discretion to vote upon such other matters as may properly come before the meeting.

                   (Continued and to be signed on other side.)

                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders, dated __________, 2000 and the proxy statement furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                  Dated:_______________________________ , 2000


                                  ____________________________________________
                                                (Signature)

                                  ____________________________________________
                                                (Signature)

SIGNATURE(S) SHALL AGREE WITH THE NAME(S) PRINTED ON THIS PROXY. IF SHARES ARE REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS SHOULD SIGN THIS PROXY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS